EXECUTION VERSION

DELAYED DRAW TERM LOAN CREDIT AGREEMENT
dated as of March 13, 2020
among

JETBLUE AIRWAYS CORPORATION,
as Borrower,

THE SUBSIDIARIES OF THE BORROWER PARTY HERETO,
as Guarantors,

THE LENDERS PARTY HERETO,
and

MORGAN STANLEY SENIOR FUNDING, INC.,
as Administrative Agent

27280.00058
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Table of Contents

Section 2.11.Optional Termination or Reduction of DDTL
Commitments.....................................................................37
Section 2.12.Mandatory Prepayment of Loans; Commitment

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Section 5.09.Regulatory Matters; Citizenship; Collateral

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Section 10.05.Governing Law; Jurisdiction; Consent to Service of

Section 10.19.Acknowledgment and Consent to Bail-In of EEA

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Financial Institutions..........................................................88
Section 10.20.Acknowledgment Regarding Any Supported QFCs............88

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INDEX OF APPENDICES
ANNEX A    –    Commitment Amounts
ANNEX B    –    List of Aircraft and Engine Appraisers
ANNEX C        Conditions with Respect to Collateral
EXHIBIT A    –    [Reserved]
EXHIBIT B    –    Form of Instrument of Assumption and Joinder
EXHIBIT C    –    Form of Assignment and Acceptance
EXHIBIT D     –    Form of Loan Request
EXHIBIT E    –    Form of Aircraft and Spare Engine Mortgage
EXHIBIT F    –    [Reserved]

SCHEDULE 3.06    –    Subsidiaries

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DELAYED DRAW TERM LOAN CREDIT AGREEMENT, dated as of March 13, 2020, among JETBLUE AIRWAYS CORPORATION, a Delaware corporation (“the “Borrower”), the direct and indirect Domestic Subsidiaries of the Borrower from time to time party hereto, each of the several banks and other financial institutions or entities from time to time party hereto (the “Lenders” or “DDTL Lenders”), and MORGAN STANLEY SENIOR FUNDING, INC. (“MSSF”), as administrative agent for the Lenders (together with its permitted successors in such capacity, the “Administrative Agent”).
INTRODUCTORY STATEMENT
The Borrower has applied to the Lenders for a delayed draw term loan facility in an aggregate principal amount not to exceed $1,000,000,000 as set forth herein.
The proceeds of the Loans will be used for working capital and other general corporate purposes of the Borrower and its Subsidiaries.
To provide guarantees and security for the repayment of the Loans and the payment of the other obligations of the Borrower and the Guarantors hereunder and under the other Loan Documents, the Borrower and the Guarantors will, among other things, provide to the Administrative Agent and the Lenders the following (each as more fully described herein):
(a)    a guaranty from each Guarantor of the due and punctual payment and performance of the Obligations of the Borrower pursuant to Section 9 hereof; and
(b)    a security interest in or mortgages (or comparable Liens) with respect to the Collateral from the Borrower and each other Guarantor (if any) pursuant to the Collateral Documents.
Accordingly, the parties hereto hereby agree as follows:

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SECTION 1.

DEFINITIONS
Section 1.01.    Defined Terms.
“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, is bearing interest at a rate determined by reference to the Alternate Base Rate.
“Account Control Agreements” shall mean each three-party security and control agreement entered into by any Grantor, the Administrative Agent and a financial institution which maintains one or more deposit accounts or securities accounts that have been pledged to the Administrative Agent as Collateral hereunder or under any other Loan Document, in each case giving the Administrative Agent exclusive control over the applicable account and in form and substance reasonably satisfactory to the Administrative Agent and as the same may be amended, restated, modified, supplemented, extended or amended and restated from time to time.
“Administrative Agent” shall have the meaning set forth in the first paragraph of this Agreement.
“Administrator” shall have the meaning given it in the Regulations and Procedures for the International Registry.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” shall mean, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person (a “Controlled Person”) shall be deemed to be “controlled by” another Person (a “Controlling Person”) if the Controlling Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of the Controlled Person whether by contract or otherwise.
“Agreed Value” shall mean, with respect to any Aircraft or Engine constituting Collateral, an amount equal to 70% of the Appraised Value of such item.
“Agreement” shall mean this Delayed Draw Term Loan Credit Agreement, as the same may be amended, restated, modified, supplemented, extended or amended and restated from time to time.
“Aggregate Exposure” shall mean, with respect to any Lender at any time, an amount equal to the amount of such Lender’s DDTL Commitment then in effect plus the outstanding principal balance of DDT Loans held by such Lender.

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“Aggregate Exposure Percentage” shall mean, with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.
“Aircraft” means any contrivance invented, used, or designed to navigate, or fly in, the air.
“Aircraft and Spare Engine Mortgage” means the Mortgage and Security Agreement, in substantially the form of Exhibit E, entered into by the Borrower and the Administrative Agent, as the same may be amended, restated, modified, supplemented, extended or amended and restated from time to time.
“Aircraft Protocol” means the official English language text of the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment adopted on November 16, 2001, at a diplomatic conference in Cape Town, South Africa, and all amendments, supplements and revisions thereto, as in effect in the United States.
“Airport Authority” shall mean any city or any public or private board or other body or organization chartered or otherwise established for the purpose of administering, operating or managing airports or related facilities, which in each case is an owner, administrator, operator or manager of one or more airports or related facilities.
“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the sum of the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the sum of the One-Month LIBOR in effect on such day plus 1%; provided that, if such rate shall be less than 2.0%, the Alternate Base Rate shall be deemed to be 2.0% for purposes of this Agreement. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the One-Month LIBOR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the One-Month LIBOR, respectively.
“Anti-Corruption Laws” means all laws, rules and regulations of the United States applicable to the Borrower or its Subsidiaries from time to time intended to prevent or restrict bribery or corruption.
“Applicable Margin” shall mean (a) for ABR Loans, 0.75% and (b) for Eurodollar Loans, 1.75%.
“Appraisal” means the Initial Appraisal.
“Appraised Value” shall mean with respect to any Collateral, the aggregate fair market value of such Collateral as reflected in the Initial Appraisal;
“Approved Fund” shall have the meaning given such term in Section 10.02(b).
“ARB Indebtedness” shall mean, with respect to the Borrower or any of its Subsidiaries, without duplication, all Indebtedness or obligations of the Borrower or such

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Subsidiary created or arising with respect to any limited recourse revenue bonds issued for the purpose of financing or refinancing improvements to, or the construction or acquisition of, airport and other related facilities and equipment, the use or construction of which qualifies and renders interest on such bonds exempt from certain federal or state taxes.
“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.02), and accepted by the Administrative Agent, substantially in the form of Exhibit C.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Banking Product Obligations” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person in respect of any treasury, depository and cash management services, netting services and automated clearing house transfers of funds services, including obligations for the payment of fees, interest, charges, expenses, attorneys’ fees and disbursements in connection therewith.
“Bankruptcy Code” shall mean The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Section 101 et seq.
“Bankruptcy Event” shall mean, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

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“Bankruptcy Law” means the Bankruptcy Code or any similar federal or state law for the relief of debtors.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Board” shall mean the Board of Governors of the Federal Reserve System of the United States.
“Board of Directors” means:
(1)    with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;
(2)    with respect to a partnership, the Board of Directors of the general partner of the partnership;
(3)    with respect to a limited liability company, the managing member or members, manager or managers or any controlling committee of managing members or managers thereof; and
(4)    with respect to any other Person, the board or committee of such Person serving a similar function.
“Borrower” shall have the meaning set forth in the first paragraph of this Agreement.
“Borrowing” shall mean the incurrence, conversion or continuation of Loans of a single Type made from all the DDTL Lenders on a single date and having, in the case of Eurodollar Loans, a single Interest Period.
“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in New York City are required or authorized to remain closed; provided, however, that when used in connection with the borrowing or repayment of a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits on the London interbank market.

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“Cape Town Convention” shall mean the official English language text of the Convention on International Interests in Mobile Equipment, adopted on November 16, 2001 at a diplomatic conference in Cape Town, South Africa, and all amendments, supplements and revisions thereto, as in effect in the United States.
“Cape Town Treaty” shall mean, collectively, (a) the Cape Town Convention, (b) the Aircraft Protocol, and (c) all rules and regulations (including but not limited to the Regulations and Procedures for the International Registry) adopted pursuant thereto and all amendments, supplements and revisions thereto.
“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized and reflected as a liability on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.
“Capital Markets Offering” means any offering of “securities” (as defined under the Securities Act) in (a) a public offering registered under the Securities Act, or (b) an offering not required to be registered under the Securities Act (including, without limitation, a private placement under Section 4(2) of the Securities Act, an exempt offering pursuant to Rule 144A and/or Regulation S of the Securities Act and an offering of exempt securities).
“Capital Stock” means:
(1)    in the case of a corporation, corporate stock;
(2)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3)    in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
(4)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
“Cash Equivalents” means:
(1)    direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the

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United States), in each case maturing within one year from the date of acquisition thereof;
(2)    direct obligations of state and local government entities, in each case maturing within one year from the date of acquisition thereof, which have a rating of at least A- (or the equivalent thereof) from S&P or A3 (or the equivalent thereof) from Moody’s;
(3)    obligations of domestic or foreign companies and their subsidiaries (including, without limitation, agencies, sponsored enterprises or instrumentalities chartered by an Act of Congress, which are not backed by the full faith and credit of the United States), including, without limitation, bills, notes, bonds, debentures, and mortgage-backed securities, in each case maturing within one year from the date of acquisition thereof;
(4)    Investments in commercial paper maturing within 365 days from the date of acquisition thereof and having, at such date of acquisition, a rating of at least A-2 (or the equivalent thereof) from S&P or P-2 (or the equivalent thereof) from Moody’s;
(5)    Investments in certificates of deposit (including Investments made through an intermediary, such as the certificated deposit account registry service), banker’s acceptances, time deposits, eurodollar time deposits and overnight bank deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any other commercial bank of recognized standing organized under the laws of the United States or any State thereof that has a combined capital and surplus and undivided profits of not less than $250.0 million;
(6)    fully collateralized repurchase agreements with a term of not more than six months for underlying securities that would otherwise be eligible for investment;
(7)    Investments in money in an investment company registered under the Investment Company Act of 1940, as amended, or in pooled accounts or funds offered through mutual funds, investment advisors, banks and brokerage houses which invest its assets in obligations of the type described in clauses (1) through (6) above. This could include, but not be limited to, money market funds or short-term and intermediate bonds funds;
(8)    money market funds that (A) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (B) are rated AAA (or the equivalent thereof) by S&P and Aaa (or the equivalent thereof) by Moody’s and (C) have portfolio assets of at least $5.0 billion;

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(9)    deposits available for withdrawal on demand with commercial banks organized in the United States having capital and surplus in excess of $100.0 million;
(10)    securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A- by S&P or A3 by Moody’s; and
(11)    any other securities or pools of securities that are classified under GAAP as cash equivalents or short-term investments on a balance sheet.
“Change in Law” shall mean, after the Effective Date, (a) the adoption of any law, rule or regulation after the Effective Date (including any request, rule, regulation, guideline, requirement or directive promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel II or Basel III) or (b) compliance by any Lender (or, for purposes of Section 2.14(b), by any lending office of such Lender through which Loans are maintained or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Effective Date; provided that, notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof shall be deemed to be a “Change in Law,” regardless of the date enacted, adopted, issued or implemented.
“Change of Control” means the occurrence of any of the following:
(1)    the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Borrower and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)); or
(2)    the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any “person” (as defined above)) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Borrower (measured by voting power rather than number of shares), other than (A) any such transaction where the Voting Stock of the Borrower (measured by voting power rather than number of shares) outstanding immediately prior to such transaction constitutes or is converted into or exchanged for a majority of the outstanding shares of the Voting Stock of such Beneficial Owner (measured by voting power

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rather than number of shares), or (B) any merger or consolidation of the Borrower with or into any Person (including any “person” (as defined above)) which owns or operates (directly or indirectly through a contractual arrangement) a Permitted Business (a “Permitted Person”) or a Subsidiary of a Permitted Person, in each case, if immediately after such transaction no Person (including any “person” (as defined above)) is the Beneficial Owner, directly or indirectly, of more than 50% of the total Voting Stock of such Permitted Person (measured by voting power rather than number of shares).
“Change of Control Offer” shall have the meaning given such term in Section 2.12(g).
“Closing Date” shall mean March 13, 2020.
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
“Collateral” means (i) the assets and properties of the Grantors upon which Liens have been granted to the Administrative Agent to secure the Obligations, including without limitation the Initial Collateral, but excluding all such assets and properties released from such Liens pursuant to the applicable Collateral Document, and (ii) the Collateral Proceeds Account, together with all amounts on deposit therein and all proceeds thereof.
“Collateral Documents” shall mean, collectively, the Aircraft and Spare Engine Mortgage, the Account Control Agreements (if executed and delivered by the Borrower hereunder), and other agreements, instruments or documents that create or purport to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties, in each case so long as such agreement, instrument or document shall not have been terminated in accordance with its terms.
“Collateral Material Adverse Effect” shall mean a material adverse effect on the value of the Collateral, taken as a whole.
“Collateral Proceeds Account” shall mean a segregated account or accounts held by or under the control of the Administrative Agent into which the Net Proceeds of any Recovery Event may be deposited in accordance with the provisions of this Agreement.
“Collateral Sale” shall mean any sale of Collateral.
“Commitment” shall mean, as to any DDTL Lender at any time, the DDTL Commitment of such DDTL Lender, as the case may be, at such time.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time, and any successor statute.
“Covered Entity” means any of the following:

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(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Current Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by an officer of the Borrower (unless otherwise provided in this Agreement); provided that any such officer of the Borrower shall be permitted to consider the circumstances existing at such time (including, without limitation, economic or other conditions affecting the United States airline industry generally and any relevant legal compulsion, judicial proceeding or administrative order or the possibility thereof) in determining such Current Market Value in connection with such transaction.
“DDTL Availability Period” shall mean, with respect to the applicable DDTL Commitments, the period from and including the Effective Date to but excluding the six-month anniversary of the Effective Date; provided that no later than 30 days prior to the end of the DDTL Availability Period the Borrower at its option may extend the DDTL Availability Period up to the nine-month or twelve-month anniversary of the Effective Date upon payment of the applicable fees related to such extension as set forth in the Fee Letter.
“DDTL Commitment” shall mean the commitment of each DDTL Lender to make DDT Loans hereunder in an aggregate principal amount not to exceed the amount set forth under the heading “DDTL Commitment” opposite its name in Annex A hereto or in the Assignment and Acceptance pursuant to which such DDTL Lender became a party hereto. The aggregate amount of the Total DDTL Commitments as of the Effective Date is $1,000,000,000. Such amount may be reduced from time to time pursuant to this Agreement. The DDTL Commitment applicable to each DDTL Lender shall be reduced by the aggregate amount of DDT Loans funded by such DDTL Lender.
“DDTL Commitment Percentage” shall mean, at any time, with respect to each DDTL Lender, the percentage obtained by dividing its DDTL Commitment at such time by the Total DDTL Commitment (or, if the DDTL Commitments have been terminated, the DDTL Extensions of Credit of such DDTL Lender at such time by the Total DDTL Extensions of Credit at such time).
“DDTL Extensions of Credit” shall mean, as to any DDTL Lender at any time, an amount equal to the aggregate principal amount of all DDT Loans held by such Lender then outstanding.

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“DDTL Facility Maturity Date” shall mean, with respect to any DDT Loans, the date that is 364 days after the date of the first DDTL Extension of Credit made under this Agreement.
“DDTL Facility Termination Date” shall mean the earlier to occur of (a) the DDTL Facility Maturity Date with respect to the applicable DDT Loans, (b) the acceleration of the Loans (if any) and the termination of the DDTL Commitments in accordance with the terms hereof (c) the termination of the applicable DDTL Commitments as a whole pursuant to Section 2.11 and (d) the expiry of the DDTL Availability Period.
“DDT Loan” shall have the meaning set forth in Section 2.01(a).
“Default” means any event that, unless cured or waived, is, or with the passage of time or the giving of notice or both would be, an Event of Default.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” shall mean, at any time, any DDTL Lender that (a) has failed, within two (2) Business Day of the date required to be funded or paid by it hereunder, to fund or pay (x) any portion of the DDT Loans or (y) any other amount required to be paid by it hereunder to the Administrative Agent or any other Lender (or its banking Affiliates), unless, in the case of clause (x) above, such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower, the Administrative Agent or any other Lender in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations (i) under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or (ii) generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by the Administrative Agent, any other Lender or the Borrower, acting in good faith, to provide a confirmation in writing from an authorized officer or other authorized representative of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans under this Agreement, which request shall only have been made after the conditions precedent to borrowings have been met, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s, such other Lender’s or the Borrower’s, as applicable, receipt of such confirmation in form and substance satisfactory to it and the Administrative Agent, (d) has become, or has had its Parent Company become, the subject of a Bankruptcy Event or Bail-In Action; provided that a DDTL Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that DDTL Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such DDTL Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such DDTL Lender (or such

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Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such DDTL Lender. If the Administrative Agent determines that a DDTL Lender is a Defaulting Lender under any of clauses (a) through (d) above, such DDTL Lender will be deemed to be a Defaulting Lender upon notification of such determination by the Administrative Agent to the Borrower, and the DDTL Lenders.
“Disposition” shall mean, with respect to any property, any sale, lease, sale and leaseback, conveyance, transfer or other disposition thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings.
“Dollars” and “$” shall mean lawful money of the United States of America.
“Domestic Subsidiary” shall mean any Subsidiary of the Borrower that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees, or pledges any property or assets to secure, any Obligations.
“DOT” shall mean the United States Department of Transportation and any successor thereto.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” shall mean the date on which this Agreement has been executed and the conditions precedent set forth in Section 4.01 have been satisfied or waived.
“Eligible Assignee” shall mean (a) a commercial bank having total assets in excess of $1,000,000,000, (b) a finance company, insurance company or other financial institution or fund, in each case reasonably acceptable to the Administrative Agent, which in the ordinary course of business extends credit of the type contemplated herein or invests therein and has total assets in excess of $200,000,000 and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of the Code or Section 406 of ERISA, (c) any Lender or any Affiliate of any Lender, provided that such Affiliate has total assets in excess of $200,000,000, (d) an Approved Fund of any Lender, provided that such Approved Fund has total assets in excess of $200,000,000, and (e) any other financial institution reasonably satisfactory to the Administrative Agent, provided that such financial institution has total assets in excess of

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$200,000,000; provided, further, that so long as no Event of Default has occurred and is continuing, no (i) airline, commercial air freight carrier, air freight forwarder or entity engaged in the business of parcel transport by air or (ii) Affiliate of any Person described in clause (i) above (other than any Affiliate of such Person as a result of common control by a Governmental Authority or instrumentality thereof, any Affiliate of such Person who becomes a Lender with the consent of the Borrower in accordance with Section 10.02(b), and any Affiliate of such Person under common control with such Person which Affiliate is not actively involved in the management and/or operations of such Person), shall constitute an Eligible Assignee; provided; further, that none of the Borrower, any Guarantor or any Affiliate of the Borrower or any Guarantor shall constitute an Eligible Assignee.
“Engine” shall mean an engine used, or intended to be used, to propel an Aircraft, including a part, appurtenance, and accessory of such Engine, except a Propeller.
“Environmental Laws” shall mean all applicable laws (including common law), statutes, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions or legally binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating to the environment, preservation or reclamation of natural resources, the handling, treatment, storage, disposal, Release or threatened Release of, or the exposure of any Person (including employees) to, any Hazardous Materials.
“Environmental Liability” shall mean any liability (including any liability for damages, natural resource damage, costs of environmental investigation, remediation or monitoring or costs, fines or penalties) resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment, disposal or the arrangement for disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement, lease or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” shall mean Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.
“Escrow Accounts” shall mean accounts of the Borrower or any Subsidiary, solely to the extent any such accounts hold funds set aside by the Borrower or any Subsidiary to manage the collection and payment of amounts collected, withheld or incurred by the Borrower or such Subsidiary for the benefit of third parties relating to: (a) federal income tax withholding and backup withholding tax, employment taxes, transportation excise taxes and security related charges, (b) any and all state and local income tax withholding, employment taxes and related charges and fees and similar taxes, charges and fees, including, but not limited to, state and local payroll withholding taxes, unemployment and supplemental unemployment taxes, disability taxes, workman’s or workers’ compensation charges and related charges and fees, (c) state and

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local taxes imposed on overall gross receipts, sales and use taxes, fuel excise taxes and hotel occupancy taxes, (d) passenger facility fees and charges collected on behalf of and owed to various administrators, institutions, authorities, agencies and entities, (e) other similar federal, state or local taxes, charges and fees (including without limitation any amount required to be withheld or collected under applicable law) and (f) other funds held in trust for, or otherwise pledged to or segregated for the benefit of, an identified beneficiary; or (2) accounts, capitalized interest accounts, debt service reserve accounts, escrow accounts and other similar accounts or funds established in connection with the ARB Indebtedness.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, is bearing interest at a rate determined by reference to the LIBO Rate.
“Eurodollar Tranche” shall mean the collective reference to Eurodollar Loans made hereunder the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).
“Event of Default” shall have the meaning given such term in Section 7.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Excluded Subsidiary” means each Subsidiary of the Borrower that is a captive insurance company and is prohibited from becoming a Guarantor pursuant to applicable rules and regulations.
“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender any other recipient of any payment to be made by or on account of any Obligation of the Borrower or any Guarantor hereunder or under any Loan Document, (a) any Taxes based on (or measured by) its net income, profits or capital, or any franchise taxes, imposed (i) by the United States of America or any political subdivision thereof or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) as a result of a present or former connection between such recipient and the jurisdiction imposing such Taxes (other than a connection arising from such recipient’s having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, this Agreement or any Loan Document, or sold or assigned an interest in this Agreement or any Loan Document), (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction in which such recipient is located, (c) in the case of a Lender, any withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date

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on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.18) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.16(a), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (d) in the case of a Lender, any withholding Tax that is attributable to such Lender’s failure to deliver the documentation described in Section 2.16(f) or 2.16(g) and (e) any U.S. withholding Tax that is imposed by reason of FATCA.
“Existing Engine Type” shall have the meaning given to such term in Section 5.07.
“FAA” shall mean the Federal Aviation Administration of the United States of America and any successor thereto.
“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement, any amended or successor provisions that are substantively comparable thereto and not materially more onerous to comply with, any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“Federal Funds Effective Rate” shall mean, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it; provided that, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Fee Letter” shall mean that certain Fee Letter dated as of March 13, 2020 among the Borrower, Morgan Stanley Senior Funding, Inc. and the other financial institutions party thereto.
“Fees” shall collectively mean the fees set forth in the Fee Letter and any other applicable fees set forth herein.
“Foreign Lender” shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Foreign Subsidiary” shall mean any direct or indirect Subsidiary of the Borrower which is not a Domestic Subsidiary.

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“GAAP” shall mean generally accepted accounting principles in the United States of America, which are in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, statements and pronouncements of the Financial Accounting Standards Board, such other statements by such other entity as have been approved by a significant segment of the accounting profession and the rules and regulations of the SEC governing the inclusion of financial statements in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.
“Governmental Authority” shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank organization, or other entity exercising executive, legislative, judicial, taxing or regulatory powers or functions of or pertaining to government. Governmental Authority shall not include any Person in its capacity as an Airport Authority.
“Grantor” shall mean the Borrower and any Guarantor that shall at any time pledge Collateral under a Collateral Document.
“Guarantee” means a guarantee (other than (a) by endorsement of negotiable instruments for collection or (b) customary contractual indemnities, in each case in the ordinary course of business), direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions).
“Guaranteed Obligations” shall have the meaning given such term in Section 9.01(a).
“Guarantors” shall mean, collectively, each Domestic Subsidiary of the Borrower that becomes pursuant to Section 5.12, a party to the Guarantee contained in Section 9. As of the Effective Date, there are no Guarantors.
“Guaranty Obligations” shall have the meaning given such term in Section 9.01(a).
“Hazardous Materials” shall mean all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature that are regulated pursuant to, or could reasonably be expected to give rise to liability under any Environmental Law.

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“Hedging Agreement” shall mean any agreement evidencing Hedging Obligations.
“Hedging Obligations” means, with respect to any Person, all obligations and liabilities of such Person under:
(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;
(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and
(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates, fuel prices or other commodity prices, but excluding (x) clauses in purchase agreements and maintenance agreements pertaining to future prices and (y) fuel purchase agreements and fuel sales that are for physical delivery of the relevant commodity.
“IATA” means the International Air Transport Association and any successor thereto.
“IBA” means International Bureau of Aviation.
“ICF” shall mean ICF International, Inc.
“Immaterial Subsidiary” shall mean any Subsidiary of the Borrower for which (a) the assets of such Subsidiary constitute no more than 10.0% of the total assets of the Borrower and its Subsidiaries on a consolidated basis (determined as of the last day of the most recent fiscal quarter of the Borrower for which financial statements are available to the Administrative Agent pursuant to Section 5.01) and (b) the revenues of such Subsidiary account for no more than 10.0% of the total revenues of the Borrower and its Subsidiaries on a consolidated basis for the twelve-month period ending on the last day of the most recent fiscal quarter of the Borrower for which financial statements are available to the Administrative Agent pursuant to Section 5.01; provided that the total assets of all Immaterial Subsidiaries shall not exceed, in the aggregate, (x) 15.0% of the total assets of the Borrower and its Subsidiaries on a consolidated basis (determined as of the last day of the most recent fiscal quarter of the Borrower for which financial statements are available to the Administrative Agent pursuant to Section 5.01) or (y) 15.0% of the total revenues of the Borrower and its Subsidiaries on a consolidated basis for the twelve-month period ending on the last day of the most recent fiscal quarter of the Borrower for which financial statements are available to the Administrative Agent pursuant to Section 5.01; provided, further that (i) a Subsidiary will not be considered to be an Immaterial Subsidiary if it (1) directly or indirectly guarantees, or pledges any property or assets to secure, any Obligations or (2) owns any properties or assets that constitute Collateral and (ii) if one or more Subsidiaries of the Borrower becomes an Immaterial Subsidiary by operation of the preceding proviso, the Borrower shall be entitled from time to time, in its sole discretion, to designate in writing to the Administrative Agent one or more Subsidiaries of the Borrower as Subsidiaries that shall

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constitute “Material Subsidiaries” (and cease to be Immaterial Subsidiaries), so long as, after giving effect to such designation(s), all remaining Immaterial Subsidiaries meet the requirements of the preceding proviso and the Borrower has complied with the requirements of Section 5.12.
“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:
(1)    in respect of borrowed money;
(2)    evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
(3)    in respect of banker’s acceptances;
(4)    representing Capital Lease Obligations;
(5)    representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed, but excluding in any event trade payables arising in the ordinary course of business; or
(6)    representing any Hedging Obligations,
if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. Indebtedness shall be calculated without giving effect to the effects of Financial Accounting Standards Board Accounting Standards Codification 815 – Derivatives and Hedging and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Agreement as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.
For the avoidance of doubt, Banking Product Obligations do not constitute Indebtedness.
“Indemnified Taxes” shall mean Taxes other than Excluded Taxes imposed on or with respect to any payments made by the Borrower or any Guarantor under this Agreement or any other Loan Document.
“Indemnitee” shall have the meaning given such term in Section 10.04(b).
“Initial Appraisal” shall mean the appraisal of the Initial Collateral as of March 1, 2020 by BK Associates Inc. and delivered to the Administrative Agent and the Lenders prior to the Effective Date.

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“Initial Collateral” means the Aircraft and Engines set forth on Annex C.
“Interest Election Request” shall mean a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.05.
“Interest Payment Date” shall mean (a) as to any Eurodollar Loan having an Interest Period of one, two or three months, the last day of such Interest Period, (b) as to any Eurodollar Loan having an Interest Period of more than three months, each day that is three months after the first day of such Interest Period and the last day of such Interest Period and (c) with respect to ABR DDT Loans, the last Business Day of each March, June, September and December.
“Interest Period” shall mean, as to any Borrowing of Eurodollar Loans, the period commencing on the date of such Borrowing (including as a result of a conversion from ABR Loans) or on the last day of the preceding Interest Period applicable to such Borrowing and ending on (but excluding) the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is one, two, three or six months (or, if available to all applicable Lenders and agreed to by all Lenders, nine or twelve months) thereafter, as the Borrower may elect in the related notice delivered pursuant to Section 2.03 or 2.05; provided that (i) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) no Interest Period shall end later than the applicable Termination Date.
“International Interest” shall mean an “international interest” as defined in the Cape Town Treaty.
“International Registry” shall mean the “International Registry” as defined in the Cape Town Treaty.
“Investments” means, with respect to any Person, all direct or indirect investments made by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances (but excluding advance payments and deposits for goods and services in the ordinary course of business) or capital contributions (excluding commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities of other Persons, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.
“JetBlue” means JetBlue Airways Corporation, a Delaware corporation.
“Lenders” or “DDTL Lenders” shall have the meaning set forth in the first paragraph of this Agreement.

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“LIBO Rate” shall mean, with respect to each day during each Interest Period pertaining to a Eurodollar Loan, (i) the rate per annum which appears on the page of the Bloomberg Screen which displays the London interbank offered rate administered by ICE Benchmark Administration Limited (such page currently being the LIBOR01 page) or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, as the rate for Dollar deposits with a maturity comparable to such Interest Period or (ii) in the event that the rate referenced in the preceding clause (i) is not available at such time for any reason, then such rate shall be the rate at which Dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period; provided that, if such rate shall be less than 1.0%, the LIBO Rate shall be deemed to be 1.0% for purposes of this Agreement.
“LIBOR Successor Rate” shall have the meaning given to such term in Section 2.09(b).
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (but excluding any lease or sublease by any Grantor described in clause (f) of the definition of “Permitted Disposition”), including any conditional sale or other title retention agreement, any option or other agreement to sell or give a security interest in and, except in connection with any Qualified Receivables Transaction, any agreement to give any financing statement under the UCC (or equivalent statutes) of any jurisdiction.
“Liquidity” shall mean the sum of (i) all unrestricted cash and Cash Equivalents of the Borrower and its Domestic Subsidiaries (excluding, for the avoidance of doubt, any cash or Cash Equivalents held in accounts subject to Account Control Agreements or otherwise then pledged to secure any other Indebtedness), (ii) the aggregate principal amount committed and available to be drawn by the Borrower and its Domestic Subsidiaries (taking into account all borrowing base limitations, collateral coverage requirements or other restrictions on borrowing availability) under all revolving credit facilities (including the facility provided by this agreement and the Borrower’s existing revolving credit facilities) of the Borrower and its Domestic Subsidiaries and (iii) to the extent not being used to repay other Indebtedness, the scheduled net proceeds of any Capital Markets Offering of the Borrower or any of its Domestic Subsidiaries that has priced but has not yet closed (until the earliest of the closing thereof, the termination thereof without closing or the date that falls five (5) Business Days after the initial scheduled closing date thereof); provided, that any Liquidity contributed by Immaterial Subsidiaries that is in excess of 10% of the total Liquidity, and any amounts described in clauses (i) through (iii) that are held by any Receivables Subsidiary or Excluded Subsidiary, shall be excluded from the calculation of Liquidity.

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“Loan Request” shall mean a request by the Borrower, executed by a Responsible Officer of the Borrower, for a Loan in accordance with Section 2.03 in substantially the form of Exhibit D.
“Loans” shall mean the DDT Loans.
“Loan Documents” shall mean this Agreement, the Collateral Documents, the Fee Letter and any other instrument or agreement (which is designated as a Loan Document therein) executed and delivered by the Borrower or a Guarantor to the Administrative Agent or any Lender, in each case, as the same may be amended, restated, modified, supplemented, extended or amended and restated from time to time in accordance with the terms hereof.
“Margin Stock” shall have the meaning given such term in Section 3.11(a).
“Material Adverse Change” shall mean any event, development or circumstance that has had or would reasonably be expected to have a Material Adverse Effect.
“Material Adverse Effect” shall mean (i) a material adverse effect on (a) the consolidated business, operations or financial condition of the Borrower and its Subsidiaries, taken as a whole, (b) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent and the Lenders thereunder, or (c) the ability of the Borrower and the Guarantors, collectively, to pay the Obligations or (ii) a Collateral Material Adverse Effect.
“Material Indebtedness” shall mean Indebtedness of the Borrower or one or more Guarantors (other than the Loans) outstanding under the same agreement in a principal amount exceeding $150,000,000.
“Moody’s” shall mean Moody’s Investors Service, Inc.
“Mortgaged Collateral” shall mean all of the “Collateral” as defined in the Aircraft and Spare Engine Mortgage (including as supplemented by any Mortgage Supplement).
“MSSF” has the meaning set forth in the first paragraph of this Agreement.
“Net Proceeds” means the aggregate cash and Cash Equivalents received by the Borrower or any of its Subsidiaries in respect of any Collateral Sale (including, without limitation, any cash or Cash Equivalents received in respect of or upon the sale or other disposition of any non-cash consideration received in any Collateral Sale) or Recovery Event, net of: (a) the direct costs and expenses relating to such Collateral Sale and incurred by the Borrower or a Subsidiary (including the sale or disposition of such non-cash consideration) or any such Recovery Event, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Collateral Sale or Recovery Event, taxes paid or payable as a result of the Collateral Sale or Recovery Event, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements; (b) any reserve for adjustment or indemnification obligations

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in respect of the sale price of such asset or assets established in accordance with GAAP; and (c) any portion of the purchase price from a Collateral Sale placed in escrow pursuant to the terms of such Collateral Sale (either as a reserve for adjustment of the purchase price, or for satisfaction of indemnities in respect of such Collateral Sale) until the termination of such escrow.
“Net Proceeds Amount” shall have the meaning given such term in Section 2.12(a).
“Non-Defaulting Lender” shall mean, at any time, a DDTL Lender that is not a Defaulting Lender.
“Non-Extending Lender” shall have the meaning given such term in Section 10.08(g).
“Objection Notice” shall have the meaning given such term in Section 2.09(b).
“Obligations” shall mean the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition of bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, and all other obligations and liabilities of the Borrower to the Administrative Agent or any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which arise under this Agreement or any other Loan Document, whether on account of principal, interest, reimbursement obligations, fees, indemnities, out-of-pocket costs, and expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.
“OFAC” means the U.S. Department of Treasury’s Office of Foreign Assets Control.
“One-Month LIBOR” means, for any day, the rate for deposits in Dollars for a one-month period appearing on the Bloomberg Screen which displays the London interbank offered rate administered by ICE Benchmark Administration Limited (such page currently being the LIBOR01 page) as of 11:00 a.m., London time, on such day; provided that, if such rate shall be less than zero or the circumstances contemplated by Section 2.09(a) have occurred and are continuing, then in either such case the One-Month LIBOR shall be deemed to be zero for purposes of this Agreement.
“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.
“Officer’s Certificate” shall mean a certificate signed on behalf of the Borrower by an Officer of the Borrower.

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“Other Taxes” shall mean any and all present or future court stamp, mortgage, intangible, recording, filing or documentary taxes or any other similar, charges or similar levies arising from any payment made hereunder or from the execution, performance, delivery, registration of or enforcement of this Agreement or any other Loan Document.
“Parent Company” means, with respect to a DDTL Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such DDTL Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such DDTL Lender.
“Participant” shall have the meaning given such term in Section 10.02(d).
“Participant Register” shall have the meaning given such term in Section 10.02(d).
“Patriot Act” shall mean the USA PATRIOT Act, Title III of Pub. L. 107-56, signed into law on October 26, 2001 and any subsequent legislation that amends or supplements such Act or any subsequent legislation that supersedes such Act.
“Payroll Accounts” shall mean depository accounts used only for payroll.
“Permitted Business” means any business that is the same as, or reasonably related, ancillary, supportive or complementary to, or a reasonable extension of, the business in which the Borrower and its Subsidiaries are engaged on the date of this Agreement.
“Permitted Disposition” shall mean any of the following:
(a)    the Disposition of Collateral permitted under the applicable Collateral Documents;
(b)    the Disposition of cash or Cash Equivalents constituting Collateral in exchange for other cash or Cash Equivalents constituting Collateral and having reasonably equivalent value therefor;
(c)    [reserved];
(d)    Dispositions of Collateral among the Grantors (including any Person that shall become a Grantor simultaneous with such Disposition in the manner contemplated by Section 5.12); provided that:
(i)    such Collateral remains at all times subject to a Lien with the same priority and level of perfection as was the case immediately prior to such Disposition (and otherwise subject only to Permitted Liens) in favor of the Administrative Agent for the benefit of the Secured Parties following such Disposition,

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(ii)    concurrently therewith, the Grantors shall execute any documents and take any actions reasonably required to create, grant, establish, preserve or perfect such Lien in accordance with the other provisions of this Agreement or the Collateral Documents,
(iii)    concurrently therewith or promptly thereafter, the Administrative Agent, for the benefit of the Secured Parties, shall receive an Officer’s Certificate, with respect to the matters described in clauses (i) and (ii) hereof and, if reasonably requested by the Administrative Agent, an opinion of counsel to the Borrower (which may be in-house counsel) as to the validity and perfection of such Lien on the Collateral, in each case in form and substance reasonably satisfactory to the Administrative Agent,
(iv)    concurrently with any Disposition of Collateral to any Person that shall become a Grantor simultaneous with such Disposition in the manner contemplated by Section 5.12, such Person shall have complied with the requirements of Section 5.12(b), and
(v)    the preceding provisions of clauses (i) through (iv) shall not be applicable to any Disposition resulting from a merger or consolidation permitted by Section 6.10; and
(e)    [reserved]; and
(f)    the lease or sublease of assets and properties in the ordinary course of business; provided that, the rights of the lessee or sublessee shall be subordinated to the rights (including remedies) of the Administrative Agent under the applicable Collateral Document on terms reasonably satisfactory to the Administrative Agent.
“Permitted Liens” means:
(1)    Liens held by the Administrative Agent securing the Obligations;
(2)    [reserved];
(3)    Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;
(4)    Liens imposed by law, including carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, incurred in the ordinary course of business;
(5)    Liens arising by operation of law in connection with judgments, attachments or awards which do not constitute an Event of Default hereunder;

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(6)    Liens created for the benefit of (or to secure) the Obligations or any Guaranty Obligations;
(7)    (A) any overdrafts and related liabilities arising from treasury, netting, depository and cash management services or in connection with any automated clearing house transfers of funds, in each case as it relates to cash or Cash Equivalents, if any, and (B) Liens arising by operation of law or that are contractual rights of set-off in favor of the depository bank or securities intermediary in respect of the Collateral Proceeds Account;
(8)    licenses, sublicenses, leases and subleases by any Grantor as they relate to any aircraft, airframe, engine or Mortgaged Collateral and to the extent (A) such licenses, sublicenses, leases or subleases do not interfere in any material respect with the business of the Borrower and its Subsidiaries, taken as a whole, and in each case, such license, sublicense, lease or sublease is to be subject and subordinate to the Liens granted to the Administrative Agent pursuant to the Collateral Documents, and in each case, would not result in a Collateral Material Adverse Effect or (B) otherwise expressly permitted by the Collateral Documents;
(9)    salvage or similar rights of insurers, in each case as it relates to any aircraft, airframe, engine, Mortgaged Collateral, if any;
(10)    in each case as it relates to any aircraft, Liens on appliances, parts, components, instruments, appurtenances, furnishings and other equipment installed on such aircraft and separately financed by a Grantor, to secure such financing;
(11)    Liens incurred in the ordinary course of business of the Borrower or any Subsidiary of the Borrower with respect to obligations that do not exceed in the aggregate $7,500,000 at any one time outstanding; and
(12)    Liens on Collateral permitted under the Collateral Document granting a Lien on such Collateral.
“Person” shall mean any natural person, corporation, division of a corporation, partnership, limited liability company, trust, joint venture, association, company, estate, unincorporated organization, Airport Authority or Governmental Authority or any agency or political subdivision thereof.
“Pledged Aircraft” means, as of any date, the Aircraft included in the Collateral as of such date.
“Pledged Engines” means, as of any date, the Engines included in the Collateral as of such date.

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“Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by Citibank, as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by Citibank in connection with extensions of credit to debtors); each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
“Professional User” shall have the meaning given it in the Regulations and Procedures for the International Registry.
“Propeller” shall mean any propeller, including any part, appurtenance, and accessory of a propeller.
“Put Exposure” means the principal amount of Loans and unused DDTL Commitments that Lenders have elected be prepaid, discharged and terminated, respectively, pursuant to Section 2.12(g) in response to a Change of Control Offer.
“QEC Kits” means the quick engine change kits of any Grantor.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning assigned to it in Section 10.20.
“Qualified Receivables Transaction” means any transaction or series of transactions entered into by the Borrower or any of its Subsidiaries pursuant to which the Borrower or any of its Subsidiaries sells, conveys or otherwise transfers to (a) a Receivables Subsidiary or any other Person (in the case of a transfer by the Borrower or any of its Subsidiaries) and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of the Borrower or any of its Subsidiaries, and any assets related thereto including, without limitation, all Equity Interests and other investments in the Receivables Subsidiary, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable, other than assets that constitute Collateral or proceeds of Collateral.
“Qualified Replacement Assets” means (i) with respect to any Aircraft to be replaced pursuant to Section 2.12(a), an Aircraft of the same or improved make or model, no more than one year older by date of manufacture and of an equivalent or greater Current Market Value as such Aircraft and (ii) with respect to any Engine to be replaced pursuant to Section 2.12(a), an Engine of the same or improved model and type, no more than one year older by date of manufacture and of an equivalent or greater Current Market Value as such Engine.
“Receivables Subsidiary” means a Subsidiary of the Borrower which engages in no activities other than in connection with the financing of accounts receivable and which is

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designated by the Board of Directors of the Borrower (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (1) is guaranteed by the Borrower or any Subsidiary of the Borrower (other than comprising a pledge of the Capital Stock or other interests in such Receivables Subsidiary (an “incidental pledge”), and excluding any guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction), (2) is recourse to or obligates the Borrower or any Subsidiary of the Borrower in any way other than through an incidental pledge or pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction or (3) subjects any property or asset of the Borrower or any Subsidiary of the Borrower (other than accounts receivable and related assets as provided in the definition of “Qualified Receivables Transaction”), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction, (b) with which neither the Borrower nor any Subsidiary of the Borrower has any material contract, agreement, arrangement or understanding (other than pursuant to the Qualified Receivables Transaction) other than (i) on terms no less favorable to the Borrower or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Borrower, and (ii) fees payable in the ordinary course of business in connection with servicing accounts receivable and (c) with which neither the Borrower nor any Subsidiary of the Borrower has any obligation to maintain or preserve such Subsidiary’s financial condition, other than a minimum capitalization in customary amounts, or to cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the Borrower will be evidenced to the Administrative Agent by filing with the Administrative Agent a certified copy of the resolution of the Board of Directors of the Borrower giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.
“Recovery Event” shall mean any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding, in each case relating to total loss of any Collateral, or any Event of Loss (as defined in the related Collateral Document pursuant to which a security interest in such Collateral is granted to the Administrative Agent, if applicable).
“Register” shall have the meaning set forth in Section 10.02(b)(iv).
“Regulations and Procedures for the International Registry” shall mean the official English language text of the International Registry Procedures and Regulations issued by the Supervisory Authority (as defined in the Cape Town Convention) pursuant to the Aircraft Protocol.
“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, partners, members, employees, agents and advisors of such Person and such Person’s Affiliates.

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“Release” shall have the meaning specified in Section 101(22) of the Comprehensive Environmental Response Compensation and Liability Act.
“Required Lenders” shall mean, at any time, Lenders holding more than 50% of the sum of (i) the Total DDTL Commitments then in effect and (ii) the total outstanding principal balance of DDT Loans. The DDTL Extensions of Credit, outstanding Loans and Commitments of any Defaulting Lender shall be disregarded in determining the “Required Lenders” at any time.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means an Officer.
“Sale of a Grantor” means, with respect to any Collateral, an issuance, sale, lease, conveyance, transfer or other disposition of the Capital Stock of the applicable Grantor that owns such Collateral other than (1) an issuance of Equity Interests by a Grantor to the Borrower or another Subsidiary of the Borrower, and (2) an issuance of directors’ qualifying shares.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the United States government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State.
“Sanctioned Country” means, at any time, a country, territory or region which is itself the subject or target of any Sanctions, which as of the Effective Date include Crimea, Cuba, Iran, North Korea, Sudan and Syria.

“Sanctioned Person” means, at any time, (a) a Person which is subject or target of any Sanctions or (b) any Person owned or controlled by any such Person or Persons.
“S&P” shall mean Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.
“SEC” shall mean the United States Securities and Exchange Commission.
“Section 1110” means 11 U.S.C. Section 1110 of the Bankruptcy Code or any successor or analogous section of the federal bankruptcy law in effect from time to time.
“Secured Parties” shall mean the Administrative Agent and the Lenders.
“Securities Act” shall mean the Securities Act of 1933, as amended.
“Significant Subsidiary” means any Subsidiary of the Borrower that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Agreement.

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“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Effective Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
“Statutory Reserve Rate” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in reserve percentage.
“Stored” shall mean, as to any Aircraft or Engine, that such Aircraft or Engine has been stored (a) with a low expectation of a return to service within the one year following commencement of such storage and (b) in a manner intended to minimize the rate of environmental degradation of the structure and components of such Aircraft or Engine (as the case may be) during such storage.
“Subsidiary” shall mean, with respect to any Person
(1)    any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and
(2)    any partnership, joint venture or limited liability company of which (A) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise and (B) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

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“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, assessments, fees, deductions, charges or withholdings imposed by any Governmental Authority including any interest, additions to tax or penalties applicable thereto.
“Termination Date” shall mean, with respect to any DDT Loans, the DDTL Facility Termination Date.
“Title 14” means Title 14 of the U.S. Code of Federal Regulations, including Part 93, Subparts K and S thereof, as amended from time to time or any successor or recodified regulation.
“Title 49” shall mean Title 49 of the United States Code, which, among other things, recodified and replaced the U.S. Federal Aviation Act of 1958, and the rules and regulations promulgated pursuant thereto, and any subsequent legislation that amends, supplements or supersedes such provisions.
“Total DDTL Commitment” shall mean, at any time, the sum of the DDTL Commitments at such time.
“Total DDTL Extensions of Credit” shall mean, at any time, the aggregate amount of the DDTL Extensions of Credit of the DDTL Lenders outstanding at such time.
“Transactions” shall mean the execution, delivery and performance by the Borrower and Guarantors of this Agreement and the other Loan Documents to which they may be a party, the creation of the Liens in the Collateral in favor of the Administrative Agent and/or the Administrative Agent for the benefit of the Secured Parties, the borrowing of Loans and the use of the proceeds thereof.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the LIBO Rate or the Alternate Base Rate.
“UCC” shall mean the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“United States Citizen” shall have the meaning set forth in Section 3.02.

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“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
“Withholding Agent” shall mean the Borrower, a Guarantor and the Administrative Agent.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.02.    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented, extended, amended and restated or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, unless expressly provided otherwise, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (f) “knowledge” or “aware” or words of similar import shall mean, when used in reference to the Borrower or the Guarantors, the actual knowledge of any Responsible Officer.
Section 1.03.    Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the

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operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Upon any such request for an amendment, the Borrower, the Required Lenders and the Administrative Agent agree to consider in good faith any such amendment in order to amend the provisions of this Agreement so as to reflect equitably such accounting changes so that the criteria for evaluating the Borrower’s consolidated financial condition shall be the same after such accounting changes as if such accounting changes had not occurred.
Section 1.04.    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law with respect to any Person that is a limited liability company formed under Delaware law (or any comparable event under the applicable laws of any other relevant jurisdiction): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence as a result of such division or plan of division (or such other comparable event), such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.
SECTION 2.

AMOUNT AND TERMS OF CREDIT
Section 2.01.    Commitments of the Lenders.
(a)    DDTL Commitments. (i) Each DDTL Lender severally, and not jointly with the other DDTL Lenders, agrees, upon the terms and subject to the conditions herein set forth, to make delayed draw term loans denominated in Dollars (each a “DDT Loan” and collectively, the “DDT Loans”) to the Borrower on not more than 3 occasions during the DDTL Availability Period in an aggregate principal amount not to exceed the DDTL Commitment of such DDTL Lender. The DDTL Commitment of each DDTL Lender shall be reduced by the aggregate amount of DDT Loans funded by such DDT Lender. At no time shall the sum of the aggregate principal amount of the DDT Loans borrowed hereunder exceed the Total DDTL Commitment. DDT Loans borrowed hereunder and subsequently repaid or prepaid may not be reborrowed.
(ii)    Each Borrowing of a DDT Loan shall be made from the DDTL Lenders based upon each DDTL Lender’s DDTL Commitment Percentage of such Borrowing; provided, however, that the failure of any DDTL Lender to make any DDT Loan shall not in itself relieve the other DDTL Lenders of their obligations to lend.
(b)    Type of Borrowing. Each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of

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such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
(c)    Amount of Borrowing. At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is in an integral multiple of $1,000,000 and not less than $1,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire remaining DDTL Commitment. Borrowings of more than one Type may be outstanding at the same time.
(d)    Limitation on Interest Period. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing of a DDT Loan if the Interest Period requested with respect thereto would end after the DDTL Facility Maturity Date with respect to the applicable DDTL Commitments.
Section 2.02.    [Reserved].
Section 2.03.    Requests for Loans.
(a)    Unless otherwise agreed to by the Administrative Agent in connection with making the initial DDT Loans, to request a DDT Loan, the Borrower shall notify the Administrative Agent of such request by (i) telephone or (ii) by hand or by facsimile delivery of a written Loan Request (A) in the case of a Eurodollar Loan, not later than 2:00 p.m., New York City time, three (3) Business Days before the date of the proposed Loan and (B) in the case of an ABR Loan, not later than 12:00 noon, New York City time, on the date of the proposed Loan. Each such telephonic Loan request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Loan Request signed by the Borrower. Each such telephonic Loan request and written Loan Request shall specify the following information in compliance with Section 2.01(a):
(i)    the aggregate amount of the requested Loan (which shall comply with Section 2.01(c));
(ii)    the date of such Loan, which shall be a Business Day;
(iii)    whether such Loan is to be an ABR Loan or a Eurodollar Loan; and
(iv)    in the case of a Eurodollar Loan, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”.
If no election as to the Type of Loan is specified, then the requested Loan shall be an ABR Loan. If no Interest Period is specified with respect to any requested Eurodollar Loan, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

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(b)    Promptly following receipt of a Loan Request in accordance with this Section 2.03, the Administrative Agent shall advise each DDTL Lender of the details thereof and of the amount of such DDTL Lender’s Loan to be made as part of the requested Loan.
Section 2.04.    Funding of Loans.
(a)    Each DDTL Lender shall make each DDT Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 3:00 p.m., New York City time, or such earlier time as may be reasonably practicable, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. Upon satisfaction or waiver of the conditions precedent specified herein, the Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account designated by the Borrower in the applicable Loan Request.
(b)    Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Loan (or, with respect to any ABR Loan made on same-day notice, prior to 12:30 p.m., New York City time, on the date of such Loan) that such Lender will not make available to the Administrative Agent such Lender’s share of such Loan, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section 2.04 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Loan available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith upon written demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate otherwise applicable to such Loan. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Loan and the Borrower shall not be obligated to repay such amount pursuant to the preceding sentence if not previously repaid.
Section 2.05.    Interest Elections.
(a)    The Borrower may elect from time to time to (i) convert ABR Loans to Eurodollar Loans, (ii) convert Eurodollar Loans to ABR Loans, provided that any such conversion of Eurodollar Loans may be made only on the last day of an Interest Period with respect thereto or (iii) continue any Eurodollar Loan as such upon the expiration of the then current Interest Period with respect thereto.
(b)    To make an Interest Election Request pursuant to this Section 2.05, the Borrower shall notify the Administrative Agent of such election by telephone or by hand or facsimile delivery of a written Interest Election Request by the time that a Loan Request would be required under Section 2.03(a) if the Borrower were requesting a Loan of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election

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Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in substantially the same form as a Loan Request signed by the Borrower.
(c)    Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.01:
(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)    whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and
(iv)    if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(d)    Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)    If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a one month Eurodollar Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing, and upon the request of the Required Lenders, (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
Section 2.06.    Limitation on Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $1,000,000 or a whole multiple of

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$1,000,000 in excess thereof and (b) no more than twenty Eurodollar Tranches shall be outstanding at any one time.
Section 2.07.    Interest on Loans.
(a)    Subject to the provisions of Section 2.08, each ABR Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 days or 366 days in a leap year) at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.
(b)    Subject to the provisions of Section 2.08, each Eurodollar Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal, during each Interest Period applicable thereto, to the LIBO Rate for such Interest Period in effect for such Borrowing plus the Applicable Margin.
(c)    Accrued interest on all Loans shall be payable in arrears on each Interest Payment Date applicable thereto, on the Termination Date with respect to such Loans and thereafter on written demand and upon any repayment or prepayment thereof (on the amount repaid or prepaid); provided that in the event of any conversion of any Eurodollar Loan to an ABR Loan, accrued interest on such Loan shall be payable on the effective date of such conversion.
Section 2.08.    Default Interest. If the Borrower or any Guarantor, as the case may be, shall default in the payment of the principal of or interest on any Loan or in the payment of any other amount becoming due hereunder, whether at stated maturity, by acceleration or otherwise, the Borrower or such Guarantor, as the case may be, shall on written demand of the Administrative Agent from time to time pay interest, to the extent permitted by law, on all overdue amounts up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days or, when the Alternate Base Rate is applicable, a year of 365 days or 366 days in a leap year) equal to (a) with respect to the principal amount of any Loan, the rate then applicable for such Borrowings plus 2.0%, and (b) in the case of all other amounts, the rate applicable for ABR Loans plus 2.0%.
Section 2.09.    Alternate Rate of Interest. (a) In the event, and on each occasion, that on the date that is two (2) Business Days prior to the commencement of any Interest Period for a Eurodollar Loan, the Administrative Agent shall have reasonably determined (which determination shall be conclusive and binding upon the Borrower absent manifest error) that reasonable means do not exist for ascertaining the applicable LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or facsimile notice of such determination to the Borrower and the Lenders and, subject to clause (b) below, until the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Borrowing of Eurodollar Loans hereunder (including pursuant to a refinancing with Eurodollar Loans and including any request to continue, or to convert to, Eurodollar Loans) shall be deemed a request for a Borrowing of ABR Loans.
(b)    Notwithstanding anything to the contrary in this Agreement or any other Loan Document, in the event that:

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(i)    the Borrower and the Administrative Agent (x) mutually agree that ICE Benchmark Administration Limited (or any successor administrator) has permanently discontinued administering and publishing the rate described in clause (i) of the definition of LIBO Rate and (y) mutually determine an alternative benchmark rate for the rate described in clause (i) of the definition of LIBO Rate, taking into account any such alternative benchmark rate broadly accepted in the United States;
(ii)    the Borrower and the Administrative Agent (x) mutually agree that ICE Benchmark Administration Limited (or any successor administrator) will permanently discontinue administering and publishing the rate described in clause (i) of the definition of LIBO Rate as of a specific date and (y) mutually agree to adopt and implement, on or prior to such specific date, an alternative benchmark rate for the rate described in clause (i) of the definition of LIBO Rate, taking into account any such alternative benchmark rate broadly accepted in the United States; or
(iii)    (x) the Administrative Agent determines that an alternative benchmark rate has been adopted in the syndicated loan market in lieu of the rate described in clause (i) of the definition of LIBO Rate at a time when ICE Benchmark Administration Limited (or any successor administrator) has not yet permanently discontinued administering and publishing such rate and (y) the Borrower agrees to accept such alternative benchmark rate in lieu of the rate described in clause (i) of the definition of LIBO Rate;
then the Administrative Agent and the Borrower shall amend this Agreement (including, without limitation, the definition of LIBO Rate, Alternate Base Rate, the timing and frequency of determining rates and other administrative matters as may be appropriate) to adopt and implement such alternative benchmark rate (the “LIBOR Successor Rate”, provided that, if such rate shall be less than 1.0%, such LIBOR Successor Rate shall be deemed to be 1.0% for purposes of this Agreement) and any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower (by promptly posting such information on the Intralinks website on the Internet at http://www.intralinks.com) unless, prior to such time, the Administrative Agent shall have received written notice from Lenders comprising the Required Lenders that such Required Lenders do not accept such amendment (such notice, an “Objection Notice”). If the circumstances under clause (b)(i)(x) above exist but no LIBOR Successor Rate has been determined pursuant to clause (b)(i)(y), the obligation of the Lenders to make or maintain Eurodollar Loans shall be suspended (to the extent of the affected Eurodollar Loans or Interest Periods) and the Borrower may revoke any pending request for a Eurodollar Borrowing of, conversion to or continuation of Eurodollar Loans (to the extent of the affected Eurodollar Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of or conversion to ABR Loans in the amount specified therein.
Section 2.10.    Repayment of Loans; Evidence of Debt.
(a)    The Borrower hereby unconditionally promises to pay to the Administrative Agent for the ratable account of each DDTL Lender (i) on the last Business Day of each March, June, September and December, commencing with the last Business Day of the first full fiscal

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quarter after the first Borrowing of DDT Loans, an aggregate amount equal to 0.25% of the aggregate principal amount of each DDT Loan then outstanding (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Sections 2.12 and 2.13) and (ii) the then unpaid principal amount of each DDT Loan then outstanding on the DDTL Facility Termination Date applicable to such DDT Loan.
(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof. The Borrower shall have the right, upon reasonable notice, to request information regarding the accounts referred to in the preceding sentence.
(d)    The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section 2.10 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.
Section 2.11.    Optional Termination or Reduction of DDTL Commitments. Upon at least one (1) Business Day prior written notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate the DDTL Commitments, or from time to time in part permanently reduce the DDTL Commitments; provided that each such notice shall only be revocable to the extent such termination or reduction would have resulted from a refinancing of the Obligations, which refinancing shall not be consummated or shall otherwise be delayed. Each such reduction of DDTL Commitments shall be in the principal amount not less than $1,000,000 and in an integral multiple of $1,000,000. Any reduction of the DDTL Commitments pursuant to this Section 2.11 shall be applied to reduce the DDTL Commitments of each DDTL Lender on a pro rata basis.
Section 2.12.    Mandatory Prepayment of Loans; Commitment Termination; Change of Control Offer.
(a)    Within five (5) Business Days of (i) a Collateral Sale, the Borrower shall prepay Loans in an amount equal to the amount of the Net Proceeds received in accordance with the requirements of Section 2.12(c), (ii) receipt of Net Proceeds of a Recovery Event in respect of Collateral, the Borrower shall deposit cash in an amount (the “Net Proceeds Amount”) equal to the Agreed Value of such Collateral, into the Collateral Proceeds Account that is maintained with the Administrative Agent for such purpose and subject to an Account Control Agreement and thereafter such Net Proceeds Amount shall be applied (to the extent not otherwise applied

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pursuant to the immediately succeeding proviso) in accordance with the requirements of Section 2.12(c) and (iii) with respect to a secured refinancing of any Collateral (a “Refinancing Transaction”), the Borrower shall prepay Loans in an amount equal to the Current Market Value of the such Collateral (and in any case, in an amount not less than the Agreed Value); provided that, in the case of (ii) above, (x) the Borrower may use such Net Proceeds Amount to replace the related Collateral with Qualified Replacement Assets or, repair the assets which are the subject of such Recovery Event within 90 days after such deposit is made or, at the option of the Borrower at any time, may be applied in accordance with the requirements of Section 2.12(c), and (y) upon the occurrence of an Event of Default, the amount of any such deposit may be applied by the Administrative Agent in accordance with Section 2.12(c).
(b)    [Reserved].
(c)    Amounts required to be applied to the prepayment of Loans pursuant to Section 2.12(a) shall be applied to prepay the outstanding DDT Loans, in each case as directed by the Borrower. The application of any prepayment pursuant to this Section 2.12 shall be made, first, to ABR Loans and, second, to Eurodollar Loans.
(d)    If at any time the Total DDTL Extensions of Credit for any reason exceed the Total DDTL Commitment at such time, the Borrower shall prepay DDT Loans on a pro rata basis in an amount sufficient to eliminate such excess.
(e)    Upon the DDTL Facility Termination Date any DDTL Commitments shall be terminated in full and the Borrower shall repay the outstanding DDT Loans in full.
(f)    All prepayments under this Section 2.12 shall be accompanied by accrued but unpaid interest on the principal amount being prepaid to (but not including) the date of prepayment, plus any accrued and unpaid Fees and any losses, costs and expenses, as more fully described in Sections 2.15 hereof.
(g)    Unless otherwise prepaid in accordance with Section 2.12 or 2.13 hereof, and subject to the next sentence, upon the occurrence of a Change of Control, each Lender shall have the right to require the Borrower to prepay all or part of such Lender’s Loans at a prepayment price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of prepayment, and to terminate all or part of such Lender’s unused DDTL Commitment in accordance with this Section 2.12. Notwithstanding the foregoing, the Borrower shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control if, upon direction of the Borrower, a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 2.12(g) applicable to a Change of Control Offer made by the Borrower and purchases all Loans validly surrendered and not withdrawn under such Change of Control Offer and the Borrower otherwise complies with this Section 2.12(g).
(i)    Within 30 days following the occurrence of any Change of Control, the Borrower shall provide a written notice to the Administrative Agent and each Lender containing the following information (such notice, a “Change of Control Offer”):

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(A)    that a Change of Control has occurred and that such Lender has the right to require Borrower to repay such Lender’s Loans at a prepayment price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase and to terminate such Lender’s unused DDTL Commitment;
(B)    the date of prepayment and unused DDTL Commitment termination (the “Prepayment Date”) (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and
(C)    a statement that any Lender wishing to have its Loans repaid and unused DDTL Commitment terminated pursuant to such Change of Control Offer must comply with Section 2.12(g)(ii).
A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control occurring, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.
(ii)    In order to accept any Change of Control Offer, a Lender shall notify the Administrative Agent in writing at its address for notices contained in this Agreement prior to 12:00 noon, New York time, on the Business Day next preceding the Prepayment Date with respect to such Change of Control Offer (the “Election Time”) of such Lender’s election to require the Borrower to prepay all or a specified portion of such Lender’s Loans and to terminate all or a specified portion of such Lender’s unused DDTL Commitment pursuant to such Change of Control Offer (which, in the case of any election to require less than all of such Lender’s Loans to be prepaid and less than all such Lender’s unused DDTL Commitment to be terminated in such Change of Control Offer, shall be, taken together, in a minimum principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof) and the principal amount of such Lender’s Loans to be prepaid and the amount of such Lender’s unused DDTL Commitment to be terminated each shall be in the same proportion of such Lender’s total Loans and total unused DDTL Commitment, respectively), and shall specify the amount of such Lender’s Loans which such Lender requests be prepaid and amount of unused DDTL Commitment to be terminated in such Change of Control Offer. In order to validly withdraw any election with respect to any Put Exposure in any Change of Control Offer, the Lender holding such Put Exposure shall notify the Administrative Agent in writing at its address for notices contained in this Agreement prior to the Election Time of such Lender’s election to withdraw such Put Exposure from such Change of Control Offer, which notification shall include a copy of such Lender’s previous notification electing to have its Put Exposure prepaid, discharged or terminated in such Change of Control Offer and shall state that such election is withdrawn. All such prepayments of such Lender’s Loans shall automatically result in a corresponding permanent reduction in such Lender’s DDTL Commitments. The Administrative Agent shall from time to time, upon request by the Borrower, advise the Borrower of the amount of Put Exposure with respect to any Change of Control Offer.

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(iii)    If as of the Election Time there is any Put Exposure as to which the election to accept the Change of Control Offer has not been withdrawn pursuant to Section 2.12(g)(ii), prior to 1:00 p.m., New York City time, on the Prepayment Date the Borrower shall pay to the Administrative Agent the aggregate amount payable with respect to such Put Exposure pursuant to Section 2.12(g)(i)(A). The Administrative Agent shall apply such funds to repay the Loans included in such Put Exposure. In addition, the Administrative Agent shall recalculate the DDTL Commitment Percentage of each Lender after giving effect to such Change of Control Offer and give written notice thereof to the Borrower and each Lender.
Section 2.13.    Optional Prepayment of Loans.
(a)    The Borrower shall have the right, at any time and from time to time, to prepay any Loans, in whole or in part, (i) with respect to Eurodollar Loans, upon (A) telephonic notice (followed promptly by written or facsimile notice) or (B) written or facsimile notice, in any case received by 1:00 p.m., New York City time, three (3) Business Days prior to the proposed date of prepayment and (ii) with respect to ABR Loans, upon written or facsimile notice received by 1:00 p.m., New York City time, one Business Day prior to the proposed date of prepayment; provided that ABR Loans may be prepaid on the same day notice is given if such notice is received by the Administrative Agent by 12:00 noon, New York City time; provided further, however, that (A) each such partial prepayment shall be in an amount not less than $1,000,000 and in integral multiples of $1,000,000 in the case of Eurodollar Loans and integral multiples of $100,000 in the case of ABR Loans, (B) no prepayment of Eurodollar Loans shall be permitted pursuant to this Section 2.13(a) other than on the last day of an Interest Period applicable thereto unless such prepayment is accompanied by the payment of the amounts described in Section 2.15, and (C) no partial prepayment of a Eurodollar Tranche shall result in the aggregate principal amount of the Eurodollar Loans remaining outstanding pursuant to such Eurodollar Tranche being less than $1,000,000.
(b)    Any prepayments under Section 2.13(a) shall be applied to repay the outstanding DDT Loans of the DDTL Lenders (without any reduction in the Total DDTL Commitment) as the Borrower shall specify until all DDT Loans shall have been paid in full (plus any accrued but unpaid interest and fees thereon). All prepayments under Section 2.13(a) shall be accompanied by accrued but unpaid interest on the principal amount being prepaid to (but not including) the date of prepayment, plus any Fees and any losses, costs and expenses, as more fully described in Section 2.15 hereof.
(c)    Each notice of prepayment shall specify the prepayment date, the principal amount of the Loans to be prepaid and, in the case of Eurodollar Loans, the Borrowing or Borrowings pursuant to which made, shall be irrevocable and shall commit the Borrower to prepay such Loan by the amount and on the date stated therein; provided that the Borrower may revoke any notice of prepayment under this Section 2.13 if such prepayment would have resulted from a refinancing of any or all of the Obligations hereunder, which refinancing shall not be consummated or shall otherwise be delayed. The Administrative Agent shall, promptly after receiving notice from the Borrower hereunder, notify each Lender of the principal amount of the

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Loans held by such Lender which are to be prepaid, the prepayment date and the manner of application of the prepayment.
Section 2.14.    Increased Costs.
(a)    If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement subject to Section 2.14(c)); or
(ii)    impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurodollar Loans made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting into, continuing or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder with respect to any Eurodollar Loan (whether of principal, interest or otherwise), then, upon the request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
(b)    If any Lender reasonably determines in good faith that any Change in Law affecting such Lender or such Lender’s holding company regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Eurodollar Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts, in each case as documented by such Lender to the Borrower as will compensate such Lender or such Lender’s holding company for any such reduction suffered; it being understood that to the extent duplicative of the provisions in Section 2.16, this Section 2.14(b) shall not apply to Taxes.
(c)    Solely to the extent arising from a Change in Law, the Borrower shall pay to each Lender (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurodollar funds or deposits, additional interest on the unpaid principal amount of each Eurodollar Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of manifest error) and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurodollar Loans, such additional costs (expressed as a

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percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error) which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least fifteen (15) days’ prior written notice (with a copy to the Administrative Agent, and which notice shall specify the Statutory Reserve Rate, if any, applicable to such Lender) of such additional interest or cost from such Lender. If a Lender fails to give written notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable fifteen (15) days from receipt of such notice.
(d)    A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.14 and the basis for calculating such amount or amounts shall be delivered to the Borrower and shall be prima facie evidence of the amount due. The Borrower shall pay such Lender the amount due within fifteen (15) days after receipt of such certificate.
(e)    Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.14 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 2.14 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. The protection of this Section 2.14 shall be available to each Lender regardless of any possible contention as to the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.
(f)    The Borrower shall not be required to make payments under this Section 2.14 to any Lender if (A) a claim hereunder arises solely through circumstances peculiar to such Lender and which do not affect commercial banks in the jurisdiction of organization of such Lender generally, (B) the claim arises out of a voluntary relocation by such Lender of its applicable Lending Office (it being understood that any such relocation effected pursuant to Section 2.18 is not “voluntary”), or (C) such Lender is not seeking similar compensation for such costs to which it is entitled from its borrowers generally in commercial loans of a similar size.
(g)    Notwithstanding anything herein to the contrary, regulations, requests, rules, guidelines or directives implemented after the Effective Date pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act shall be deemed to be a Change in Law; provided however, that any determination by a Lender of amounts owed pursuant to this Section 2.14 to such Lender due to any such Change in Law shall be made in good faith in a manner generally consistent with such Lender’s standard practice.
Section 2.15.    Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto

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(including as a result of the occurrence and continuance of an Event of Default), (b) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto, or (c) the assignment (or reallocation) of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18 or 10.08(d), then, in any such event, at the request of such Lender, the Borrower shall compensate such Lender for the loss, cost and expense sustained by such Lender attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount reasonably determined in good faith by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the applicable rate of interest for such Loan (excluding, however the Applicable Margin included therein, if any), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest (as reasonably determined by such Lender) which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts (and the basis for requesting such amount or amounts) that such Lender is entitled to receive pursuant to this Section 2.15 shall be delivered to the Borrower and shall be prima facie evidence of the amount due. The Borrower shall pay such Lender the amount due within fifteen (15) days after receipt of such certificate.
Section 2.16.    Taxes.
(a)    Any and all payments by or on account of any Obligation of the Borrower or any Guarantor hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Indemnified Taxes or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender as determined in good faith by the applicable Withholding Agent, then (i) the sum payable by the Borrower or applicable Guarantor shall be increased as necessary so that after making all required deductions for any Indemnified Taxes or Other Taxes (including deductions for any Indemnified Taxes or Other Taxes applicable to additional sums payable under this Section 2.16), the Administrative Agent, Lender or any other recipient of such payments (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable Withholding Agent shall make such deductions and (iii) the applicable Withholding Agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
(b)    In addition, the Borrower or any Guarantor, as applicable, shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(c)    The Borrower shall indemnify the Administrative Agent and each Lender within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by or on behalf of or withheld or deducted from payments owing to the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by

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or on account of any obligation of the Borrower or any Guarantor hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(d)    As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment to the extent available, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)    Each Lender shall, within ten (10) days after written demand therefor, indemnify the Administrative Agent (to the extent the Administrative Agent has not been reimbursed by the Borrower) for the full amount of any Taxes imposed by any Governmental Authority that are attributable to such Lender and that are payable or paid by the Administrative Agent, together with all interest, penalties, reasonable costs and expenses arising therefrom or with respect thereto, as determined by the Administrative Agent in good faith. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.
(f)    Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law and as reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law or requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate; provided that a Foreign Lender shall not be required to deliver any documentation pursuant to this Section 2.16(f) that such Foreign Lender is not legally able to deliver.
(g)    (1) Without limiting the generality of the foregoing, each Foreign Lender shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter when the previously delivered certificates and/or forms expire, or upon request of the Borrower or the Administrative Agent) whichever of the following is applicable:
(i)    two (2) duly executed originals of Internal Revenue Service Form W-8BEN or W-8BEN-E, claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,
(ii)    two (2) duly executed originals of Internal Revenue Service Form W-8ECI,

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(iii)    two (2) duly executed originals of Internal Revenue Service Form W-8IMY, together with applicable attachments,
(iv)    in the case of a Foreign Lender claiming the benefits of exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code or (D) conducting a trade or business in the United States with which the relevant interest payments are effectively connected and (y) two (2) duly executed originals of the Internal Revenue Service Form W-8BEN or W-8BEN-E, or
(v)    any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States federal withholding tax and reasonably requested by the Borrower or the Administrative Agent to permit the Borrower to determine the withholding or required deduction to be made.
A Foreign Lender shall not be required to deliver any form or statement pursuant to this Section 2.16(g) that such Foreign Lender is not legally able to deliver.
(2)    Any Lender that is a “United States Person” (as such term is defined in Section 7701(a)(30) of the Code) shall deliver to the Administrative Agent and the Borrower, on or prior to the date on which such Lender becomes a party to this Agreement (and from time to time thereafter when the previously delivered certificates and/or forms expire, or upon request of the Borrower or the Administrative Agent), two (2) copies of Internal Revenue Service Form W-9 (or any successor form), properly completed and duly executed by such Lender, certifying that such Lender is entitled to an exemption from United States backup withholding tax.
(3)    If a payment made to a Lender under this Agreement or any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower or the Administrative Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.
(h)    If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes from the Governmental Authority to which such Taxes or Other Taxes were paid and as to which it has been indemnified by the Borrower or a Guarantor or with respect to which the Borrower or a Guarantor has paid additional amounts pursuant to this Section 2.16, it shall pay over such refund to the Borrower or such Guarantor

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(but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower or such Guarantor under this Section 2.16 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender incurred in obtaining such refund (including Taxes imposed with respect to such refund) and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower or such Guarantor, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower or such Guarantor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the Administrative Agent or any Lender be required to pay any amount to the Borrower pursuant to this paragraph (h) if, and then only to the extent, the payment of such amount would place the Administrative Agent or such Lender in a less favorable net after-Tax position than the Administrative Agent or such Lender would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.
Section 2.17.    Payments Generally; Pro Rata Treatment.
(a)    The Borrower shall make each payment or prepayment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Section 2.14 or 2.15, or otherwise) prior to 1:00 p.m., New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the reasonable discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 1585 Broadway, New York, NY 10036, pursuant to wire instructions to be provided by the Administrative Agent, except that payments pursuant to Sections 2.14, 2.15 and 10.04 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in U.S. Dollars.
(b)    If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all Obligations then due hereunder, such funds shall be applied (i) first, towards payment of Fees and expenses then due under Sections 2.19 and 10.04 payable to the Administrative Agent, (ii) second, towards payment of Fees and expenses then due under Sections 2.20 and 10.04 payable to the Lenders and towards payment of interest then due on account of the DDT Loans, ratably among the parties entitled thereto in accordance with the

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amounts of such Fees and expenses and interest then due to such parties and (iii) third, towards payment of principal of the DDT Loans.
(c)    Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(d)    If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(a), 2.04(b), 8.04 or 10.04(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
Section 2.18.    Mitigation Obligations; Replacement of Lenders.
(a)    If the Borrower is required to pay any additional amount to any Lender under Section 2.14 or to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder, to assign its rights and obligations hereunder to another of its offices, branches or affiliates, to file any certificate or document reasonably requested by the Borrower or to take other reasonable measures, if, in the judgment of such Lender, such designation, assignment, filing or other measures (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. Nothing in this Section 2.18 shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.14 or 2.16.
(b)    If, after the Effective Date, any Lender requests compensation under Section 2.14 or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, (i) terminate such Lender’s DDTL Commitment and prepay such Lender’s outstanding Loans or (ii) require such Lender to assign, without recourse (in accordance with and subject to the restrictions contained in Section 10.02), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), in any case as of a

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Business Day specified in such notice from the Borrower; provided that (i) such terminated or assigning Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts due, owing and payable to it hereunder at the time of such termination or assignment, from the assignee (to the extent of such outstanding principal and accrued interest and fees in the case of an assignment) or the Borrower (in the case of all other amounts) and (ii) in the case of an assignment due to payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments.
Section 2.19.    Certain Fees. The Borrower shall pay to the Administrative Agent the fees set forth in the Fee Letter, at the times set forth therein.
Section 2.20.    Fees. Within two Business Days after the Effective Date, the Borrower shall pay to the Administrative Agent and the Lenders the then unpaid balance of all accrued and unpaid Fees due, owing and payable under and pursuant to this Agreement, including, as referred to in Section 2.19, and all reasonable and documented out-of-pocket expenses of the Administrative Agent (including reasonable attorneys’ fees of Milbank LLP) for which invoices have been presented at least one Business Day prior to the Effective Date.
Section 2.21.     [Reserved].
Section 2.22.    Nature of Fees. All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent, as provided herein and in the fee letters described in Section 2.19. Once paid, none of the Fees shall be refundable under any circumstances.
Section 2.23.    Right of Set-Off. Upon the occurrence and during the continuance of any Event of Default pursuant to Section 7.01(b), the Administrative Agent and each Lender (and their respective banking Affiliates) are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final but excluding deposits in the Escrow Accounts, Payroll Accounts and other accounts, in each case, held in trust for an identified beneficiary) at any time held and other indebtedness at any time owing by the Administrative Agent and each such Lender (or any of such banking Affiliates) to or for the credit or the account of the Borrower or any Guarantor against any and all of any such overdue amounts owing under the Loan Documents, irrespective of whether or not the Administrative Agent or such Lender shall have made any demand under any Loan Document; provided that in the event that any Defaulting Lender exercises any such right of setoff, (x) all amounts so set off will be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.26(d) and, pending such payment, will be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the DDTL Lenders and (y) the Defaulting Lender will provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender (or any of such banking Affiliates) and the Administrative Agent agrees promptly to notify the Borrower after any such set-off and application made by it (or any of its banking Affiliates), as the case

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may be, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and the Administrative Agent under this Section 2.23 are in addition to other rights and remedies which such Lender and the Administrative Agent may have upon the occurrence and during the continuance of any Event of Default.
Section 2.24.    [Reserved.].
Section 2.25.    Payment of Obligations. Subject to the provisions of Section 7.01, upon the maturity (whether by acceleration or otherwise) of any of the Obligations under this Agreement or any of the other Loan Documents of the Borrower, the Lenders shall be entitled to immediate payment of such Obligations.
Section 2.26.    Defaulting Lenders.
(a)    If at any time any Lender becomes a Defaulting Lender, then the Borrower may, on ten (10) Business Days’ prior written notice to the Administrative Agent and such Lender, replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.02(b) (with the assignment fee to be waived in such instance and subject to any consents required by such Section) all of its rights and obligations under this Agreement to one or more assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person.
(b)    Any Lender being replaced pursuant to Section 2.26(a) shall (i) execute and deliver an Assignment and Acceptance with respect to such Lender’s outstanding Commitments and Loans, and (ii) deliver any documentation evidencing such Loans to the Borrower or the Administrative Agent. Pursuant to such Assignment and Acceptance, (A) the assignee Lender shall acquire all or a portion, as specified by the Borrower and such assignee, of the assigning Lender’s outstanding Commitments and Loans, (B) all obligations of the Borrower owing to the assigning Lender relating to the Commitments and Loans so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such Assignment and Acceptance (including, without limitation, any amounts owed under Section 2.15 due to such replacement occurring on a day other than the last day of an Interest Period), and (C) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate documentation executed by the Borrower in connection with previous Borrowings, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Commitments and Loans, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender; provided that an assignment contemplated by this Section 2.26(b) shall become effective notwithstanding the failure by the Lender being replaced to deliver the Assignment and Acceptance contemplated by this Section 2.26(b), so long as the other actions specified in this Section 2.26(b) shall have been taken.
(c)    Anything herein to the contrary notwithstanding, if a DDTL Lender becomes, and during the period it remains, a Defaulting Lender, during such period, such Defaulting Lender shall not be entitled to any fees accruing during such period pursuant to Section 2.20 (without prejudice to the rights of the Non-Defaulting Lenders in respect of such fees).

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(d)    Any amount paid by the Borrower or otherwise received by the Administrative Agent for the account of a Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity payments or other amounts) will not be paid or distributed to such Defaulting Lender, but shall instead be retained by the Administrative Agent in a segregated account until (subject to Section 2.26(f)) the termination of the DDTL Commitments and payment in full of all obligations of the Borrower hereunder and will be applied by the Administrative Agent, to the fullest extent permitted by law, to the making of payments from time to time in the following order of priority:
first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent, second, to the payment of the default interest and then current interest due and payable to the DDTL Lenders which are Non-Defaulting Lenders hereunder, ratably among them in accordance with the amounts of such interest then due and payable to them, third, to the payment of fees then due and payable to the Non-Defaulting Lenders hereunder, ratably among them in accordance with the amounts of such fees then due and payable to them, fourth, to the ratable payment of other amounts then due and payable to the Non-Defaulting Lenders, and fifth, after the termination of the DDTL Commitments and payment in full of all obligations of the Borrower hereunder, to pay amounts owing under this Agreement to such Defaulting Lender or as a court of competent jurisdiction may otherwise direct.
(e)    The Borrower may terminate the unused amount of the Commitment of any Lender that is a Defaulting Lender upon not less than ten (10) Business Days’ prior notice to the Administrative Agent (which shall promptly notify the DDTL Lenders thereof), and in such event the provisions of Section 2.26(d) will apply to all amounts thereafter paid by the Borrower for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts), provided that (i) no Event of Default shall have occurred and be continuing and (ii) such termination shall not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent, or any Lender may have against such Defaulting Lender.
(f)    If the Borrower and the Administrative Agent agree in writing that a DDTL Lender that is a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the DDTL Lenders, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such DDTL Lender shall purchase at par such portions of outstanding DDT Loans of the other DDTL Lenders, and/or make such other adjustments, as the Administrative Agent may determine to be necessary to cause the DDTL Lenders to hold DDT Loans on a pro rata basis in accordance with their respective DDTL Commitments, whereupon such DDTL Lender shall cease to be a Defaulting

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Lender and will be a Non-Defaulting Lender; provided that no adjustments shall be made retroactively with respect to fees accrued while such DDTL Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender shall constitute a waiver or release of any claim of any party hereunder arising from such DDTL Lender’s having been a Defaulting Lender.
(g)    Notwithstanding anything to the contrary herein, the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 8.05.
Section 2.27.    [Reserved].
Section 2.28.    [Reserved].
SECTION 3.

REPRESENTATIONS AND WARRANTIES
In order to induce the Lenders to make Loans hereunder, the Borrower and each of the Guarantors jointly and severally represent and warrant as follows:
Section 3.01.    Organization and Authority. Each of the Borrower and the Guarantors (a) is duly organized, validly existing and in good standing (to the extent such concept is applicable in the applicable jurisdiction) under the laws of the jurisdiction of its organization and is duly qualified and in good standing in each other jurisdiction in which the failure to so qualify would have a Material Adverse Effect and (b) has the requisite corporate or limited liability company power and authority to effect the Transactions, to own or lease and operate its properties and to conduct its business as now or currently proposed to be conducted.
Section 3.02.    Air Carrier Status. The Borrower is an “air carrier” within the meaning of Section 40102 of Title 49 and holds a certificate under Section 41102 of Title 49. The Borrower holds an air carrier operating certificate issued pursuant to Chapter 447 of Title 49. The Borrower is a “citizen of the United States” as defined in Section 40102(a)(15) of Title 49 and as that statutory provision has been interpreted by the DOT pursuant to its policies (a “United States Citizen”). The Borrower possesses all necessary certificates, franchises, licenses, permits, rights, designations, authorizations, exemptions, concessions, frequencies and consents which relate to the operation of the routes flown by it and the conduct of its business and operations as currently conducted except where failure to so possess would not, in the aggregate, have a Material Adverse Effect.
Section 3.03.    Due Execution. The execution, delivery and performance by each of the Borrower and the Guarantors of each of the Loan Documents to which it is a party (a) are within the respective corporate or limited liability company powers of each of the Borrower and the Guarantors, have been duly authorized by all necessary corporate or limited liability company action, including the consent of shareholders or members where required, and do not (i) contravene the charter, by-laws or limited liability company agreement (or equivalent

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documentation) of the Borrower or any of the Guarantors, (ii) violate any applicable law (including, without limitation, the Securities Exchange Act of 1934) or regulation (including, without limitation, Regulations T, U or X of the Board), or any order or decree of any court or Governmental Authority, other than violations by the Borrower or the Guarantors which would not reasonably be expected to have a Material Adverse Effect, (iii) conflict with or result in a breach of, or constitute a default under, any material indenture, mortgage or deed of trust or any material lease, agreement or other instrument binding on the Borrower or the Guarantors or any of their properties, which, in the aggregate, would reasonably be expected to have a Material Adverse Effect, or (iv) result in or require the creation or imposition of any Lien upon any of the property of the Borrower or any of the other Grantors other than the Liens granted pursuant to this Agreement or the other Loan Documents; and (b) do not require the consent, authorization by or approval of or notice to or filing or registration with any Governmental Authority or any other Person, other than (i) the filing of financing statements under the UCC, (ii) the filings and consents contemplated by the Collateral Documents, (iii) approvals, consents and exemptions that have been obtained on or prior to the Effective Date and remain in full force and effect, (iv) consents, approvals and exemptions that the failure to obtain in the aggregate would not be reasonably expected to result in a Material Adverse Effect and (v) routine reporting obligations. Each Loan Document to which the Borrower or a Guarantor is a party has been duly executed and delivered by the Borrower and each of the Guarantors party thereto. This Agreement and the other Loan Documents to which the Borrower or any of the Guarantors is a party, each is a legal, valid and binding obligation of the Borrower and each Guarantor party thereto, enforceable against the Borrower and the Guarantors, as the case may be, in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
Section 3.04.    Statements Made.
(a)    The written information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement (as modified or supplemented by other written information so furnished), together with the Annual Report on Form 10-K for 2019 of the Borrower filed with the SEC and all Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that have been filed after December 31, 2019, by the Borrower, with the SEC (as amended), taken as a whole as of the Effective Date did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein not misleading in light of the circumstances in which such information was provided; provided that, with respect to projections, estimates or other forward-looking information the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
(b)    The Annual Report on Form 10-K of the Borrower most recently filed with the SEC, and each Quarterly Report on Form 10-Q and Current Report on Form 8-K of the Borrower filed with the SEC subsequently and prior to the date that this representation and warranty is being made, did not as of the date filed with the SEC (giving effect to any amendments thereof made prior to the date that this representation and warranty is being made) contain any untrue

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statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.
Section 3.05.    Financial Statements; Material Adverse Change.
(a)    The audited consolidated financial statements of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2019, included in the Borrower’s Annual Report on Form 10-K for 2019 filed with the SEC, as amended, present fairly, in all material respects, in accordance with GAAP, the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries on a consolidated basis as of such date and for such period.
(b)    Except as disclosed in the Borrower’s Annual Report on Form 10-K for 2019 or any subsequent report filed by the Borrower on Form 10-Q or Form 8-K with the SEC, since December 31, 2019, there has been no Material Adverse Change.
Section 3.06.    Ownership of Subsidiaries. As of the Effective Date, other than as set forth on Schedule 3.06, (a) each of the Persons listed on Schedule 3.06 is a wholly-owned, direct or indirect Subsidiary of the Borrower, and (b) the Borrower owns no other Subsidiaries (other than Immaterial Subsidiaries), whether directly or indirectly.
Section 3.07.    Liens. There are no Liens of any nature whatsoever on any Collateral other than Permitted Liens.
Section 3.08.    Use of Proceeds. The proceeds of the Loans shall be used for working capital or other general corporate purposes of the Borrower and its Subsidiaries (including the repayment of indebtedness and the payment of fees and transaction costs as contemplated hereby and as referred to in Sections 2.19 and 2.20).
Section 3.09.    Litigation and Compliance with Laws.
(a)    Except as disclosed in the Borrower’s Annual Report on Form 10-K for 2019 or any subsequent report filed by the Borrower on Form 10-Q or Form 8-K with the SEC since December 31, 2019, there are no actions, suits, proceedings or investigations pending or, to the knowledge of the Borrower or the Guarantors, threatened against the Borrower or the Guarantors or any of their respective properties (including any properties or assets that constitute Collateral under the terms of the Loan Documents), before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that (i) are likely to have a Material Adverse Effect or (ii) would reasonably be expected to affect the legality, validity, binding effect or enforceability of the Loan Documents or, in any material respect, the rights and remedies of the Administrative Agent or the Lenders thereunder or in connection with the Transactions.
(b)    Except with respect to any matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, the Borrower and each Guarantor to its knowledge is currently in compliance with all applicable statutes, regulations

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and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and ownership of its property.
Section 3.10.    [Reserved].
Section 3.11.    Margin Regulations; Investment Company Act.
(a)    Neither the Borrower nor any Guarantor is engaged, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board, “Margin Stock”), or extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Loans will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock in violation of Regulation U.
(b)    Neither the Borrower nor any Guarantor is, or after the making of the Loans will be, or is required to be, registered as an “investment company” under the Investment Company Act of 1940, as amended. Neither the making of any Loan, nor the application of the proceeds of any Loan or repayment of any Loan by the Borrower, nor the consummation of the other transactions contemplated by the Loan Documents, will violate any provision of such Act or any rule, regulation or order of the SEC thereunder.
Section 3.12.    Ownership of Collateral. Each Grantor has good title to the Collateral owned by it, free and clear of all Liens other than Permitted Liens.
Section 3.13.    Perfected Security Interests. On and after the date of the Initial Loan, the Collateral Documents, taken as a whole, are effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in all of the Collateral to the extent purported to be created thereby, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. With respect to the Initial Collateral as of the date of the initial Loan, at such time as (a) financing statements in appropriate form are filed in the appropriate offices (and the appropriate fees are paid) and (b) the other conditions set forth in Section 4.02(d) have been satisfied, the Administrative Agent, for the benefit of the Secured Parties, shall have a first priority perfected security interest and/or mortgage (or comparable Lien) in all of such Collateral to the extent that the Liens on such Collateral may be perfected upon the filings or recordations or upon the taking of the actions described in clauses (a) and (b) above, subject in each case only to Permitted Liens, and such security interest is entitled to the benefits, rights and protections afforded under the Collateral Documents applicable thereto (subject to the qualification set forth in the first sentence of this Section 3.13).
Section 3.14.    Payment of Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed by it and has paid or caused to be paid when due all Taxes required to have been paid by it, except and solely to the extent that, in each case (a) such Taxes are being contested in good faith by appropriate

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proceedings or (b) the failure to do so would not reasonably be expected to result in a Material Adverse Effect.
Section 3.15.    Anti-Corruption Laws and Sanctions. Borrower has implemented and maintains in effect policies and procedures intended to ensure compliance by Borrower, its Subsidiaries and, when acting in such capacity, their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and Borrower and its Subsidiaries are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of Borrower, any of its Subsidiaries or to the knowledge of Borrower any of their respective directors or officers is a Sanctioned Person.
SECTION 4.

CONDITIONS OF LENDING
Section 4.01.    Conditions Precedent to Effective Date. This Agreement shall become effective on the date on which the following conditions precedent shall have been satisfied (or waived by the Lenders in accordance with Section 10.08 and by the Administrative Agent):
(a)    Supporting Documents. The Administrative Agent shall have received with respect to the Borrower and the Guarantors in form and substance reasonably satisfactory to the Administrative Agent:
(i)    a certificate of the Secretary of State of the state of such entity’s incorporation or formation, dated as of a recent date, as to the good standing of that entity (to the extent available in the applicable jurisdiction) and as to the charter documents on file in the office of such Secretary of State;
(ii)    a certificate of the Secretary or an Assistant Secretary (or similar officer), of such entity dated the Effective Date and certifying (A) that attached thereto is a true and complete copy of the certificate of incorporation or formation and the by-laws or limited liability company or other operating agreement (as the case may be) of that entity as in effect on the date of such certification, (B) that attached thereto is a true and complete copy of resolutions adopted by the board of directors, board of managers or members of that entity authorizing the Borrowings hereunder, the execution, delivery and performance in accordance with their respective terms of this Agreement, the other Loan Documents and any other documents required or contemplated hereunder or thereunder, and the granting of Liens contemplated hereby and by the other Loan Documents (in each case to the extent applicable to such entity), (C) that the certificate of incorporation or formation of that entity has not been amended since the date of the last amendment thereto indicated on the certificate of the Secretary of State furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer of that entity executing this Agreement and the Loan Documents or any other document delivered by it in connection herewith or therewith (such certificate to contain a certification by another officer of that entity as to the incumbency and signature of the officer signing the certificate referred to in this clause (ii)); and

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(iii)    an Officer’s Certificate from the Borrower certifying (A) as to the truth in all material respects of the representations and warranties made by it contained in the Loan Documents as though made on the Effective Date, except to the extent that any such representation or warranty relates to a specified date, in which case as of such date (provided that any representation or warranty that is qualified by materiality, “Material Adverse Change” or “Material Adverse Effect” shall be true and correct in all respects as of the applicable date, before and after giving effect to the Transactions) and (B) as to the absence of any event occurring and continuing, or resulting from the Transactions, that constitutes an Event of Default.
(b)    Credit Agreement. Each party hereto shall have duly executed and delivered to the Administrative Agent this Agreement.
(c)    [Reserved].
(d)    [Reserved].
(e)    Opinions of Counsel. The Administrative Agent and the Lenders shall have received:
(i)    a written opinion of Brandon Nelson, General Counsel for the Borrower, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders;
(ii)    a written opinion of Debevoise & Plimpton LLP, special New York counsel to the Borrower and the Guarantors, dated the Effective Date, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders; and
(iii)    a written opinion of Milbank LLP, special New York counsel to the Administrative Agent, dated the Effective Date, in form and substance reasonably satisfactory to the Administrative Agent.
(f)    [Reserved].
(g)    Initial Appraisal. The Borrower shall have delivered a copy of the Initial Appraisal to the Administrative Agent and the Lenders.
(h)    Consents. All material governmental and third party consents and approvals necessary in connection with the financing contemplated hereby shall have been obtained, in form and substance reasonably satisfactory to the Administrative Agent, and be in full force and effect.
(i)    Representations and Warranties. All representations and warranties of the Borrower and the Guarantors contained in this Agreement and the other Loan Documents executed and delivered on the Effective Date shall be true and correct in all material respects on and as of the Effective Date, as though made on and as of such date (except to the extent any such representation or warranty by its terms is made as of a different specified date, in which

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case as of such specified date); provided that any representation or warranty that is qualified by materiality, “Material Adverse Change” or “Material Adverse Effect” shall be true and correct in all respects, as though made on and as of the applicable date, after giving effect to the Transactions.
(j)    No Event of Default. Before and after giving effect to the Transactions, no Event of Default shall have occurred and be continuing on the Effective Date.
(k)    Patriot Act. The Lenders shall have received at least five (5) days prior to the Effective Date all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act, that such Lenders shall have requested from the Borrower or a Guarantor prior to such date.
The execution by each Lender of this Agreement shall be deemed to be confirmation by such Lender that any condition relating to such Lender’s satisfaction or reasonable satisfaction with any documentation set forth in this Section 4.01 has been satisfied as to such Lender.
Section 4.02.    Conditions Precedent to Each Loan . The obligation of the Lenders to make each Loan, including the initial Loans, is subject to the satisfaction (or waiver in accordance with Section 10.08) of the following conditions precedent:
(a)    Notice. The Administrative Agent shall have received a Loan Request pursuant to Section 2.03 with respect to such borrowing.
(b)    Representations and Warranties. All representations and warranties contained in this Agreement and the other Loan Documents (other than, with respect to Loans made after the Effective Date, the representations and warranties set forth in Sections 3.05(b), 3.06 and 3.09(a)) shall be true and correct in all material respects on and as of the date of such Loan (both before and after giving effect thereto and the application of proceeds therefrom) with the same effect as if made on and as of such date except to the extent such representations and warranties expressly relate to an earlier date and in such case as of such date; provided that any representation or warranty that is qualified by materiality, “Material Adverse Change” or “Material Adverse Effect” shall be true and correct in all respects, as though made on and as of the applicable date, before and after giving effect to such Loan.
(c)    No Default. On the date of such Loan, no Event of Default, material Default or any Default incapable of being cured shall have occurred and be continuing nor shall any such Event of Default or Default, as the case may be, occur by reason of the making of the requested Borrowing or the application of proceeds thereof.
(d)    Security Agreements and Other Documentation Relating to Collateral. In the case of the initial Loan, the additional conditions set forth on Annex C hereto with respect to the Initial Collateral shall have been satisfied or waived on or prior to the date of such initial Loan.

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(e)    Payment of Fees and Expenses. On or prior to the date of the initial Loans, the Borrower shall have paid to the Administrative Agent and the Lenders the then unpaid balance of all accrued and unpaid Fees due, owing and payable under and pursuant to this Agreement, including, as referred to in Sections 2.19 and 2.20, and all reasonable and documented out-of-pocket expenses of the Administrative Agent (including reasonable attorneys’ fees of Milbank LLP) for which invoices were presented at least one Business Day prior to the Effective Date.
The acceptance by the Borrower of each extension of credit hereunder shall be deemed to be a representation and warranty by the Borrower that the conditions specified in this Section 4.02 have been satisfied at that time.
SECTION 5.

AFFIRMATIVE COVENANTS
From the Effective Date and for so long as the Commitments remain in effect or the principal of or interest on any Loan is owing (or any other amount that is due and unpaid on the first date that none of the foregoing is in effect, outstanding or owing, respectively, is owing) to any Lender or the Administrative Agent hereunder:
Section 5.01.    Financial Statements, Reports, etc. The Borrower shall deliver to the Administrative Agent on behalf of the Lenders:
(a)    Within ninety (90) days after the end of each fiscal year, the Borrower’s consolidated balance sheet and related statement of income and cash flows, showing the financial condition of the Borrower and its Subsidiaries on a consolidated basis as of the close of such fiscal year and the results of their respective operations during such year, the consolidated statement of the Borrower to be audited for the Borrower by independent public accountants of recognized national standing and to be accompanied by an opinion of such accountants (without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements fairly present in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP; provided that the foregoing delivery requirement shall be satisfied if the Borrower shall have filed with the SEC its Annual Report on Form 10-K for such fiscal year, which is available to the public via EDGAR or any similar successor system;
(b)    Within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, the Borrower’s consolidated balance sheets and related statements of income and cash flows, showing the financial condition of the Borrower and its Subsidiaries on a consolidated basis as of the close of such fiscal quarter and the results of their operations during such fiscal quarter and the then elapsed portion of the fiscal year, each certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year end audit adjustments and the absence of footnotes; provided that the foregoing delivery requirement shall be satisfied if the Borrower shall have filed with the

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SEC its Quarterly Report on Form 10-Q for such fiscal quarter, which is available to the public via EDGAR or any similar successor system;
(c)    Within the time period under Section 5.01(a) above, a certificate of a Responsible Officer of the Borrower certifying that, to the knowledge of such Responsible Officer, no Default or Event of Default has occurred and is continuing, or, if, to the knowledge of such Responsible Officer, such a Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;
(d)    Within the time period under (a) and (b) of this Section 5.01, a certificate of a Responsible Officer demonstrating in reasonable detail compliance with Section 6.08 as of the end of the preceding fiscal quarter;
(e)    [reserved];
(f)    [reserved];
(g)    Promptly after a Responsible Officer obtains knowledge thereof, notice of the failure of any material assumption contained in any Appraisal to be correct, except if such failure would not reasonably be expected to materially adversely affect the Appraised Value of the applicable type of Collateral;
(h)    So long as any Commitment or Loan is outstanding, within 30 days after the Chief Financial Officer or the Treasurer of the Borrower becoming aware of the occurrence of a Default or an Event of Default that is continuing, an Officer’s Certificate specifying such Default or Event of Default and what action the Borrower and its Subsidiaries are taking or propose to take with respect thereto; and
(i)    Promptly, from time to time, such other information regarding the Collateral and the operations, business affairs and financial condition of either the Borrower or any Guarantor, in each case as the Administrative Agent, at the request of any Lender, may reasonably request.
Subject to the next succeeding sentence, information delivered pursuant to this Section 5.01 to the Administrative Agent may be made available by the Administrative Agent to the Lenders by posting such information on the Intralinks website on the Internet at http://www.intralinks.com. Information required to be delivered pursuant to this Section 5.01 by the Borrower shall be delivered pursuant to Section 10.01 hereto. Information required to be delivered pursuant to this Section 5.01 (to the extent not made available as set forth above) shall be deemed to have been delivered to the Administrative Agent on the date on which the Borrower provides written notice to the Administrative Agent that such information has been posted on the Borrower’s general commercial website on the Internet (to the extent such information has been posted or is available as described in such notice), as such website may be specified by the Borrower to the Administrative Agent from time to time. Information required to be delivered pursuant to this Section 5.01 shall be in a format which is suitable for transmission.

Any notice or other communication delivered pursuant to this Section 5.01, or otherwise pursuant to this Agreement, shall be deemed to contain material non-public

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information unless (i) expressly marked by the Borrower or a Guarantor as “PUBLIC”, (ii) such notice or communication consists of copies of the Borrower’s public filings with the SEC or (iii) such notice or communication has been posted on a the Borrower’s general commercial website on the Internet, as such website may be specified by the Borrower to the Administrative Agent from time to time.
Section 5.02.    Taxes. The Borrower shall pay, and cause each of its Subsidiaries to pay, all material taxes, assessments, and governmental levies before the same shall become more than 90 days delinquent, other than taxes, assessments and levies (i) being contested in good faith by appropriate proceedings and (ii) the failure to effect such payment of which are not reasonably be expected to have a Material Adverse Effect.
Section 5.03.    Stay, Extension and Usury Laws. The Borrower and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Agreement; and the Borrower and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Administrative Agent, but will suffer and permit the execution of every such power as though no such law has been enacted.
Section 5.04.    Corporate Existence. The Borrower shall do or cause to be done all things reasonably necessary to preserve and keep in full force and effect:
(1)    its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Borrower or any such Subsidiary; and
(2)    the rights (charter and statutory) and material franchises of the Borrower and its Subsidiaries; provided, however, that the Borrower shall not be required to preserve any such right or franchise, or the corporate, partnership or other existence of it or any of its Subsidiaries, if its Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower and its Subsidiaries, taken as a whole, and that the loss thereof would not, individually or in the aggregate, have a Material Adverse Effect.
For the avoidance of doubt, this Section 5.04 shall not prohibit any actions permitted by Section 6.10 hereof or described in Section 6.10(b).
Section 5.05.    Compliance with Laws. The Borrower shall comply, and cause each of its Subsidiaries to comply, with all applicable laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where such noncompliance, individually or in the aggregate, would not reasonably be expected to result in a Material

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Adverse Effect. Without limiting the foregoing, the Borrower will maintain in effect policies and procedures intended to ensure compliance by Borrower, its Subsidiaries and, when acting in such capacity, their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
Section 5.06.    [Reserved].
Section 5.07.    Delivery of Appraisals. The Borrower shall promptly (but in any event within 45 days) following a request by the Administrative Agent if an Event of Default has occurred and is continuing deliver or cause to be delivered to the Administrative Agent one or more appraisals of the Collateral from any internationally recognized aircraft appraiser selected by it.
Section 5.08.    Regulatory Cooperation. In connection with any foreclosure, collection, sale or other enforcement of Liens granted to the Administrative Agent in the Collateral Documents, the Borrower will, and will cause its Subsidiaries to, reasonably cooperate in good faith with the Administrative Agent or its designee in obtaining all regulatory licenses, consents and other governmental approvals necessary or (in the reasonable opinion of the Administrative Agent or its designee) reasonably advisable to conduct all aviation operations with respect to the Collateral and will, at the reasonable request of the Administrative Agent and in good faith, continue to operate and manage the Collateral and maintain all applicable regulatory licenses with respect to the Collateral until such time as the Administrative Agent or its designee obtain such licenses, consents and approvals, and at such time the Borrower will, and will cause its Subsidiaries to, cooperate in good faith with the transition of the aviation operations with respect to the Collateral to any new aviation operator (including, without limitation, the Administrative Agent or its designee).
Section 5.09.    Regulatory Matters; Citizenship; Collateral Requirements.
The Borrower will:
(1)    maintain at all times its status as an “air carrier” within the meaning of Section 40102(a)(2) of Title 49, and hold a certificate under Section 41102(a)(1) of Title 49;
(2)    be a United States Citizen;
(3)    maintain at all times its status at the FAA as an “air carrier” and hold an air carrier operating certificate under Section 44705 of Title 49 and operations specifications issued by the FAA pursuant to Parts 119 and 121 of Title 14 as currently in effect or as may be amended or recodified from time to time;
Section 5.10.     Collateral Ownership.

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Subject to the provisions described (including the actions permitted) under Sections 6.04 and 6.10 hereof, each Grantor will continue to maintain its interest in and right to use all property and assets so long as such property and assets constitute Collateral.
Section 5.11.    Insurance. The Borrower shall:
(1)    comply with the insurance provisions of the Aircraft and Spare Engine Mortgage;
(2)    [reserved]; and
(3)    maintain such other insurance or self insurance as may be required by law.
Section 5.12.    Additional Guarantors; Grantors; Collateral.
(a)    If the Borrower or any of its Subsidiaries acquires or creates another Domestic Subsidiary after the Effective Date, then the Borrower will promptly cause such Domestic Subsidiary to become a party to the Guarantee contained in Section 9 hereof by executing an Instrument of Assumption and Joinder substantially in the form attached hereto as Exhibit B; provided, that any Domestic Subsidiary that constitutes an Immaterial Subsidiary, a Receivables Subsidiary or an Excluded Subsidiary need not become a Guarantor unless and until 30 Business Days after such time as it ceases to be an Immaterial Subsidiary, a Receivables Subsidiary or an Excluded Subsidiary or such time as it guarantees, or pledges any property or assets to secure, any other Obligations.
(b)    If any Subsidiary acquires any existing Collateral from a Grantor that it is required pursuant to the terms of this Agreement to maintain as Collateral, in each case, after the Effective Date, the Borrower shall, in each case at its own expense, (A) cause any such Subsidiary to become a party to the Guarantee contained in Section 9 hereof (to the extent such Subsidiary is not already a party thereto) and cause any such Subsidiary to become a party to each applicable Collateral Document and all other agreements, instruments or documents that create or purport to create and perfect a first priority Lien (subject to Permitted Liens) in favor of the Administrative Agent for the benefit of the Secured Parties applicable to such Collateral, by executing and delivering to the Administrative Agent an Instrument of Assumption and Joinder substantially in the form attached hereto as Exhibit B and/or joinders to all applicable Collateral Documents or pursuant to new Collateral Documents, as the case may be, in form and substance reasonably satisfactory to the Administrative Agent (it being understood that in the case of Collateral consisting of Eligible Aircraft or Eligible Engines, the applicable Collateral Documents shall be the Aircraft and Spare Engine Mortgage), (B) promptly execute and deliver (or cause such Subsidiary to execute and deliver) to the Administrative Agent such documents and take such actions to create, grant, establish, preserve and perfect the first priority Liens (subject to Permitted Liens) (including to obtain any release or termination of Liens not permitted under Section 6.06 and the filing of UCC financing statements) in favor of the Administrative Agent for the benefit of the Secured Parties on such assets of the Borrower or such Subsidiary, as applicable, to secure the Obligations to the extent required under the

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applicable Collateral Documents or reasonably requested by the Administrative Agent, and to ensure that such Collateral shall be subject to no other Liens other than Permitted Liens and (C) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent, for the benefit of the Secured Parties, a written opinion of counsel (which counsel shall be reasonably satisfactory to the Administrative Agent) to the Borrower or such Subsidiary, as applicable, with respect to the matters described in clauses (A) and (B) hereof, in each case within twenty (20) Business Days after the addition of such Collateral and in form and substance reasonably satisfactory to the Administrative Agent.
Section 5.13.    Access to Books and Records.
(a)    The Borrower and the Guarantors will make and keep books, records and accounts in which full, true and correct entries in conformity with GAAP are made of all financial dealings and transactions in relation to its business and activities, including, without limitation, an accurate and fair reflection of the transactions and dispositions of the assets of the Borrower and the Guarantors.
(b)    The Borrower and the Guarantors will permit, to the extent not prohibited by applicable law, any representatives designated by the Administrative Agent or any Governmental Authority that is authorized to supervise or regulate the operations of a Lender, as designated by such Lender, upon reasonable prior written notice and, so long as no Event of Default has occurred and is continuing, at no out-of-pocket cost to the Borrower and the Guarantors, to visit the properties of the Borrower and the Guarantors, to examine its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during normal business hours, not more than once every twelve (12) months unless an Event of Default has occurred and is continuing, in which case such inspection right shall not be so limited; provided that if an Event of Default has occurred and is continuing, the Borrower and the Guarantors shall be responsible for the reasonable costs and expenses of any visits of the Administrative Agent and the Lenders, acting together (but not separately).
Section 5.14.    Further Assurances. The Borrower and each Guarantor shall execute any and all further documents and instruments, and take all further actions, that may be required or advisable under applicable law, or by the FAA, or that the Administrative Agent may reasonably request, in order to create, grant, establish, preserve, protect and perfect the validity, perfection and priority of the Liens and security interests created or intended to be created by the Collateral Documents, to the extent required under this Agreement or the Collateral Documents.
SECTION 6.

NEGATIVE COVENANTS
From the Effective Date and for so long as the Commitments remain in effect or principal of or interest on any Loan (or any other amount that is due and unpaid on the first date that none of the foregoing is in effect, outstanding or owing, respectively, is owing) to any Lender or the Administrative Agent hereunder:

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Section 6.01.    [Reserved].
Section 6.02.    [Reserved].
Section 6.03.    [Reserved].
Section 6.04.    Disposition of Collateral. Neither the Borrower nor any Grantor shall sell or otherwise Dispose of any Collateral (including, without limitation, by way of any Sale of a Grantor) except that such sale or other Disposition shall be permitted (i) in the case of a Permitted Disposition or (ii) if, in the case of any Collateral Sale (A) no Event of Default shall have occurred and be continuing and (B) the Net Proceeds of such Collateral Sale is at least equal to the Current Market Value (and not less than the Agreed Value) and (C) such Net Proceeds are applied to prepay the Loans pursuant to Section 2.12; provided that nothing contained in this Section 6.04 is intended to excuse performance by the Borrower or any Guarantor of any requirement of any Collateral Document that would be applicable to a Disposition permitted hereunder. A Disposition of Collateral referred to in clause (d) or (f) of the definition of “Permitted Disposition” shall not result in the automatic release of such Collateral from the security interest of the applicable Collateral Document, and the Collateral subject to such Disposition shall continue to constitute Collateral for all purposes of the Loan Documents (without prejudice to the rights of the Borrower to release any such Collateral pursuant to Section 6.09).
Section 6.05.    [Reserved].
Section 6.06.    Liens. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any property or asset that constitutes Collateral, except Permitted Liens.
Section 6.07.    Business Activities. The Borrower will not, and will not permit any of its Subsidiaries (other than JBTP, LLC) to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Borrower and its Subsidiaries taken as a whole.
Section 6.08.    Liquidity. The Borrower will not permit the aggregate amount of Liquidity to be less than $550,000,000 as of the end of any Business Day following the Effective Date.
Section 6.09.    Release of Collateral.
At the Borrower’s request, (a) upon a Refinancing Transaction (as defined in Section 2.12(a), provided (i) no Event of Default shall have occurred and be continuing after giving effect to such refinancing transaction and (ii) the Borrower shall have prepaid or cause to be prepaid substantially contemporaneously with such Refinancing Transaction, Loans in an amount specified by Section 2.12(a), and in accordance with Section 2.12, the Administrative Agent shall release the Lien on the Collateral subject to such Refinancing Transaction, (b) upon a Collateral Sale permitted by Section 6.04(ii), the Administrative Agent shall release the Lien on the

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Collateral subject to such Collateral Sale, and (c) at such time the Commitments are no longer outstanding and all principal and interest on all Loans and all other amounts then due and payable hereunder have been repaid in full, the Administrative Agent shall release all Liens on the Collateral. In connection herewith, the Administrative Agent agrees to promptly provide any documents or releases reasonably requested by the Borrower to evidence any such release.
Section 6.10.    Merger, Consolidation, or Sale of Assets.
(a)    The Borrower shall not directly or indirectly: (i) consolidate or merge with or into another Person (whether or not the Borrower is the surviving corporation) or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Borrower and its Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:
(1)    either:
(A)    the Borrower is the surviving corporation; or
(B)    the Person formed by or surviving any such consolidation or merger (if other than the Borrower) or to which such sale, assignment, transfer, conveyance or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia; and, if such entity is not a corporation, a co-obligor of the Loans is a corporation organized or existing under any such laws;
(2)    the Person formed by or surviving any such consolidation or merger (if other than the Borrower) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Borrower under the Loan Documents pursuant to agreements reasonably satisfactory to the Administrative Agent;
(3)    immediately after such transaction, no Event of Default exists; and
(4)    the Borrower shall have delivered to the Administrative Agent an Officer’s Certificate stating that such consolidation, merger or transfer complies with this Agreement.
In addition, the Borrower will not, directly or indirectly, lease all or substantially all of the properties and assets of the Borrower and its Subsidiaries taken as a whole, in one or more related transactions, to any other Person.
(b)    Section 6.10(a) will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Borrower and/or the Guarantors.
(c)    Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the

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Borrower in a transaction that is subject to, and that complies with the provisions of, Section 6.10(a), the successor Person formed by such consolidation or into or with which the Borrower is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Agreement referring to the Borrower shall refer instead to the successor Person and not to the Borrower), and may exercise every right and power of the Borrower under this Agreement with the same effect as if such successor Person had been named as the Borrower herein; provided, however, that the Borrower, if applicable, shall not be relieved from the obligation to pay the principal of, and interest, if any, on the Loan except in the case of a sale of all of the Borrower’s assets in a transaction that is subject to, and that complies with the provisions of, Section 6.10(a) hereof. In connection with any transfer under this clause (c), such successor Person shall provide all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act, as reasonably requested by any Lender.
Section 6.11.    Use of Proceeds. The Borrower will not use, and will not permit any of its Subsidiaries to use, the proceeds of any Borrowing (A) in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country (except to the extent permitted by applicable law), or (C) in any manner that would result in the violation of any Sanctions applicable to the Borrower or any of its Subsidiaries.
SECTION 7.

EVENTS OF DEFAULT
Section 7.01.    Events of Default. In the case of the happening of any of the following events and the continuance thereof beyond the applicable grace period if any (each, an “Event of Default”):
(a)    any representation or warranty made by the Borrower or any Guarantor in this Agreement or in any other Loan Document shall prove to have been false or incorrect in any material respect when made and such representation, to the extent capable of being corrected, is not corrected within ten (10) Business Days after receipt by the Borrower of notice from the Administrative Agent of such default; or
(b)    default shall be made in the payment of (i) any principal of the Loans, when and as the same shall become due and payable; (ii) any interest on the Loans and such default shall continue unremedied for more than five (5) Business Days; or (iii) any other amount payable hereunder when due and such default shall continue unremedied for more than ten (10) Business Days after receipt of written notice by the Borrower from the Administrative Agent of the default in making such payment when due; or
(c)    default shall be made by the Borrower in the due observance of the covenant contained in Section 5.01(h), 6.04(ii) or 6.08 or hereof; or

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(d)    default shall be made by the Borrower or any Subsidiary of the Borrower in the due observance or performance of any other covenant, condition or agreement to be observed or performed by it pursuant to the terms of this Agreement or any of the other Loan Documents and such default shall continue unremedied for more than sixty (60) days after receipt of written notice by the Borrower from the Administrative Agent of such default; or
(e)    (A) any material provision of any Loan Document to which the Borrower or a Guarantor is a party ceases to be a valid and binding obligation of the Borrower or such Guarantor, or the Borrower or any of the Guarantors shall so assert in any pleading filed in any court or (B) the Lien on any material portion of the Collateral intended to be created by the Loan Documents shall cease to be or shall not be a valid and perfected Lien having the priorities contemplated hereby or thereby (subject to Permitted Liens and except as permitted by the terms of this Agreement or the Collateral Documents or other than as a result of the action, delay or inaction of the Administrative Agent) for a period of fifteen (15) consecutive days after the Borrower receives written notice thereof from the Administrative Agent; or;
(f)    The Borrower, any Significant Subsidiary or any group of Subsidiaries of the Borrower that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:
(1)    commences a voluntary case,
(2)    consents to the entry of an order for relief against it in an involuntary case,
(3)    consents to the appointment of a custodian of it or for all or substantially all of its property,
(4)    makes a general assignment for the benefit of its creditors, or
(5)    admits in writing its inability generally to pay its debts; or
(g)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(1)    is for relief against the Borrower, any Significant Subsidiary or any group of Subsidiaries of the Borrower that, taken together, would constitute a Significant Subsidiary in an involuntary case;
(2)    appoints a custodian of the Borrower, any Significant Subsidiary or any group of Subsidiaries of the Borrower that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Borrower, any Significant Subsidiary or any group of Subsidiaries of the Borrower that, taken together, would constitute a Significant Subsidiary; or

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(3)    orders the liquidation of the Borrower, any Significant Subsidiary or any group of Subsidiaries of the Borrower that, taken together, would constitute a Significant Subsidiary;
and in each case the order or decree remains unstayed and in effect for sixty (60) consecutive days; or
(h)    failure by the Borrower or any of the Borrower’s Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $50,000,000 (determined net of amounts covered by insurance policies issued by creditworthy insurance companies (and as to which the applicable insurance company has not denied coverage) or by third party indemnities or a combination thereof), which judgments are not paid, discharged, bonded, satisfied or stayed for a period of sixty (60) days; or
(i)    (1) the Borrower or any Guarantor shall default in the performance of any obligation relating to Material Indebtedness and any applicable grace periods shall have expired and any applicable notice requirements shall have been complied with, and as a result of such default the holder or holders of such Material Indebtedness or any trustee or agent on behalf of such holder or holders shall be permitted to cause such Material Indebtedness to become due prior to its scheduled final maturity date, and such ability to cause such Material Indebtedness to become due shall be continuing for a period of more than 60 consecutive days, (2) the Borrower or any Guarantor shall default in the performance of any obligation relating to any Indebtedness of the Borrower or a Guarantor outstanding under one or more agreements of the Borrower or a Guarantor that results in such Indebtedness coming due prior to its scheduled final maturity date in an aggregate principal amount at any single time unpaid exceeding $150,000,000 or (3) the Borrower or any Guarantor shall default in the payment of the outstanding principal amount due on the scheduled final maturity date of any Indebtedness outstanding under one or more agreements of the Borrower or a Guarantor, any applicable grace periods shall have expired and any applicable notice requirements shall have been complied with and such failure to make payment when due shall be continuing for a period of more than five (5) consecutive Business Days following the applicable scheduled final maturity date thereunder, in an aggregate principal amount at any single time unpaid exceeding $150,000,000.
then, and in every such event and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders, the Administrative Agent shall, by written notice to the Borrower, take one or more of the following actions, at the same or different times:
(i)     terminate forthwith the Commitments;
(ii)     declare the Loans or any portion thereof then outstanding to be forthwith due and payable, whereupon the principal of the Loans and other Obligations together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower and the Guarantors,

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anything contained herein or in any other Loan Document to the contrary notwithstanding;
(iii)     [reserved];
(iv)     set-off amounts in the accounts (other than Escrow Accounts, Payroll Accounts or other accounts held in trust for an identified beneficiary) maintained with the Administrative Agent (or any of its affiliates) and apply such amounts to the obligations of the Borrower and the Guarantors hereunder and in the other Loan Documents; and
(v)     exercise any and all remedies under the Loan Documents and under applicable law available to the Administrative Agent and the Lenders.
In case of any event with respect to the Borrower, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary described in clause (f) or (g) of this Section 7.01, the actions and events described in clauses (i), (ii) and (iii) above shall be required or taken automatically, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Any payment received as a result of the exercise of remedies hereunder shall be applied in accordance with Section 2.17(b).
SECTION 8.

THE AGENTS
Section 8.01.    Administration by Agents.
(a)    Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.
(b)    Each of the Lenders hereby authorizes the Administrative Agent, in its sole discretion:
(i)    in connection with the sale or other disposition of any asset that is part of the Collateral of the Borrower or any other Grantor, as the case may be, to the extent permitted by the terms of this Agreement, to release a Lien granted to the Administrative Agent, for the benefit of the Secured Parties, on such asset;
(ii)    to determine that the cost to the Borrower or any other Grantor, as the case may be, is disproportionate to the benefit to be realized by the Secured Parties by perfecting a Lien in a given asset or group of assets included in the Collateral and that the Borrower or such other Grantor, as the case may be, should not be required to perfect such Lien in favor of the Administrative Agent, for the benefit of the Secured Parties;
(iii)    to enter into the other Loan Documents on terms acceptable to the Administrative Agent and to perform its respective obligations thereunder;

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(iv)    to execute any documents or instruments necessary to release any Guarantor from the guarantees provided herein pursuant to Section 9.05;
(v)    to enter into intercreditor and/or subordination agreements in accordance with Sections 6.06 and 10.17 on terms reasonably acceptable to the Administrative Agent and to perform its obligations thereunder and to take such action and to exercise the powers, rights and remedies granted to it thereunder and with respect thereto; and
(vi)    to enter into any other agreements reasonably satisfactory to the Administrative Agent granting Liens to the Administrative Agent, for the benefit of the Secured Parties, on any assets of the Borrower or any other Grantor to secure the Obligations.
Section 8.02.    Rights of Administrative Agent. Any institution serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Administrative Agent, and such bank and its respective Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate of the Borrower as if it were not an Administrative Agent hereunder.
Section 8.03.    Liability of Agents.
(a)    The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (i) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing, (ii) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.08), (iii) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of the Borrower’s Subsidiaries that is communicated to or obtained by the institution serving as an Administrative Agent or any of its Affiliates in any capacity and (iv) the Administrative Agent will not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt, any action that may be in violation of the automatic stay under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.08) or in the absence of its own gross negligence, bad faith or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Event of Default unless and until written notice thereof is given to the

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Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for, or have any duty to ascertain or inquire into, (A) any statement, warranty or representation made in or in connection with this Agreement, (B) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (D) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (E) the satisfaction of any condition set forth in Section 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
(b)    The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
(c)    The Administrative Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through its Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
Section 8.04.    Reimbursement and Indemnification. Each Lender agrees (a) to reimburse on demand the Administrative Agent for such Lender’s Aggregate Exposure Percentage of any expenses and fees incurred for the benefit of the Lenders under this Agreement and any of the Loan Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, and any other expense incurred in connection with the operations or enforcement thereof, not reimbursed by the Borrower or the Guarantors and (b) to indemnify and hold harmless the Administrative Agent and any of its Related Parties, on demand, in the amount equal to such Lender’s Aggregate Exposure Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by it or any of them under this Agreement or any of the Loan Documents to the extent not reimbursed by the Borrower or the Guarantors (except such as shall result from its gross negligence or willful misconduct as determined in a final and nonappealable judgment by a court of competent jurisdiction).

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Section 8.05.    Successor Agents. Subject to the appointment and acceptance of a successor agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation by the Administrative Agent, the Required Lenders shall have the right, with the consent (provided no Event of Default or Default has occurred and is continuing) of the Borrower (such consent not to be unreasonably withheld or delayed), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, with the consent (provided no Event of Default or Default has occurred or is continuing) of the Borrower (such consent not to be unreasonably withheld or delayed), appoint a successor Administrative Agent which shall be a bank institution with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as an Administrative Agent.
Section 8.06.    Independent Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.
Section 8.07.    Advances and Payments.
(a)    On the date of each Loan, the Administrative Agent shall be authorized (but not obligated) to advance, for the account of each of the Lenders, the amount of the Loan to be made by it in accordance with its DDT Loan hereunder. Should the Administrative Agent do so, each of the Lenders agrees forthwith to reimburse the Administrative Agent in immediately available funds for the amount so advanced on its behalf by the Administrative Agent, together with interest at the Federal Funds Effective Rate if not so reimbursed on the date due from and including such date but not including the date of reimbursement.
(b)    Any amounts received by the Administrative Agent in connection with this Agreement (other than amounts to which the Administrative Agent is entitled pursuant to Sections 2.19, 2.20, 8.04 and 10.04), the application of which is not otherwise provided for in this Agreement, shall be applied in accordance with Section 2.17(b). All amounts to be paid to a

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Lender by the Administrative Agent shall be credited to that Lender, after collection by the Administrative Agent, in immediately available funds either by wire transfer or deposit in that Lender’s correspondent account with the Administrative Agent, as such Lender and the Administrative Agent shall from time to time agree.
Section 8.08.    Sharing of Setoffs. Each Lender agrees that, except to the extent this Agreement expressly provides for payments to be allocated to a particular Lender, if it shall, through the exercise either by it or any of its banking Affiliates of a right of banker’s lien, setoff or counterclaim against the Borrower or a Guarantor, including, but not limited to, a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim and received by such Lender (or any of its banking Affiliates) under any applicable bankruptcy, insolvency or other similar law, or otherwise, obtain payment in respect of its DDTL Extensions of Credit as a result of which the unpaid portion of its DDTL Extensions of Credit is proportionately less than the unpaid portion of the DDTL Extensions of Credit of any other Lender (a) it shall promptly purchase at par (and shall be deemed to have thereupon purchased) from such other Lender a participation in the Loans of such other Lender, so that the aggregate amount of each Lender’s DDTL Extensions of Credit and its participation in Loans of the other Lenders shall be in the same proportion to the aggregate unpaid principal amount of all DDTL Extensions of Credit then outstanding as the amount of its DDTL Extensions of Credit prior to the obtaining of such payment was to the amount of all DDTL Extensions of Credit prior to the obtaining of such payment and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that the Lenders share such payment pro-rata, provided that if any such non-pro-rata payment is thereafter recovered or otherwise set aside, such purchase of participations shall be rescinded (without interest). The Borrower expressly consents to the foregoing arrangements and agrees, to the fullest extent permitted by law, that any Lender holding (or deemed to be holding) a participation in a Loan acquired pursuant to this Section or any of its banking Affiliates may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender as fully as if such Lender was the original obligee thereon, in the amount of such participation. The provisions of this Section 8.08 shall not be construed to apply to (a) any payment made by the Borrower or a Guarantor pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (b) any payment obtained by any Lender as consideration for the assignment or sale of a participation in any of its Loans or other Obligations owed to it.
Section 8.09.    Withholding Taxes. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any withholding tax applicable to such payment. If the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender for any reason, or the Administrative Agent has paid over to the Internal Revenue Service applicable withholding tax relating to a payment to a Lender but no deduction has been made from such payment, without duplication of any indemnification obligations set forth in Section 8.04, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative

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Agent as tax or otherwise, including any penalties or interest and together with any expenses incurred.
Section 8.10.    Appointment by Secured Parties. Each Secured Party that is not a party to this Agreement shall be deemed to have appointed the Administrative Agent as its agent under the Loan Documents in accordance with the terms of this Section 8 and to have acknowledged that the provisions of this Section 8 apply to such Secured Party mutatis mutandis as though it were a party hereto (and any acceptance by such Secured Party of the benefits of this Agreement or any other Loan Document shall be deemed an acknowledgment of the foregoing).
SECTION 9.

GUARANTY
Section 9.01.    Guaranty.
(a)    Each of the Guarantors unconditionally, absolutely and irrevocably guarantees the due and punctual payment by the Borrower of the Obligations (including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of the obligor whether or not post filing interest is allowed in such proceeding) (collectively, the “Guaranteed Obligations” and the obligations of each Guarantor in respect thereof, its “Guaranty Obligations”). Each of the Guarantors further agrees that, to the extent permitted by applicable law, the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and it will remain bound upon this guaranty notwithstanding any extension or renewal of any of the Obligations. The Guaranteed Obligations of the Guarantors shall be joint and several. Each of the Guarantors further agrees that its guaranty hereunder is a primary obligation of such Guarantor and not merely a contract of surety.
(b)    To the extent permitted by applicable law, each of the Guarantors waives presentation to, demand for payment from and protest to the Borrower or any other Guarantor, and also waives notice of protest for nonpayment. The obligations of the Guarantors hereunder shall not, to the extent permitted by applicable law, be affected by (i) the failure of the Administrative Agent or a Lender to assert any claim or demand or to enforce any right or remedy against the Borrower or any other Guarantor under the provisions of this Agreement or any other Loan Document or otherwise; (ii) any extension or renewal of any provision hereof or thereof; (iii) any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of any of the Loan Documents; (iv) the release, exchange, waiver or foreclosure of any security held by the Administrative Agent for the Obligations or any of them; (v) the failure of the Administrative Agent or a Lender to exercise any right or remedy against any other Guarantor; or (vi) the release or substitution of any Collateral or any other Guarantor.
(c)    To the extent permitted by applicable law, each of the Guarantors further agrees that this guaranty constitutes a guaranty of payment when due and not just of collection, and waives any right to require that any resort be had by the Administrative Agent or a Lender to any security held for payment of the Obligations or to any balance of any deposit, account or credit

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on the books of the Administrative Agent or a Lender in favor of the Borrower or any other Guarantor, or to any other Person.
(d)    To the extent permitted by applicable law, each of the Guarantors hereby waives any defense that it might have based on a failure to remain informed of the financial condition of the Borrower and of any other Guarantor and any circumstances affecting the ability of the Borrower to perform under this Agreement.
(e)    To the extent permitted by applicable law, each Guarantor’s guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any other instrument evidencing any Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other circumstance relating to the Obligations which might otherwise constitute a defense to this guaranty (other than payment in full in cash of the Obligations in accordance with the terms of this Agreement (other than those that constitute unasserted contingent indemnification obligations)). Neither the Administrative Agent nor any of the Lenders makes any representation or warranty in respect to any such circumstances or shall have any duty or responsibility whatsoever to any Guarantor in respect of the management and maintenance of the Obligations.
(f)    Upon the occurrence of the Obligations becoming due and payable (by acceleration or otherwise), the Lenders shall be entitled to immediate payment of such Obligations by the Guarantors upon written demand by the Administrative Agent.
Section 9.02.    No Impairment of Guaranty. To the extent permitted by applicable law, the obligations of the Guarantors hereunder shall not be subject to any reduction, limitation or impairment for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, other than pursuant to a written agreement in compliance with Section 10.08 and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations. To the extent permitted by applicable law, without limiting the generality of the foregoing, the obligations of the Guarantors hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or a Lender to assert any claim or demand or to enforce any remedy under this Agreement or any other agreement, by any waiver or modification of any provision hereof or thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantors or would otherwise operate as a discharge of the Guarantors as a matter of law.
Section 9.03.    Continuation and Reinstatement, etc. Each Guarantor further agrees that its guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent, any Lender or any other Secured Party upon the bankruptcy or reorganization of the Borrower or a Guarantor, or otherwise.
Section 9.04.    Subrogation. Upon payment by any Guarantor of any sums to the Administrative Agent or a Lender hereunder, all rights of such Guarantor against the Borrower

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arising as a result thereof by way of right of subrogation or otherwise, shall in all respects be subordinate and junior in right of payment to the prior payment in full of all the Obligations (including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of an obligor whether or not post filing interest is allowed in such proceeding). If any amount shall be paid to such Guarantor for the account of the Borrower relating to the Obligations prior to payment in full of the Obligations, such amount shall be held in trust for the benefit of the Administrative Agent and the Lenders and shall forthwith be paid to the Administrative Agent and the Lenders to be credited and applied to the Obligations, whether matured or unmatured.
Section 9.05.    Discharge of Guaranty.
(a)    In the event of any sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all Capital Stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) the Borrower or a Guarantor or the merger or consolidation of a Guarantor with or into the Borrower or another Guarantor, in each case, in a transaction permitted under this Agreement, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be automatically released and relieved of any obligations under its Guarantee of the Guaranteed Obligations.
(b)    Upon the request of the Borrower, the guarantee of any Guarantor that is an Immaterial Subsidiary shall be promptly released; provided that (i) no Event of Default shall have occurred and be continuing or shall result therefrom and (ii) the Borrower shall have delivered a certificate of a Responsible Officer certifying that such Subsidiary is an Immaterial Subsidiary; provided further that a Subsidiary that is considered not to be an Immaterial Subsidiary solely pursuant to clause (i)(1) of the second proviso of the definition thereof shall, solely for purposes of this clause (b), be considered an Immaterial Subsidiary.
(c)    The Administrative Agent shall use commercially reasonable efforts to execute and deliver, at the Borrower’s expense, such documents as the Borrower or any Guarantor may reasonably request to evidence the release of the guarantee of such Guarantor provided herein.
SECTION 10.

MISCELLANEOUS
Section 10.01.    Notices.
(a)    Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein or under any other Loan Document shall be in writing (including by facsimile), and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

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(i)    if to the Borrower or any Guarantor, to it at JetBlue Airways Corporation, 27-01 Queens Plaza North, Long Island City, New York 11101, telephone: (718) 286-7900, facsimile: (718) 425-9260, email: Treasury@jetblue.com; Attention: Treasurer;
with a copy to:
JetBlue Airways Corporation, 27-01 Queens Plaza North, Long Island City, New York 11101, telephone: (718) 286-7900, facsimile: (718) 425-9260; Attention: General Counsel;
(ii)    if to MSSF as Administrative Agent, to it at Morgan Stanley Senior Funding, Inc., c/o Morgan Stanley Loan Servicing, 1300 Thames Street Wharf, 4th Floor Baltimore, Maryland 21231, facsimile: (443) 627-4355;
(iii)    [reserved]; and
(iv)    if to any other Lender, to it at its address (or telecopy number) set forth in Annex A hereto or, if subsequently delivered, an Assignment and Acceptance.
(b)    Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its reasonable discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
(c)    Any party hereto may change its address, telecopy number or e-mail address for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
Section 10.02.    Successors and Assigns.
(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void), provided that the foregoing shall not restrict any transaction permitted by Section 6.10, and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 10.02. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (d) of this Section 10.02) and, to the extent expressly

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contemplated hereby, the Related Parties of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    (c)  Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its DDTL Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:
(A)    the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment if the assignee is a Lender, an Affiliate of a Lender or an Approved Fund of a Lender, in each case so long as such assignee is an Eligible Assignee; and
(B)    the Borrower; provided that no consent of the Borrower shall be required for an assignment (I) if an Event of Default has occurred and is continuing, (II) if the assignee is a Lender, an Affiliate of a Lender or an Approved Fund of a Lender, in each case so long as such assignee is an Eligible Assignee or (III) of any Loans (but not Commitments) to an Eligible Assignee; provided, further, that the Borrower’s consent will be deemed given with respect to a proposed assignment if no response is received with ten (10) Business Days after having received a written request from such Lender pursuant to this Section 10.02(b).
(ii)    Assignments shall be subject to the following additional conditions:
(A)    any assignment of any portion of the Total DDTL Commitment and DDT Loans shall be made to an Eligible Assignee;
(B)    except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund of a Lender or an assignment of the entire remaining amount of the assigning Lender’s DDTL Commitment or Loans, the amount of such Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000, and after giving effect to such assignment, the portion of the Loan or Commitment held by the assigning Lender of the same tranche as the assigned portion of the Loan or Commitment shall not be less than $5,000,000, in each case unless the Borrower and the Administrative Agent otherwise consent; provided that no consent of the Borrower shall be required with respect to such assignment if an Event of Default has occurred and is continuing; provided, further, that any such assignment shall be in increments of $500,000 in excess of the minimum amount described above;
(C)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

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(D)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 for the account of the Administrative Agent; and
(E)    the assignee, if it was not a Lender immediately prior to such assignment, shall deliver (i) to the Administrative Agent an administrative questionnaire in a form as the Administrative Agent may require and (ii) any documents required to be delivered pursuant to Section 2.16.
For the purposes of this Section 10.02(b), the term “Approved Fund” means with respect to any Lender, any Person (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of any natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers or manages such Lender.
(iii)    Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section 10.02, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a DDTL Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16 and 10.04). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.02 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section 10.02.
(iv)    The Administrative Agent shall maintain at its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the DDTL Commitments of, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Guarantors, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(v)    Notwithstanding anything to the contrary contained herein, no assignment may be made hereunder to any Defaulting Lender or any of its subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (v).

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(vi)    In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment will be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Borrower, Administrative Agent and each other DDTL Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Aggregate Exposure Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder becomes effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest will be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
(c)    Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed administrative questionnaire in a form as the Administrative Agent may require (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.04(a), 8.04 or 10.04(d), the Administrative Agent shall have no obligation to accept such Assignment and Acceptance and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(d)    (i)  Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) other than to any Affiliate of the Borrower or any Guarantor, or any natural person (or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of such natural person) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to

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approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.08(a) that affects such Participant. Subject to Section 10.02(d)(ii), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.02(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 8.08 as though it were a Lender, provided such Participant agrees to be subject to the requirements of Section 8.08 as though it were a Lender. Each Lender that sells a participation, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under this Agreement or any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender, the Borrower, a Guarantor and the Administrative Agent shall treat each person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such participation for all purposes of this Agreement, notwithstanding notice to the contrary.
(ii)    A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant and shall be subject to the terms of Section 2.18(a). The Lender selling the participation to such Participant shall be subject to the terms of Section 2.18(b) if such Participant requests compensation or additional amounts pursuant to Section 2.14 or 2.16. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless such Participant agrees, for the benefit of the Borrower, to comply with Sections 2.16(f), 2.16(g) and 2.16(h) as though it were a Lender.
(e)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank having jurisdiction over such Lender, and this Section 10.02 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(f)    Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.02, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or any of the Guarantors furnished to such Lender by or on behalf of the Borrower or any of the Guarantors;

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provided that prior to any such disclosure, each such assignee or participant or proposed assignee or participant provides to the Administrative Agent its agreement in writing to be bound for the benefit of the Borrower by either the provisions of Section 10.03 or other provisions at least as restrictive as Section 10.03.
Section 10.03.    Confidentiality. Each Lender agrees to keep any information delivered or made available by the Borrower or any of the Guarantors to it confidential, in accordance with its customary procedures, from anyone other than persons employed or retained by such Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans, and who are advised by such Lender of the confidential nature of such information; provided that nothing herein shall prevent any Lender from disclosing such information (a) to any of its Affiliates and their respective agents and advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential) or to any other Lender or any other party hereto, (b) upon the order of any court or administrative agency, (c) upon the request or demand of any regulatory agency or authority (including any self-regulatory authority), (d) which has been publicly disclosed other than as a result of a disclosure by the Administrative Agent or any Lender which is not permitted by this Agreement, (e) in connection with any litigation to which the Administrative Agent, any Lender, or their respective Affiliates may be a party to the extent reasonably required under applicable rules of discovery, (f) to the extent reasonably required in connection with the exercise of any remedy or enforcement of rights hereunder, (g) to such Lender’s legal counsel and independent auditors, (h) on a confidential basis to any rating agency in connection with rating the Borrower and its Subsidiaries or the facilities provided under this agreement, (i) with the consent of the Borrower, (j) to service providers in connection with the administration of the Facility and (k) to any actual or proposed participant or assignee of all or part of its rights hereunder, to any direct or indirect contractual counterparty (or the professional advisors thereto) to any swap or derivative transaction relating to the Borrower and its obligations or to any credit insurance provider relating to the Borrower and its obligations, in each case, subject to the proviso in Section 10.02(f) (with any reference to any assignee or participant set forth in such proviso being deemed to include a reference to such contractual counterparty or credit insurance provider for purposes of this Section 10.03(k)). If any Lender is in any manner requested or required to disclose any of the information delivered or made available to it by the Borrower or any of the Guarantors under clauses (b) or (e) of this Section, such Lender will, to the extent permitted by law, provide the Borrower or such Guarantor with prompt notice, to the extent reasonable, so that the Borrower or such Guarantor may seek, at its sole expense, a protective order or other appropriate remedy or may waive compliance with this Section 10.03.
Section 10.04.    Expenses; Indemnity; Damage Waiver.
(a)    (i) The Borrower shall pay or reimburse: (A) all reasonable fees and reasonable out-of-pocket expenses of the Administrative Agent (including the reasonable fees, disbursements and other charges of Milbank LLP, special counsel to the Administrative Agent) associated with the syndication of the credit facilities provided for herein, and the preparation, execution and delivery of the Loan Documents and any amendments, modifications or waivers of

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the provisions hereof requested by the Borrower (whether or not the transactions contemplated hereby or thereby shall be consummated); and (B) in connection with any enforcement of the Loan Documents, (i) all fees and out-of-pocket expenses of the Administrative Agent (including the reasonable fees, disbursements and other charges of a single counsel for the Administrative Agent) incurred during the continuance of a Default, (ii) all such fees and expenses of the Administrative Agent and the Lenders (including the reasonable fees, disbursements and other charges of counsel for the Administrative Agent and the Lenders, which may be separate counsel) incurred during the continuance of an Event of Default; and (C) all reasonable, documented, out-of-pocket costs, expenses, taxes, assessments and other charges (including the reasonable fees, disbursements and other charges of counsel for the Administrative Agent) incurred by the Administrative Agent in connection with any filing, registration, recording or perfection of any security interest contemplated by any Loan Document or incurred in connection with any release or addition of Collateral after the Effective Date.
(ii)    All payments or reimbursements pursuant to the foregoing clause (a)(i) shall be paid within thirty (30) days of written demand together with back-up documentation supporting such reimbursement request.
(b)    The Borrower shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, arising out of, in connection with, or as a result of any actual or prospective claim, litigation, investigation or proceeding, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto and whether or not any such claim, litigation, investigation or proceeding is brought by the Borrower, its equity holders, its Affiliates, its creditors or any other Person (including any investigating, preparing for or defending any such claims, actions, suits, investigations or proceedings, whether or not in connection with pending or threatened litigation in which such Indemnitee is a party), relating to (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan the use of the proceeds therefrom or (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to, or asserted against, the Borrower or any of its Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee (or of any Related Party that is a controlled Affiliate of such Indemnitee (a “Controlled Related Party”)), and any such Indemnitee shall repay the Borrower the amount of any expenses previously reimbursed by the Borrower in connection with any such loss, claims, damages, expenses or liability to such Indemnitee and, to the extent not repaid by any of them, such Indemnitee’s Controlled Related Parties not a party to this Agreement. This

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Section 10.04(b) shall not apply with respect to Taxes other than Taxes that represent losses or damages arising from any non-Tax claim.
(c)    In case any action or proceeding shall be brought or asserted against an Indemnitee in respect of which indemnity may be sought against the Borrower under the provisions of any Loan Document, such Indemnitee shall promptly notify the Borrower in writing and the Borrower shall, if requested by such Indemnitee or if the Borrower desires to do so, assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnitee but only if (i) no Event of Default shall have occurred and be continuing and (ii) such action or proceeding does not involve any risk of criminal liability or material risk of material civil money penalties being imposed on such Indemnitee. The Borrower shall not enter into any settlement of any such action or proceeding that admits any Indemnitee’s misconduct or negligence. The failure to so notify the Borrower shall not affect any obligations the Borrower may have to such Indemnitee under the Loan Documents or otherwise other than to the extent that the Borrower is materially adversely affected by such failure. The Indemnitees shall have the right to employ separate counsel in such action or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnitees unless: (i) the Borrower has agreed to pay such fees and expenses, (ii) the Borrower has failed to assume the defense of such action or proceeding and employ counsel reasonably satisfactory to the Indemnitees or (iii) the Indemnitees shall have been advised in writing by counsel that under prevailing ethical standards there may be a conflict between the positions of the Borrower and the Indemnitees in conducting the defense of such action or proceeding or that there may be legal defenses available to the Indemnitees different from or in addition to those available to the Borrower, in which case, if the Indemnitees notify the Borrower in writing that they elect to employ separate counsel at the expense of the Borrower, the Borrower shall not have the right to assume the defense of such action or proceeding on behalf of the Indemnitees; provided, however, that the Borrower shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be responsible hereunder for the reasonable fees and expenses of more than one such firm of separate counsel, in addition to any local counsel. The Borrower shall not be liable for any settlement of any such action or proceeding effected without the written consent of the Borrower (which shall not be unreasonably withheld or delayed).
(d)    To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section 10.04, each Lender severally agrees to pay to the Administrative Agent, as the case may be, such portion of the unpaid amount equal to such Lender’s Aggregate Exposure Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.
(e)    To the extent permitted by applicable law, each party hereto shall not assert, and hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out

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of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (except to the extent determined in a final and non-appealable judgment by a court of competent jurisdiction to have arisen from the bad faith, willful misconduct or gross negligence of such Indemnitee or any Controlled Related Party of such Indemnitee).
Section 10.05.    Governing Law; Jurisdiction; Consent to Service of Process.
(a)    This Agreement shall be construed in accordance with and governed by the law of the State of New York.
(b)    Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall, to the extent permitted by law, be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(c)    Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 10.05(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
Section 10.06.    No Waiver. No failure on the part of the Administrative Agent or any of the Lenders to exercise, and no delay in exercising, any right, power or remedy hereunder or any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.
Section 10.07.    Extension of Maturity. Should any payment of principal of or interest or any other amount due hereunder become due and payable on a day other than a Business Day,

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the maturity thereof shall be extended to the next succeeding Business Day and, in the case of principal, interest shall be payable thereon at the rate herein specified during such extension.
Section 10.08.    Amendments, etc.
(a)    No modification, amendment or waiver of any provision of this Agreement or any Collateral Document (other than the Account Control Agreements), and no consent to any departure by the Borrower or any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders (or signed by the Administrative Agent with the consent of the Required Lenders), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; provided, however, that, subject to Section 2.09(b) of this Agreement, no such modification or amendment shall without the prior written consent of:
(i)    each Lender directly and adversely affected thereby (A) increase the Commitment of any Lender or extend the termination date of the Commitment of any Lender (it being understood that a waiver of an Event of Default shall not constitute an increase in or extension of the termination date of the Commitment of a Lender), or (B) reduce the principal amount of any Loan or the rate of interest payable thereon (provided that only the consent of the Required Lenders shall be necessary for a waiver of default interest referred to in Section 2.08), or extend any date for the payment of interest or Fees hereunder or reduce any Fees payable hereunder or extend the final stated maturity of the DDT Loans or (C) amend, modify or waive any provision of Section 2.17(b); and
(ii)    all of the Lenders (A) amend or modify any provision of this Agreement which provides for the unanimous consent or approval of the Lenders, (B) amend this Section 10.08 that has the effect of changing the number or percentage of Lenders that must approve any modification, amendment, waiver or consent or modify the percentage of the Lenders required in the definition of Required Lenders, or (C) release all or substantially all of the Collateral from the Liens granted to the Administrative Agent hereunder or under any other Loan Document (except to the extent contemplated by Section 6.09 on the Effective Date or by the terms of the Collateral Documents);
provided further, that any Collateral Document may be amended, supplemented or otherwise modified with the consent of the applicable Grantor and the Administrative Agent to add assets (or categories of assets) to the Collateral covered by such Collateral Document.
Notwithstanding any provision to the contrary set forth herein or in any other Loan Document, without the consent of any Lender, the Borrower and the Administrative Agent may enter into one or more amendments hereto or to any other Loan Document in furtherance of the adoption of the LIBOR Successor Rate mutually determined by the Borrower and the Administrative Agent pursuant to Section 2.09(b) of this Agreement and such amendments shall be binding on each Lender, unless the Required Lenders have delivered an Objection Notice to such amendment(s) in accordance with Section 2.09(b).

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(b)    No such amendment or modification shall adversely affect the rights and obligations of the Administrative Agent hereunder without its prior written consent.
(c)    No notice to or demand on the Borrower or any Guarantor shall entitle the Borrower or any Guarantor to any other or further notice or demand in the same, similar or other circumstances. Each assignee under Section 10.02(b) shall be bound by any amendment, modification, waiver, or consent authorized as provided herein, and any consent by a Lender shall bind any Person subsequently acquiring an interest on the Loans held by such Lender. No amendment to this Agreement shall be effective against the Borrower or any Guarantor unless signed by the Borrower or such Guarantor, as the case may be.
(d)    Notwithstanding anything to the contrary contained in Section 10.08(a), (i) in the event that either the Borrower requests that this Agreement be modified or amended in a manner which would require the unanimous consent of all of the Lenders or the consent of all Lenders directly and adversely affected thereby and, in each case, such modification or amendment is agreed to by the Required Lenders, then the Borrower may replace any non-consenting Lender in accordance with Section 10.02; provided that such amendment or modification can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrower to be made pursuant to this clause (i)); and (ii) if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five (5) Business Days after written notice thereof to the Lenders.
(e)    [Reserved].
(f)    In addition, notwithstanding anything to the contrary contained in Section 10.08(a), this Agreement and, as appropriate, the other Loan Documents, may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the DDT Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.
(g)    [Reserved].
(h)    [Reserved].
Section 10.09.    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability

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of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section 10.10.    Headings. Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.
Section 10.11.    Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Event of Default or incorrect representation or warranty at the time any credit is extended hereunder. The provisions of Sections 2.14, 2.15, 2.16 and 10.04 and Section 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments, or the termination of this Agreement or any provision hereof.
Section 10.12.    Execution in Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or electronic .pdf copy shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 10.13.    USA Patriot Act. Each Lender that is subject to the requirements of the Patriot Act hereby notifies the Borrower and each Guarantor that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower and each Guarantor, which information includes the name and address of the Borrower and each Guarantor and other information that will allow such Lender to identify the Borrower and each Guarantor in accordance with the Patriot Act.
Section 10.14.    New Value. It is the intention of the parties hereto that any provision of Collateral by a Grantor as a condition to, or in connection with, the making of any Loan, shall be made as a contemporaneous exchange for new value given by the Lenders, as the case may be, to the Borrower.
Section 10.15.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR

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INDIRECTLY ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.15.
Section 10.16.    No Fiduciary Duty. The Administrative Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Borrower, its stockholders and/or its affiliates. The Borrower agree that nothing in the Loan Documents or otherwise related to the Transactions will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and the Borrower, its stockholders or its affiliates, on the other hand. The parties hereto acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Borrower and the Guarantors, on the other hand, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of the Borrower, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise the Borrower, its stockholders or its affiliates on other matters) or any other obligation to the Borrower except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of the Borrower, its management, stockholders, affiliates, creditors or any other Person. The Borrower acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Borrower agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Borrower, in connection with such transaction or the process leading thereto.
Section 10.17.    [Reserved].
Section 10.18.    Registrations with International Registry. Each of the parties hereto (i) consents to the registrations with the International Registry of the International Interests constituted by the Aircraft and Spare Engine Mortgage, and (ii) covenants and agrees that it will take all such action reasonably requested by the Borrower or Administrative Agent in order to make any registrations with the International Registry, including without limitation establishing a valid and existing account with the International Registry and appointing an Administrator and/or a Professional User reasonably acceptable to the Administrative Agent to make registrations with respect to the Mortgaged Collateral and providing consents to any registration as may be contemplated by the Loan Documents.

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Section 10.19.    Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
Section 10.01.     Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolutions Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is a party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC or such QFC Credit Support, and any rights in property securing such Supported QFC and such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding

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under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and the year first written.
JETBLUE AIRWAYS CORPORATION,
as Borrower

By:	/s/ Steve Priest Name: Steve Priest Title: Chief Financial Officer

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MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent and Lender

By:	/s/ Maya Venkatraman Name: Maya Venkatraman Title: Authorized Signatory

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GOLDMAN SACHS BANK USA, as Lender

By:	/s/ Charles Johnston Name: Charles Johnston Title: Authorized Signatory

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BARCLAYS BANK PLC, as Lender

By:	/s/ Sean Duggan Name: Sean Duggan Title: Vice President

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BNP PARIBAS, as Lender

By:	/s/ Ansan Avais Name: Ansan Avais Title: Vice President

By:	/s/ Bo Wang Name: Bo Wang Title: Vice President

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ANNEX A
to Delayed Draw Term Loan Credit Agreement
LENDERS AND COMMITMENTS
A.    Total DDTL Commitments

DDTL Lender	DDTL Commitment
Morgan Stanley Senior Funding, Inc.	$400,000,000
Goldman Sachs Bank USA	$250,000,000
Barclays Bank PLC	$250,000,000
BNP Paribas	$100,000,000
TOTAL:	$1,000,000,000

B.    Lender Notices
Morgan Stanley Senior Funding, Inc.
c/o Morgan Stanley Loan Servicing
1300 Thames Street Wharf, 4th Floor
Baltimore, Maryland 21231
Facsimile: (443) 627-4355

Goldman Sachs Bank USA
c/o Goldman, Sachs & Co.
Attention: Michelle Latzoni
30 Hudson Street, 5th Floor
Jersey City, NJ 07302
Phone: (212) 934-3921
Facsimile: (917) 997-3966
Email: gsd.link@gs.com
Barclays Bank PLC
Attention: Anh Tran
700 Prides Crossing
Newark, Delaware 19713
Phone: (201) 499-0040
Facsimile: (972) 535- 5728
Email: 19725355728@tls.ldsprod.com; Anh.Tran@Barclays.com
BNP Paribas
Attention: Aviation Finance Group
787 Seventh Avenue
New York, New York

Mortgage and Security Agreement
1005973744v2

Phone: (212) 471-8156
Facsimile: (212) 8412748

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ANNEX B
to Delayed Draw Term Loan Credit Agreement
LIST OF AIRCRAFT AND ENGINE APPRAISERS

Aviation Specialists Group, Inc.
IBA Group Ltd
Morten, Beyer and Agnew
Ascend FG Advisory
AVITAS, Inc.

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ANNEX C
to Delayed Draw Term Loan Credit Agreement
CONDITIONS WITH RESPECT TO COLLATERAL
Capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference in the Agreement or, if not defined therein, in the Aircraft and Spare Engine Mortgage.
(a)    The Borrower shall have duly executed and delivered to the Administrative Agent the Aircraft and Spare Engine Mortgage and the Mortgage Supplement covering the Pledged Aircraft and the Pledged Engines (“Mortgage Supplement No. 1”).
(b)    The Administrative Agent shall have received:
(i)    a report of the Insurance Broker (as defined in Annex B to the Aircraft and Spare Engine Mortgage) in compliance with the insurance provisions of Section 3.6 of the Aircraft and Spare Engine Mortgage with respect to the Pledged Aircraft and the Pledged Engines;
(ii)    a copy of the Initial Appraisal;
(iii)    opinions of counsel, addressed to the Administrative Agent and the Lenders, from (x) Brandon Nelson, General Counsel for the Borrower and (y) Debevoise & Plimpton LLP, special New York counsel to the Borrower (including a separate opinion letter as to the applicability of Section 1110); and
(iv)    an opinion of counsel, addressed to the Administrative Agent, the Lenders and the Borrower, of Morris James LLP, special Delaware counsel to the Borrower.
(c)    The Aircraft and Spare Engine Mortgage (with Mortgage Supplement No. 1 attached) shall have been (i) duly filed for recordation (or shall be in the process of being so duly filed for recordation) with the FAA pursuant to part A of subtitle VII of title 49, United States Code (the “Act”) and (ii) registered (or shall be in the process of being so duly registered) on the International Registry with respect to the Pledged Aircraft and the Pledged Engines and the International Interests related thereto on a first priority basis, and promptly upon the filing of the Aircraft and Spare Engine Mortgage (with Mortgage Supplement No. 1 attached) pursuant to the Act and the registration of the same with the International Registry, the Borrower will cause Gilchrist Aviation Law, P.C., as special aviation counsel to the Borrower (“Aviation Counsel”), to deliver to the Administrative Agent, the Lenders and the Borrower an opinion as to the due filing of such instruments and priority search certificates evidencing the due registration of the same on the International Registry, and there shall be no other Lien, as to which a filing has been made and which is in effect in order to perfect such Lien, on file with the FAA or on the International Registry with respect to the Pledged Aircraft and the Pledged Engines (other than the registration of the ownership with the FAA and the “contract of sale” on the International Registry).

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(d)    A UCC financing statement covering the security interests of the Administrative Agent in the Collateral created by the Aircraft and Spare Engine Mortgage, as supplemented by Mortgage Supplement No. 1, naming the Borrower, as debtor, and the Administrative Agent, as secured party, shall have been duly filed (or shall be in the process of being so duly filed) in all places necessary or desirable within the State of Delaware.
Promptly upon the recording of the Aircraft and Spare Engine Mortgage (with Mortgage Supplement No. 1 attached) pursuant to the Act, the Borrower will cause Aviation Counsel to deliver to the Administrative Agent and the Borrower an opinion as to the due recording of such instruments and the lack of filing of any intervening documents with respect to the Pledged Aircraft and the Pledged Engines.

The Pledged Aircraft and Pledged Engines referenced in this Annex C, which shall be the “Initial Collateral” referenced in the Agreement, consist of the following:
THE AIRCRAFT:

	Airframe Manu.	Airframe Model	Airframe Serial Number	U.S. Reg. No.	Engine Manufacturer	Engine Model	EN 1 MSN	EN 2 MSN
1	Airbus	A321-231	6425	N946JL	International Aero Engines AG (IAE)	V2533-A5	V17564	V17566
2	Airbus	A321-231	6448	N947JB	International Aero Engines AG (IAE)	V2533-A5	V17582	V17592
3	Airbus	A321-231	6560	N948JB	International Aero Engines AG (IAE)	V2533-A5	V17681	V17696
4	Airbus	A321-231	6575	N949JT	International Aero Engines AG (IAE)	V2533-A5	V17720	V17724
5	Airbus	A321-231	6609	N950JT	International Aero Engines AG (IAE)	V2533-A5	V17731	V17733
6	Airbus	A321-231	6663	N952JB	International Aero Engines AG (IAE)	V2533-A5	V17796	V17800
7	Airbus	A321-231	6725	N954JB	International Aero Engines AG (IAE)	V2533-A5	V17820	V17836
8	Airbus	A321-231	6903	N959JB	International Aero Engines AG (IAE)	V2533-A5	V18030	V17993
9	Airbus	A321-231	6930	N961JT	International Aero Engines AG (IAE)	V2533-A5	V18038	V17999
10	Airbus	A321-231	7018	N964JT	International Aero Engines AG (IAE)	V2533-A5	V18051	V18082
11	Airbus	A321-231	6988	N962JT	International Aero Engines AG (IAE)	V2533-A5	V18023	V18025
12	Airbus	A321-231	7257	N967JT	International Aero Engines AG (IAE)	V2533-A5	V18242	V18244
13	Airbus	A321-231	7305	N968JT	International Aero Engines AG (IAE)	V2533-A5	V18258	V18262

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14	Airbus	A321-231	7353	N969JT	International Aero Engines AG (IAE)	V2533-A5	V18294	V18299
15	Airbus	A321-231	7415	N970JB	International Aero Engines AG (IAE)	V2533-A5	V18328	V18334
13	Airbus	A321-231	7305	N968JT	International Aero Engines AG (IAE)	V2533-A5	V18258	V18262
14	Airbus	A321-231	7353	N969JT	International Aero Engines AG (IAE)	V2533-A5	V18294	V18299
15	Airbus	A321-231	7415	N970JB	International Aero Engines AG (IAE)	V2533-A5	V18328	V18334
16	Airbus	A321-231	7455	N972JT	International Aero Engines AG (IAE)	V2533-A5	V18338	V18383
17	Airbus	A321-231	7520	N975JT	International Aero Engines AG (IAE)	V2533-A5	V18406	V18408
18	Airbus	A321-271NX	8823	N2002J	International Aero Engines LLC	PW1133G-JM	P771193	P771203
19	Airbus	A321-271NX	8893	N2016J	International Aero Engines LLC	PW1133G-JM	P771361	P771362
20	Airbus	A321-271NX	9054	N2029J	International Aero Engines LLC	PW1133G-JM	P771630	P771653
21	Airbus	A321-271NX	8971	N2017J	International Aero Engines LLC	PW1133G-JM	P771605	P771616
22	Airbus	A321-271NX	9145	N2038J	International Aero Engines LLC	PW1133G-JM	P771638	P771659
23	Airbus	A321-271NX	9121	N2027J	International Aero Engines LLC	PW1133G-JM	P771608	P771611
24	Airbus	A321-271NX	9016	N2039J	International Aero Engines LLC	PW1133G-JM	P771797	P771785
(Each of which Engines has at least 550 rated takeoff horsepower or the equivalent thereof.)

THE SPARE ENGINES:

	Manufacturer	Model	Serial Number
1	General Electric Company	CF34-10E6	E424302
2	General Electric Company	CF34-10E6	E424313
3	General Electric Company	CF34-10E6	E994135
4	General Electric Company	CF34-10E6	E994189
5	General Electric Company	CF34-10E6	E994238
6	General Electric Company	CF34-10E6	E994251
7	General Electric Company	CF34-10E6	E994294
8	General Electric Company	CF34-10E6	E994718
9	General Electric Company	CF34-10E6	E994855
10	General Electric Company	CF34-10E6	E994948
11	International Aero Engines LLC	PW1133G	P771378
12	International Aero Engines LLC	PW1133G	P771384

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13	International Aero Engines LLC	PW1133G	P771471
14	International Aero Engines LLC	PW1133G	P771835
15	International Aero Engines AG (IAE)	V2533-A5	V18861
16	International Aero Engines AG (IAE)	V2533-A5	V18913
17	International Aero Engines AG (IAE)	V2533-A5	V18914
18	International Aero Engines AG (IAE)	V2533-A5	V18917
19	International Aero Engines AG (IAE)	V2533-A5	V18929
20	International Aero Engines AG (IAE)	V2533-A5	V18930
21	International Aero Engines AG (IAE)	V2533-A5	V18943
22	International Aero Engines AG (IAE)	V2533-A5	V18944
23	International Aero Engines AG (IAE)	V2533-A5	V18946
24	International Aero Engines AG (IAE)	V2533-A5	V18953
25	International Aero Engines AG (IAE)	V2533-A5	V18954
26	International Aero Engines AG (IAE)	V2533-A5	V18956
27	International Aero Engines AG (IAE)	V2533-A5	V18957
28	International Aero Engines AG (IAE)	V2533-A5	V18963
29	International Aero Engines AG (IAE)	V2533-A5	V18965
30	International Aero Engines AG (IAE)	V2533-A5	V18967
31	International Aero Engines AG (IAE)	V2533-A5	V18970
32	International Aero Engines AG (IAE)	V2533-A5	V18972
33	International Aero Engines AG (IAE)	V2533-A5	V18974
34	International Aero Engines AG (IAE)	V2533-A5	V18980
35	International Aero Engines AG (IAE)	V2533-A5	V18981
36	International Aero Engines AG (IAE)	V2533-A5	V18986
37	International Aero Engines AG (IAE)	V2533-A5	V18985
(Each of which Engines has at least 550 rated takeoff horsepower or the equivalent thereof.)

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EXHIBIT A
to Delayed Draw Term Loan Credit Agreement
[Reserved]

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EXHIBIT B
to Delayed Draw Term Loan Credit Agreement
FORM OF INSTRUMENT OF ASSUMPTION AND JOINDER
[to be substantially in the form of Exhibit B to Borrower’s existing secured revolving credit facility]

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EXHIBIT C
to Delayed Draw Term Loan Credit Agreement
FORM OF ASSIGNMENT AND ACCEPTANCE
[to be substantially in the form of Exhibit C to Borrower’s existing secured revolving credit facility]

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EXHIBIT D
to Delayed Draw Term Loan Credit Agreement
FORM OF LOAN REQUEST
[to be substantially in the form of Exhibit D to Borrower’s existing secured revolving credit facility]

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EXHIBIT E
to Delayed Draw Term Loan Credit Agreement
FORM OF AIRCRAFT AND SPARE ENGINE MORTGAGE
[to be attached]

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EXHIBIT E
to Delayed Draw Term Loan Credit Agreement

MORTGAGE AND SECURITY AGREEMENT
Dated as of [_____]
Between
JETBLUE AIRWAYS CORPORATION,
as Grantor,
and
MORGAN STANLEY SENIOR FUNDING, INC.,
as Administrative Agent

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TABLE OF CONTENTS

        SECTION 3.02. Possession, Operation and Use, Maintenance,
Registration and Markings.........................................................5
SECTION 3.03. Inspection.....................................................................................11
        SECTION 3.04. Replacement and Pooling of Parts, Alterations,
Modifications and Additions.....................................................12
        SECTION 3.05. Loss, Destruction or Requisition; Addition of Airframes

        SECTION 4.07. The Administrative Agent Authorized to Execute Bills of

        SECTION 5.04. Mortgage for Benefit of the Grantor, Administrative

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SCHEDULE I	Definitions

ANNEX A	Permitted Countries

ANNEX B	Insurance

ANNEX C	Foreign Registration

EXHIBIT A	Form of Mortgage Supplement

ii
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MORTGAGE AND SECURITY AGREEMENT
MORTGAGE AND SECURITY AGREEMENT, dated as of [_____] (the or this “Mortgage”), between JETBLUE AIRWAYS CORPORATION, a Delaware corporation (together with its permitted successors and assigns, the “Grantor”), and MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent (together with its successors and permitted assigns, the “Administrative Agent”), for the benefit of the Secured Parties.
W I T N E S S E T H
WHEREAS, the Grantor and the Administrative Agent are parties to that certain Delayed Draw Term Loan Credit Agreement, dated as of March 13, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Grantor, as borrower, the subsidiaries of the Grantor party thereto, as guarantors, the Lenders party thereto, and the Administrative Agent;
WHEREAS, pursuant to the Credit Agreement, the Grantor has agreed to grant a continuing Lien on the Collateral to secure the Secured Obligations; and
WHEREAS, all things necessary to make this Mortgage the valid, binding and legal obligation of the Grantor for the uses and purposes herein set forth, in accordance with its terms, have been done and performed and have happened;
NOW, THEREFORE, in consideration of the premises, the mutual agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Mortgage hereby agree as follows:

Mortgage and Security Agreement
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Article I

DEFINITIONS
SECTION 1.01.     Definitional Provisions.
(a)    Unless otherwise specified herein or therein, all capitalized terms used in this Mortgage or other document made or delivered pursuant hereto shall have the meanings set forth in Schedule I hereto or, if not defined in such Schedule I, in the Credit Agreement.
(b)    The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Mortgage shall refer to this Mortgage as a whole and not to any particular provision of this Mortgage, and Section, subsection, Annex, Schedule and Exhibit references are to this Mortgage unless otherwise specified.
(c)    The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
(d)    References to any Person shall include such Person’s successors and assigns subject to any limitations provided for herein or in the other Loan Documents.
(e)    References to agreements shall include such agreements as amended, modified or supplemented.
(f)    Unless the context shall otherwise require, references to any law shall include such law as amended, modified, supplemented, substituted, reissued or reenacted from time to time.
SECTION 1.02.     Bankruptcy Defaults.
For purposes of this Mortgage, the occurrence and continuance of a Bankruptcy Event with respect to the Grantor shall not be deemed to prohibit the Grantor from taking any action or exercising any right under this Mortgage that is conditioned on no Special Default or Event of Default having occurred and be continuing if such Special Default or Event of Default consists of the institution of reorganization proceedings with respect to the Grantor under Chapter 11 of the Bankruptcy Code and the trustee or debtor-in-possession in such proceedings shall have entered into a Section 1110 Agreement and thereafter shall have continued to perform such obligations so that it is entitled to retain possession of all Airframes and Engines in accordance with Section 1110, except that this Section 1.02 shall not apply to the following provisions of this Mortgage: Sections 3.02(e) (insofar as it relates to registration in a country other than the U.S.), 3.03(a) (insofar as it relates to an Inspecting Party’s right to inspect an Airframe or Engine and related Aircraft Documents or Engine Documents, as applicable) and Annex B, Section B.1. (insofar as it relates to the payment of insurance proceeds).

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Article II

GRANT OF SECURITY INTEREST
SECTION 2.01.     Grant of Security Interest.
In order to secure the payment and performance of the Secured Obligations from time to time outstanding according to their tenor and effect and to secure the performance and observance by the Borrower and each of the Guarantors of all the agreements, covenants and provisions contained herein and in the other Loan Documents for the benefit of the Secured Parties, and in consideration of the premises and of the covenants herein contained, and for other good and valuable consideration the receipt and adequacy whereof are hereby acknowledged, the Grantor has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Administrative Agent, its successors and assigns, for the security and benefit of the Secured Parties, a security interest (and, in the case of each Airframe and each Engine, an International Interest) in all right, title and interest of the Grantor in, to and under the following described property, rights and privileges, whether now or hereafter acquired (which, collectively, together with all property hereafter specifically subject to the Lien of this Mortgage by the terms hereof or any supplement hereto, are included within, and are referred to as, the “Collateral”), to wit:
(1)    Each Airframe (such Airframes being more particularly described in each applicable Mortgage Supplement executed and delivered by the Grantor as provided herein) as the same is now and will hereafter be constituted, together with (a) all Parts of whatever nature, which are from time to time included within the definition of “Airframe”, including all substitutions, renewals and replacements of and additions, improvements, accessions and accumulations to the Airframes (other than additions, improvements, accessions and accumulations which constitute appliances, parts, instruments, appurtenances, accessories, furnishings or other equipment excluded from the definition of Parts) and (b) all Airframe Documents;
(2)    Each Engine, each of which Engines is a jet propulsion aircraft engine with at least 1750 lbs. of thrust or its equivalent (such Engines being more particularly described in each applicable Mortgage Supplement executed and delivered by the Grantor as provided herein) as the same is now and will hereafter be constituted, and whether or not any such Engine shall be installed on or attached to an Airframe or any other airframe, together with (a) all Parts of whatever nature, which are from time to time included within the definition of “Engines”, including all substitutions, renewals and replacements of and additions, improvements, accessions and accumulations to the Engines (other than additions, improvements, accessions and accumulations which constitute appliances, parts, instruments, appurtenances, accessories, furnishings or other equipment excluded from the definition of Parts) and (b) all Engine Documents and (c) to the extent not encompassed in the foregoing, any QEC Kit associated with any such Engine;

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(3)    Any continuing rights of the Grantor (to the extent the Grantor may assign or otherwise grant a Lien on them without the consent of any other Person) in respect of any warranty, indemnity or agreement, express or implied, as to title, materials, workmanship, design or patent infringement with respect to such Airframes or Engines (reserving in each case to the Grantor, however, all of the Grantor’s other rights and interest in and to such warranty, indemnity or agreement) together in each case under this clause (3) with all rights, powers, privileges, options and other benefits of the Grantor thereunder (subject to such reservation) with respect to such Airframes or Engines, including, without limitation, the right to make all waivers and agreements, to give and receive all notices and other instruments or communications, to take such action upon the occurrence of a default thereunder, including the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted thereby or by law, and to do any and all other things which the Grantor is or may be entitled to do thereunder (subject to such reservation);
(4)    All proceeds with respect to the requisition of title to or use of any Airframe or Engine by any Governmental Authority or from the sale or other disposition of any Airframe or Engine or other property described in any of these Granting Clauses by the Administrative Agent pursuant to the terms of this Mortgage, and all insurance proceeds with respect to any Airframe or Engine or part thereof, but excluding any insurance maintained by the Grantor and not required under Section 3.06;
(5)    Each Permitted Lease assignment and each assigned Permitted Lease (to the extent assigned under such Permitted Lease assignment), and including, without limitation, all rents or other payments of any kind made under such assigned Permitted Lease (to the extent assigned under such Permitted Lease assignment);
(6)    All monies and securities from time to time deposited or required to be deposited with the Administrative Agent by or for the account of the Grantor pursuant to any terms of this Mortgage held or required to be held by the Administrative Agent hereunder, including the Collateral Proceeds Account, cash, Cash Equivalents, and earnings thereon, and other financial assets held in the Collateral Proceeds Account by the Administrative Agent, and all security entitlements with respect thereto; and
(7)    All proceeds of the foregoing.
PROVIDED, HOWEVER, that notwithstanding any of the foregoing provisions, so long as no Event of Default shall have occurred and be continuing, (a) each of the Administrative Agent and the Secured Parties shall not (and shall not permit any of its Affiliates or other Person claiming by, through or under it to) take or cause to be taken any action contrary to the Grantor’s right to quiet enjoyment of the Airframes and Engines, and to possess, use, retain and control the Airframes and Engines and all revenues, income and profits derived therefrom without hindrance and (b) the Grantor shall have the right, to the exclusion of the Administrative Agent and the other Secured Parties, with respect to its Pledged Agreements, to exercise in the Grantor’s name all rights and powers of the Grantor under such Pledged Agreements (other than to amend, modify or waive any of the warranties or indemnities contained therein, except in the exercise of the Grantor’s reasonable business judgment) and to

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retain any recovery or benefit resulting from the enforcement of any warranty or indemnity under such Pledged Agreements; and provided further that, notwithstanding the occurrence or continuation of an Event of Default, the Administrative Agent shall not enter into any amendment of any Pledged Agreement which would increase the obligations of the Grantor thereunder.
TO HAVE AND TO HOLD all and singular the aforesaid property unto the Administrative Agent, and its successors and assigns, for the uses and purposes and in all cases and as to all property specified in paragraphs (1) through (7) inclusive above, subject to the terms and provisions set forth in this Mortgage.
It is expressly agreed that anything herein contained to the contrary notwithstanding, the Grantor shall remain liable under the Pledged Agreements to which it is a party to perform all of the obligations assumed by it thereunder, except to the extent prohibited or excluded from doing so pursuant to the terms and provisions thereof, and the Secured Parties shall have no obligation or liability under the Pledged Agreements by reason of or arising out of the assignment hereunder, nor shall the Secured Parties be required or obligated in any manner to perform or fulfill any obligations of the Grantor under or pursuant to the Pledged Agreements, or to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
The Grantor does hereby designate the Administrative Agent, upon the occurrence and during the continuance of an Event of Default, the true and lawful attorney of the Grantor, irrevocably, granted for good and valuable consideration and coupled with an interest and with full power of substitution, and with full power (in the name of the Grantor or otherwise) to ask for, require, demand, receive, compound and give acquittance for any and all monies and claims for monies (in each case including insurance and requisition proceeds) due and to become due under or arising out of the Pledged Agreements, and all other property which now or hereafter constitutes part of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceedings which the Administrative Agent may deem to be necessary or advisable in the premises; provided that the Administrative Agent shall not exercise any such rights except upon the occurrence and during the continuance of an Event of Default.
The Grantor agrees that at any time and from time to time, upon the written request of the Administrative Agent, the Grantor will promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents (including without limitation UCC continuation statements) as the Administrative Agent may reasonably deem necessary to perfect, preserve or protect the mortgage, security interests and assignments created or intended to be created hereby or to obtain for the Administrative Agent the full benefits of the assignment hereunder and of the rights and powers herein granted.

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Article III

COVENANTS OF THE GRANTOR SECTION
SECTION 3.01.     Liens.
The Grantor will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Grantor’s interest in the Collateral, except Permitted Liens. The Grantor shall promptly, at its own expense, take such action as may be necessary to duly discharge (by bonding or otherwise) any such Lien other than a Permitted Lien arising at any time.
SECTION 3.02.     Possession, Operation and Use, Maintenance, Registration and Markings.
(a)    General. Except as otherwise expressly provided herein, the Grantor and any Permitted Lessee shall be entitled to operate, use, locate, employ or otherwise utilize or not utilize any Airframe, Engine or Part in any lawful manner or place in accordance with the Grantor’s or such Permitted Lessee’s business judgment.
(b)    Possession. The Grantor shall not, without the prior consent of the Administrative Agent, lease or otherwise in any manner deliver, transfer or relinquish possession of any Airframe or Engine, or install any Engine, or permit any Engine to be installed, on any airframe other than an Airframe; except that the Grantor may, without such prior written consent of the Administrative Agent:
(i)    Subject or permit any Permitted Lessee to subject (i) any Airframe to normal interchange agreements and (ii) any Engine to normal interchange, pooling, borrowing or similar arrangements, in each case customary in the commercial airline industry and entered into in writing by the Grantor or such Permitted Lessee, as the case may be, in the ordinary course of business; provided, however, that if the Grantor’s title to any such Engine is divested under any such agreement or arrangement, then such Engine shall be deemed to have suffered an Event of Loss as of the date of such divestiture, and the Grantor shall comply with Section 3.05(a) in respect thereof;
(ii)    Deliver or permit any Permitted Lessee to deliver possession of any Airframe, Engine or Part (x) to the Manufacturer thereof or to any third-party maintenance provider for testing, service, repair, maintenance or overhaul work on any Airframe, Engine or Part, or, to the extent required or permitted by Section 3.04, for alterations or modifications in or additions to any Airframe or Engine or (y) to any Person for the purpose of transport to a Person referred to in the preceding clause (x);
(iii)    Install or permit any Permitted Lessee to install an Engine on an airframe owned by the Grantor or such Permitted Lessee, as the case may be, free and clear of all Liens, except (x) Permitted Liens and those that do not apply to such Engine, and (y) the

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rights of third parties under normal interchange or pooling agreements and arrangements of the type that would be permitted under Section 3.02(b)(i);
(iv)    Install or permit any Permitted Lessee to install an Engine on an airframe leased to the Grantor or such Permitted Lessee, or owned by the Grantor or such Permitted Lessee subject to a mortgage, security agreement, conditional sale or other secured financing arrangement, but only if (x) such airframe is free and clear of all Liens, except (A) the rights of the parties to such lease, or any such secured financing arrangement, covering such airframe and (B) Liens of the type permitted by clause (iii) above and (y) the Grantor or Permitted Lessee, as the case may be, shall have received from the lessor, mortgagee, secured party or conditional seller, in respect of such airframe, a written agreement (which may be a copy of the lease, mortgage, security agreement, conditional sale or other agreement covering such airframe), whereby such Person agrees that it will not acquire or claim any right, title or interest in, or Lien on, such Engine by reason of such Engine being installed on such airframe at any time while such Engine is subject to the Lien of this Mortgage;
(v)    Install or permit any Permitted Lessee to install an Engine on an airframe leased to the Grantor or such Permitted Lessee or owned by the Grantor or such Permitted Lessee subject to a mortgage, security agreement, conditional sale or other secured financing arrangement under circumstances where neither clause (iii) or (iv) above is applicable; provided, however, that any such installation shall be deemed an Event of Loss with respect to such Engine, and the Grantor shall comply with Section 3.05(a) in respect thereof;
(vi)    Transfer or permit any Permitted Lessee to transfer possession of any Airframe or Engine to the U.S. Government, in which event the Grantor shall promptly notify the Administrative Agent in writing of any such transfer of possession and, in the case of any transfer pursuant to CRAF, in such notification shall identify by name, address and telephone numbers the Contracting Office Representative or Representatives for the Military Airlift Command of the United States Air Force to whom notices must be given and to whom requests or claims must be made to the extent applicable under CRAF;
(vii)    Enter into a Wet Lease or other similar arrangement with respect to any Airframe or any other airframe on which any Engine may be installed (which, in each such case, shall not be considered a transfer of possession hereunder); provided that the Grantor’s obligations hereunder shall continue in full force and effect notwithstanding any such Wet Lease or other similar arrangement;
(viii)    So long as no Event of Default or Special Default shall have occurred and be continuing, and subject to the provisions of the immediately following paragraph, enter into a lease with respect to any Airframe and, if applicable, any Engine or Engines installed thereon, to any Permitted Air Carrier that is not then subject to any bankruptcy, insolvency, liquidation, reorganization, dissolution or similar proceeding and does not then have substantially all of its property in the possession of any liquidator, trustee, receiver or similar person or to any other Person approved in writing by the Administrative Agent; provided that, in the case only of a lease to a Permitted Foreign Air Carrier, (A) the United States maintains normal diplomatic relations with the country of domicile of such Permitted Foreign Air Carrier,

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(B) the Grantor shall have furnished the Administrative Agent a favorable opinion of reputable counsel in the country of domicile of such Permitted Foreign Air Carrier (subject to customary bankruptcy and equitable remedies exceptions and to other qualifications and exceptions customary in foreign opinions generally), reasonably satisfactory to the Administrative Agent, that (u) there exist no possessory rights in favor of such Permitted Lessee which would, upon the Grantor’s bankruptcy or insolvency or other default hereunder or under the Credit Agreement (assuming that at such time such Permitted Lessee is not subject to a proceeding or final order under applicable bankruptcy, insolvency or reorganization laws of such jurisdiction), prevent the return of such Airframe or any Engine subject to such Permitted Lease to the Administrative Agent in accordance with the terms hereof, (v) the terms of such lease are the legal, valid and binding obligations of the parties thereto enforceable under the laws of such country, (w) it is not necessary for any Secured Party to register or qualify to do business in such country, if not already so registered or qualified, as a result, in whole or in part, of the proposed lease, (x) the Lien created by this Mortgage in respect of such Airframe and Engines will be recognized as a first priority (subject to Permitted Liens) security interest (or comparable Lien) and enforceable in such country (including the Administrative Agent’s right to repossess the leased Airframe and Engines), (y) the laws of such country require fair compensation by the government of such country, payable in a currency freely convertible into Dollars, for the loss of title to such Airframe or any such Engine in the event of the requisition by such government of such title (unless the Grantor shall provide insurance in the amounts required with respect to hull insurance under this Mortgage covering the requisition of title to such Airframe or any such Engine by the government of such jurisdiction so long as such Airframe or any such Engine is subject to such lease) and (z) the agreement of such Permitted Foreign Air Carrier that its rights under the lease are subject and subordinate to all the terms of this Mortgage is enforceable against such Permitted Foreign Air Carrier under applicable law, and (C) if any Airframe or the applicable Aircraft on which any such Engine is then installed is registered in the country of domicile of such Permitted Foreign Air Carrier, the Grantor shall have furnished to the Administrative Agent assurances reasonably satisfactory to the Administrative Agent to the effect that the country of domicile of such Permitted Foreign Air Carrier would provide substantially equivalent protection (both as a matter of law and practice) for the rights and remedies of mortgagees in similar situations in the case of the occurrence and during the continuance of a Event of Default as provided under the laws of the United States;
provided that (1) the rights of any transferee who receives possession by reason of a transfer permitted by this Section 3.02(b) (other than by a transfer of an Engine which is deemed an Event of Loss) shall be subject and subordinate to all the terms of this Mortgage, (2) the Grantor shall remain primarily liable for the performance of all of the terms of this Mortgage and all the terms and conditions of this Mortgage and the other Loan Documents shall remain in effect and (3) no lease or transfer of possession otherwise in compliance with this Section 3.02(b) shall (x) result in any registration or re-registration of the applicable Airframe, except to the extent permitted by Section 3.02(e), or result in the maintenance, operation or use of the applicable Airframe or Engine except in compliance with Sections 3.02(c) and 3.02(d) or (y) permit any action not permitted to the Grantor hereunder. The Grantor shall assign each Permitted Lease with a term in excess of one year (including renewals and extensions) and any Permitted Lease entered into while an Event of Default referred to in Section 7.01(f) or 7.01(g) of the Credit

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Agreement is continuing (and notwithstanding Section 1.02) to the Administrative Agent as security for the Secured Obligations, which assignment shall be in form and substance reasonably satisfactory to the Administrative Agent and shall provide that so long as no Event of Default or Special Default shall have occurred and be continuing, all payments made under such Permitted Lease shall be paid to the Grantor and, during any period when an Event of Default or Special Default shall have occurred and be continuing, shall be paid to the Administrative Agent to be promptly deposited in the Collateral Proceeds Account and held as collateral for the Secured Obligations. Unless an Event of Default shall have occurred and be continuing, the Grantor shall be entitled to exercise all rights as lessor under any Permitted Lease, including with respect to any amendment thereto or any defaults thereunder.
In the case of any lease permitted under this Section 3.02(b), the Grantor will include in such lease appropriate provisions which: (s) make such lease expressly subject and subordinate to all of the terms of this Mortgage, including the rights of the Administrative Agent to avoid such lease in the exercise of its rights to repossession of any Airframe or Engine hereunder; (t) require the Permitted Lessee to comply with the terms of Section 3.06; (u) require that any Airframe and Engines subject thereto be used in accordance with the limitations applicable to the Grantor’s possession and use provided in this Mortgage; and (v) except in the case of a Permitted Lease to a Manufacturer Lessee, prohibit any further sublease, provided that any permitted sublease by any Manufacturer Lessee shall prohibit any further sub-sublease and any such sublease by any Manufacturer Lessee shall only be permitted to the extent the conditions of this Section 3.02(b)(viii) are satisfied with respect thereto. No lease permitted under this Section 3.02(b)(viii) shall be entered into unless (w) the Grantor shall provide prior written notice to the Administrative Agent (such notice to be given at least 10 Business Days in advance of entering into such lease); (x) the Grantor shall furnish to the Administrative Agent evidence reasonably satisfactory to the Administrative Agent that the insurance required by Section 3.06 remains in effect (subject to such exclusions and exceptions, as is standard for air carriers flying similar airframes and engines, on routes comparable to those flown by the applicable Airframe and Engines); (y) all necessary documents shall have been duly filed, registered or recorded in such public offices as may be required fully to preserve the validity and first priority perfected security interest (subject to Permitted Liens) of the Administrative Agent in the Airframe and Engines subject to such lease; and (z) the Grantor shall reimburse the Administrative Agent and the Lenders for all of their respective reasonable out-of-pocket fees and expenses, including, without limitation, reasonable fees and disbursements of a single counsel for the Administrative Agent and the Lenders, incurred by such parties in connection with any such lease. Except as otherwise provided herein and without in any way relieving the Grantor from its primary obligation for the performance of its obligations under this Mortgage, the Grantor may in its sole discretion permit a Permitted Lessee to exercise any or all rights which the Grantor would be entitled to exercise under Sections 3.02 and 3.04, and may cause a Permitted Lessee to perform any or all of the Grantor’s obligations under Article IV, and the Administrative Agent agrees to accept actual and full performance thereof by a Permitted Lessee in lieu of performance by the Grantor.
The Administrative Agent hereby agrees, and each other Secured Party by execution of the Credit Agreement or any Assignment and Acceptance agrees, for the benefit of

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each lessor, conditional seller, indenture trustee or secured party of (i) any engine leased to, or owned by, the Grantor or any Permitted Lessee subject to a lease, conditional sale, trust indenture or other security agreement that the Administrative Agent, each Secured Party and their respective successors and assigns will not acquire or claim, as against such lessor, conditional seller, indenture trustee or secured party, any right, title or interest in any engine as the result of such engine being installed on any Airframe at any time while such engine is subject to such lease, conditional sale, trust indenture or other security agreement and (ii) any airframe leased to, or owned by, the Grantor or any Permitted Lessee subject to a lease, conditional sale, trust indenture or other security agreement that the Administrative Agent, each Secured Party and their respective successors and assigns will not acquire or claim, as against such lessor, conditional seller, indenture trustee or secured party, any right, title or interest in such airframe as the result of any Engine being installed on such airframe at any time while such airframe is subject to such lease, conditional sale, trust indenture or other security agreement.
(c)    Operation and Use. So long as an Airframe or Engine is subject to the Lien of this Mortgage, the Grantor shall not operate, use or locate such Airframe or Engine, or allow such Airframe or Engine to be operated, used or located, (i) in any area excluded from coverage by any insurance required by the terms of Section 3.06, except in the case of a requisition by the U.S. Government where the Grantor obtains indemnity in lieu of such insurance from the U.S. Government, or insurance from the U.S. Government, against substantially the same risks and for at least the amounts of the insurance required by Section 3.06 covering such area, or (ii) in any recognized area of hostilities unless covered in accordance with Section 3.06 by war risk insurance, or in either case unless the Airframe or Engine is only temporarily operated, used or located in such area as a result of an emergency, equipment malfunction, navigational error, hijacking, weather condition or other similar unforeseen circumstance, so long as the Grantor (or a Permitted Lessee, as the case may be) diligently and in good faith proceeds to remove such Airframe or Engine from such area. So long as any Airframe or Engine is subject to the Lien of this Mortgage, the Grantor shall not permit such Airframe or Engine to be used, operated, maintained, serviced, repaired or overhauled (x) in violation of any law binding on or applicable to such Airframe or Engine or (y) in violation of any airworthiness certificate, license or registration of any Governmental Authority relating to such Airframe or Engine, except (i) immaterial or non-recurring violations with respect to which corrective measures are taken promptly by the Grantor or Permitted Lessee, as the case may be, upon discovery thereof, or (ii) to the extent the validity or application of any such law or requirement relating to any such certificate, license or registration is being contested in good faith by the Grantor or Permitted Lessee in any reasonable manner which does not involve any material risk of the sale, forfeiture or loss of such Airframe or Engine, any material risk of criminal liability or material civil penalty against the Administrative Agent or any Secured Party or impair the Administrative Agent’s security interest in such Airframe or Engine.
(d)    Maintenance and Repair. So long as any Airframe or Engine is subject to the Lien of this Mortgage, the Grantor shall cause such Airframe or Engine to be maintained, serviced, repaired and overhauled in accordance with (i) maintenance standards required by or substantially equivalent to those required by the FAA or, if the applicable Airframe or Aircraft on which such Engine is then installed is then registered in a jurisdiction

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other than the United States, the FAA, the central aviation authority of Canada or Japan or the EASA, so as to keep such Airframe or Engine in such operating condition as may be necessary to enable the applicable airworthiness certification of such Airframe or, in the case of any Engine that is installed on an Aircraft, the applicable Aircraft to be maintained under the regulations of the FAA, or other Aviation Authority then having jurisdiction over the operation of such Airframe or Aircraft, as the case may be, except in any such case during (x) temporary periods of storage in accordance with applicable regulations, (y) maintenance and modification permitted hereunder or (z) periods when the FAA or such other Aviation Authority has revoked or suspended the airworthiness certificates for similar aircraft of similar size operated by the Grantor unless such grounding by the FAA or Aviation Authority was caused by the failure of the Grantor (or a Permitted Lessee) to maintain, service, repair and overhaul such Airframe or Aircraft in the manner required hereby; and (ii) except during periods when a Permitted Lease with respect to such Airframe or Engine is in effect, the same standards as the Grantor uses with respect to similar airframes or engines, respectively, in its fleet operated by the Grantor in similar circumstances and, during any period in which a Permitted Lease with respect to such Airframe or Engine is in effect, the same standards used by the Permitted Lessee with respect to similar airframes or engines, respectively, in its fleet and operated by the Permitted Lessee in similar circumstances. The Grantor further agrees that each Airframe or Engine will be maintained, used, serviced, repaired, overhauled or inspected in compliance with applicable laws with respect to the maintenance of the Airframes and Engines and in compliance with each applicable airworthiness certificate, license and registration relating to such Airframe or Engine issued by the applicable Aviation Authority, other than minor or nonrecurring violations with respect to which corrective measures are taken upon discovery thereof and except to the extent the Grantor or Permitted Lessee is contesting in good faith the validity or application of any such law or requirement relating to any such certificate, license or registration in any reasonable manner which does not create a material risk of sale, loss or forfeiture of such Airframe or Engine or the interest of the Administrative Agent therein, or any material risk of criminal liability or material civil penalty against the Administrative Agent or any Secured Party. The Grantor shall maintain or cause to be maintained the Airframe Documents and Engine Documents in the English language.
(e)    Registration. The Grantor shall cause each Airframe to remain duly registered in its name under the Act, except as otherwise permitted by this Section 3.02(e). So long as no Special Default or Event of Default shall have occurred and be continuing, the Grantor may, by written notice to Administrative Agent, request to change the country of registration of an Airframe. Any such change in registration shall be effected only in compliance with, and subject to all of the conditions set forth in, Annex C hereto; provided that the Administrative Agent agrees to cooperate in good faith with the Grantor in effecting any such change in registration. Unless the Mortgage has been discharged, the Grantor shall also cause the Mortgage to be duly recorded and at all times maintained of record as a valid, first-priority perfected mortgage (subject to Permitted Liens) on the Grantor’s right, title and interest in the Airframes and the Engines (except to the extent such perfection or priority cannot be maintained solely as a result of the failure by the Administrative Agent to execute and deliver any necessary documents). The Grantor shall at all times remain a Certificated Air Carrier. Unless the Mortgage has been discharged, the Grantor shall cause the International Interest granted under

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this Mortgage in favor of the Administrative Agent in each Airframe and Engine to be registered on the International Registry as an International Interest on such Airframe and Engine, subject to the Administrative Agent providing its consent to the International Registry with respect thereto.
(f)    Markings. On or reasonably promptly after the Applicable Date for an Airframe as is commercially and reasonably practicable, the Grantor will cause to be affixed to, and maintained in, the cockpit of such Airframe, in a clearly visible location, a placard of a reasonable size and shape bearing the legend: “Subject to a security interest in favor of Morgan Stanley Senior Funding, Inc., as Administrative Agent.” Such placards may be removed temporarily, if necessary, in the course of maintenance of the Airframes. If any such placard is damaged or becomes illegible, the Grantor shall promptly replace it with a placard complying with the requirements of this Section. If the Administrative Agent is replaced or its name is changed, the Grantor shall replace such placards with new placards reflecting the correct name of the Administrative Agent promptly after the Grantor receives notice of such replacement or change and, if resulting from a replacement by the Lenders of the Administrative Agent not for cause, advancement from the Lenders of its reasonable costs of making such replacement.
SECTION 3.03.     Inspection.
(a)    At all reasonable times, so long as an Airframe or Engine is subject to the Lien of this Mortgage, any representatives designated by the Administrative Agent (the “Inspecting Parties”) may (not more than once every 12 months for all Inspecting Parties with respect to the Collateral, upon at least 15 days advance written notice to the Grantor, unless a Special Default or Event of Default shall be continuing, in which case such limitations shall not apply) inspect such Airframe or Engine and the related Airframe Documents and Engine Documents that are of the type customarily inspected by lenders with a security interest in, or lessors of, similar airframes and engines operated by the Grantor.
(b)    Any inspection of an Airframe or Engine hereunder shall be limited to a visual, walk-around inspection and shall not include the opening of any panels, bays or other components of such Airframe or Engine.
(c)    With respect to such rights of inspection, neither the Administrative Agent nor any Lender shall have any duty or liability to make, or any duty or liability by reason of not making, any such visit, inspection or survey.
(d)    Each Inspecting Party shall be fully insured at no cost to the Grantor in a manner reasonably satisfactory to the Grantor with respect to any risks incurred in connection with any such inspection or shall provide to the Grantor a written release satisfactory to the Grantor with respect to such risks.
(e)    Any such inspection shall be during the Grantor’s normal business hours and subject to the safety, security and workplace rules applicable at the location where such inspection is conducted and any applicable governmental rules or regulations.

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(f)    No exercise of such inspection right shall interfere with the use, operation or maintenance of any Airframe or Engine by, or the business of, the Grantor or any Permitted Lessee, and neither the Grantor nor any Permitted Lessee shall be required to undertake or incur any additional liabilities in connection therewith. All information obtained in connection with any such inspection of an Airframe or Engine shall be treated by each Inspecting Party in accordance with the provisions of Section 10.03 of the Credit Agreement. Any inspection pursuant to this Section 3.03 shall be at the sole risk (including, without limitation, any risk of personal injury or death) of the Inspecting Party making such inspection.
(g)    Each Inspecting Party shall bear its own expenses in connection with any such inspection.
SECTION 3.04.     Replacement and Pooling of Parts, Alterations, Modifications and Additions.
(a)    Replacement of Parts. Except as otherwise provided herein, so long as an Airframe or Engine is subject to the Lien of this Mortgage, the Grantor, at its own cost and expense, will, or will cause a Permitted Lessee to, at its own cost and expense, promptly replace (or cause to be replaced) all Parts which may from time to time be incorporated or installed in or attached to such Airframe or Engine and which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever. In addition, the Grantor may, at its own cost and expense, or may permit a Permitted Lessee at its own cost and expense to, remove (or cause to be removed) in the ordinary course of maintenance, service, repair, overhaul or testing any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use; provided, however, that the Grantor, except as otherwise provided herein, at its own cost and expense, will, or will cause a Permitted Lessee at its own cost and expense to, replace such Parts as promptly as practicable. All replacement parts shall be free and clear of all Liens, except for Permitted Liens and pooling arrangements to the extent permitted by Section 3.04(c) below (and except in the case of replacement property temporarily installed on an emergency basis) and shall be in as good an operating condition and have a value and utility not less than the value and utility of the Parts replaced (assuming such replaced Parts were in the condition required hereunder).
(b)    Parts Subject to Lien. Except as otherwise provided herein, any Part at any time removed from an Airframe or Engine shall remain subject to the Lien of this Mortgage, no matter where located, until such time as such Part shall be replaced by a part that has been incorporated or installed in or attached to such Airframe or Engine and that meets the requirements for replacement parts specified above. Immediately upon any replacement part becoming incorporated or installed in or attached to such Airframe or Engine as provided in Section 3.04(a), without further act, (i) the replaced Part shall thereupon be free and clear of all rights of the Administrative Agent and shall no longer be deemed a Part hereunder and (ii) such replacement part shall become subject to this Mortgage and be deemed part of such Airframe or Engine, as the case may be, for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to such Airframe or Engine.

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(c)    Pooling of Parts. Any Part removed from an Airframe or Engine may be subjected by the Grantor or a Permitted Lessee to a normal pooling arrangement customary in the airline industry and entered into in the ordinary course of business of the Grantor or Permitted Lessee, provided that the part replacing such removed Part shall be incorporated or installed in or attached to such Airframe or Engine in accordance with Sections 3.04(a) and 3.04(b) as promptly as practicable after the removal of such removed Part. In addition, any replacement part when incorporated or installed in or attached to an Airframe or Engine may be owned by any third party, subject to a normal pooling arrangement, so long as the Grantor or a Permitted Lessee, at its own cost and expense, as promptly thereafter as reasonably possible, either (i) causes such replacement part to become subject to the Lien of this Mortgage, free and clear of all Liens except Permitted Liens, at which time such replacement part shall become a Part or (ii) replaces (or causes to be replaced) such replacement part by incorporating or installing in or attaching to such Airframe or Engine a further replacement Part owned by the Grantor free and clear of all Liens except Permitted Liens and which shall become subject to the Lien of this Mortgage in accordance with Section 3.04(b).
(d)    Alterations, Modifications and Additions. The Grantor shall, or shall cause a Permitted Lessee to, make (or cause to be made) alterations and modifications in and additions to each Airframe and Engine as may be required to be made from time to time to meet the applicable standards of the FAA or other Aviation Authority having jurisdiction over the operation of such Airframe or Engine, to the extent made mandatory in respect of such Airframe or Engine (a “Mandatory Modification”); provided, however, that the Grantor or a Permitted Lessee may, in good faith and by appropriate procedure, contest the validity or application of any law, rule, regulation or order in any reasonable manner which does not materially adversely affect the Administrative Agent’s interest in such Airframe or Engine and does not involve any material risk of sale, forfeiture or loss of such Airframe or Engine or the interest of the Administrative Agent therein, or any material risk of material civil penalty or any material risk of criminal liability being imposed on the Administrative Agent or any Secured Party. In addition, the Grantor, at its own expense, may, or may permit a Permitted Lessee at its own cost and expense to, from time to time make or cause to be made such alterations and modifications in and additions to any Airframe or Engine (each an “Optional Modification”) as the Grantor or such Permitted Lessee may deem desirable in the proper conduct of its business including, without limitation, removal of Parts which the Grantor deems are obsolete or no longer suitable or appropriate for use in such Airframe or Engine (“Obsolete Parts”); provided, however, that no such Optional Modification to an Airframe or Engine shall (i) materially diminish the fair market value, utility or remaining useful life (without regard to hours or cycles) of such Airframe or Engine below its fair market value, utility or remaining useful life immediately prior to such Optional Modification (assuming such Airframe or Engine was in the condition required by the Mortgage immediately prior to such Optional Modification) or (ii) cause such Airframe to cease to have the applicable standard certificate of airworthiness. All Parts incorporated or installed in or attached to any Airframe or Engine as the result of any alteration, modification or addition effected by the Grantor shall be free and clear of any Liens except Permitted Liens and become subject to the Lien of this Mortgage; provided that the Grantor or any Permitted Lessee may, at any time so long as any Airframe or Engine is subject to the Lien of this Mortgage, remove any such Part (such Part being referred to herein as a “Removable Part”) from such Airframe or

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Engine if (i) such Part is in addition to, and not in replacement of or in substitution for, any Part originally incorporated or installed in or attached to such Airframe or Engine at the time of original delivery thereof by the Manufacturer or any Part in replacement of, or in substitution for, any such original Part, (ii) such Part is not required to be incorporated or installed in or attached or added to such Airframe or Engine pursuant to the terms of Section 3.02(d) or the first sentence of this Section 3.04(d) and (iii) such Part can be removed from such Airframe or Engine without materially diminishing the fair market value, utility or remaining useful life which such Airframe or Engine would have had at the time of removal had such removal not been effected by the Grantor, assuming such Airframe or Engine was otherwise maintained in the condition required by this Mortgage and such Removable Part had not been incorporated or installed in or attached to such Airframe or Engine. Upon the removal by the Grantor of any such Removable Part or Obsolete Part as above provided, (A) title thereto shall, without further act, be free and clear of all rights of the Administrative Agent and (B) such Removable Part or Obsolete Part shall no longer be deemed a Part hereunder. Removable Parts may be leased from or financed by (and subject to Liens thereunder in favor of) third parties other than the Administrative Agent.
Notwithstanding any other provision of this Mortgage, (i) the Grantor may install or permit to be installed in any Airframe audio-visual, entertainment, telephonic or other equipment owned by third parties and leased or otherwise furnished to the Grantor in the ordinary course of business (or owned by the Grantor individually or jointly with others), provided that such equipment meets all requirements for removal of Removable Parts pursuant to the immediately precedent paragraph (“PCE”) and (ii) the Lien of this Mortgage shall not attach to any PCE, and the rights of the owners therein shall not constitute a default under the Loan Documents.
SECTION 3.05.     Loss, Destruction or Requisition; Addition of Airframes and Engines.
(a)    Event of Loss. Upon the occurrence of an Event of Loss with respect to an Airframe or an Engine, the Grantor shall promptly upon obtaining knowledge of such Event of Loss (and in any event within 3 Business Days after such occurrence) give the Administrative Agent written notice of such Event of Loss. The Grantor shall comply with the applicable requirements of Section 2.12 of the Credit Agreement with respect to any Recovery Event relating to such Event of Loss. Upon occurrence of a Recovery Event with respect to an Event of Loss and compliance with Sections 2.12 of the Credit Agreement with respect thereto, the Airframe or Engine suffering such Event of Loss shall be released from the Lien of this Mortgage.
(b)    Conditions to Addition of Airframe. The Grantor’s right to add an Additional Airframe to the Collateral shall be subject to the fulfillment, at the Grantor’s sole cost and expense, of the following conditions:
(i)    an executed counterpart of each of the following documents shall have been delivered to the Administrative Agent:

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(A)    a Mortgage Supplement covering the Additional Airframe, which shall have been duly filed for recordation pursuant to the Act or such other applicable law of such jurisdiction other than the United States in which the Additional Airframe is to be registered in accordance with Section 3.02(e); and
(B)    UCC financing statements (or any similar statements or other documents required to be filed or delivered pursuant to the laws of the jurisdiction in which the Additional Airframe may be registered in accordance with Section 3.02(e)) as are deemed necessary or desirable by counsel for the Administrative Agent to protect the security interests of the Administrative Agent in the Additional Airframe created by the Mortgage, if any;
(ii)    the Grantor shall have furnished to the Administrative Agent such evidence of compliance with the insurance provisions of Section 3.06 with respect to such Additional Airframe as the Administrative Agent shall reasonably request;
(iii)    (A) the Additional Airframe shall have been duly certified by the FAA as to type and airworthiness, (B) application for registration of the Additional Airframe in accordance with Section 3.02(e) shall have been duly made with the FAA or other applicable Aviation Authority and the Grantor shall have authority to operate the Additional Airframe and (C) the Grantor shall have caused the sale of such Additional Airframe to the Grantor (if occurring after February 28, 2006) and the International Interest granted under the Mortgage Supplement in favor of the Administrative Agent with respect to such Additional Airframe, each to be registered on the International Registry as a sale or an International Interest, respectively;
(iv)    the Administrative Agent at the expense of the Grantor, shall have received (A) an opinion of counsel, addressed to the Administrative Agent and the Lenders, to the effect that this Mortgage creates a valid security interest in the Grantor’s interest in the Additional Airframe, and in the case of any Additional Airframe that is Additional Collateral referred to in clause (b) of the definition of such term in Section 1.01 of the Credit Agreement, the Administrative Agent will be entitled to the benefits of Section 1110 with respect to the Additional Airframe, and (B) an opinion of the Grantor’s aviation law counsel reasonably satisfactory to and addressed to the Administrative Agent as to the due registration of any such Additional Airframe and the due filing for recordation of the Mortgage Supplement with respect to such Additional Airframe under the Act or such other applicable law of the jurisdiction other than the United States in which the Additional Airframe is to be registered in accordance with Section 3.02(e), as the case may be, and the perfection and first priority (other than with respect to any Permitted Liens not Excluded Liens) of the security interest in the Additional Airframe, granted to the Administrative Agent hereunder and the registration with the International Registry of the sale of such Additional Airframe, to the Grantor (if occurring after February 28, 2006) and the International Interest granted under the Mortgage Supplement with respect to such Additional Airframe;

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(v)    the Grantor shall have delivered an Appraisal of such Additional Airframe to the Administrative Agent pursuant to Section 5.07(2) of the Credit Agreement; and
(vi)    the Grantor shall have taken such other actions and furnished such other certificates and documents as the Administrative Agent may reasonably require in order to assure that the Additional Airframe is duly and properly subjected to the Lien of this Mortgage.
Promptly after the registration of the Additional Airframe and the recordation of the Mortgage Supplement or other requisite documents or instruments covering such Additional Airframe pursuant to the Act (or pursuant to the applicable laws of the jurisdiction in which such Additional Airframe is to be registered in accordance with Section 3.02(e)), cause to be delivered to the Administrative Agent an opinion of Lessee’s or any Permitted Lessee’s counsel, reasonably satisfactory in form and substance to the Administrative Agent, as to the due registration of the Additional Airframe and the due recordation of such Mortgage Supplement and any other requisite documents or instruments referred to in sub-clause (i) above.
(c)    Conditions to Addition of Engine. The Grantor’s right to add an Additional Engine to the Collateral shall be subject to the fulfillment, at the Grantor’s sole cost and expense, of the following conditions:
(i)    an executed counterpart of each of the following documents shall be delivered to the Administrative Agent:
(A)    a Mortgage Supplement covering the Additional Engine, which shall have been duly filed for recordation pursuant to the Act or such other applicable law of the jurisdiction other than the United States in which the applicable Aircraft (if any) is registered in accordance with Section 3.02(e), as the case may be; and
(B)    UCC financing statements covering the security interests created by this Mortgage (or any similar statements or other documents required to be filed or delivered pursuant to the laws of the jurisdiction in which the applicable Aircraft (if any) may be registered) as are deemed necessary by counsel for the Administrative Agent to protect the security interests of the Administrative Agent in the Additional Engine;
(ii)    the Grantor shall have furnished to the Administrative Agent such evidence of compliance with the insurance provisions of Section 3.06 with respect to such Additional Engine as the Administrative Agent shall reasonably request;
(iii)    the Grantor shall have furnished to the Administrative Agent an opinion of counsel from counsel reasonably satisfactory to the Administrative Agent to the effect that (A) this Mortgage creates a valid security interest in the Grantor’s interest in the Additional Engine and (B) in the case of any Additional Engine that is Additional Collateral

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referred to in clause (b) of the definition of such term in Section 1.01 of the Credit Agreement, the Administrative Agent will have the benefits of Section 1110 with respect to the Additional Engine;
(iv)    the Grantor shall have furnished to the Administrative Agent an opinion of the Grantor’s aviation law counsel reasonably satisfactory to the Administrative Agent as to the due filing for recordation of the Mortgage Supplement with respect to such Additional Engine under the Act or such other applicable law of the jurisdiction other than the United States in which the applicable Aircraft (if any) is registered in accordance with Section 3.02(e), as the case may be, and the perfection and first priority (other than with respect to any Permitted Lien not Excluded Liens) of the security interest in the Additional Engine granted to the Administrative Agent hereunder, and the registration with the International Registry of the sale to the Grantor of such Additional Engine (if occurring after February 28, 2006) and the International Interest granted under such Mortgage Supplement with respect to such Additional Engine;
(v)    the Grantor shall have caused the sale of such Additional Engine to the Grantor (if occurring after February 28, 2006) and the International Interest granted under such Mortgage Supplement in favor of the Administrative Agent with respect to such Additional Engine each to be registered on the International Registry as a sale or an International Interest, respectively;
(vi)    the Grantor shall have delivered an Appraisal of such Additional Engine to the Administrative Agent pursuant to Section 5.07(2) of the Credit Agreement; and
(vii)    the Grantor shall have taken such other actions and furnished such other certificates and documents as the Administrative Agent may reasonably require in order to assure that the Additional Engine is duly and properly subjected to the Lien of this Mortgage.
Promptly after the recordation of the Mortgage Supplement or other requisite documents or instruments covering such Additional Engine, if any, pursuant to the Act (or pursuant to the applicable laws of the jurisdiction in which the applicable Aircraft (if any) is then registered) the Grantor shall cause to be delivered to the Administrative Agent an opinion of counsel, reasonably satisfactory in form and substance to the Administrative Agent, as to the due recordation of the Mortgage Supplement or other requisite documents or instruments covering such Additional Engine and the perfection and first priority (other than with respect to any Permitted Liens not Excluded Liens) of the security interest in such Additional Engine granted to the Administrative Agent hereunder.
(d)    Non-Insurance Payments Received on Account of an Event of Loss. Any amounts, other than insurance proceeds in respect of damage or loss not constituting an Event of Loss (the application of which is provided for in Annex B), received at any time by the Administrative Agent or the Grantor from any Governmental Authority or any other Person in

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respect of any Event of Loss shall be held by, or paid over to, the Administrative Agent and applied in accordance with Section 2.12 of the Credit Agreement.
(e)    Requisition for Use. In the event of a requisition for use by any Governmental Authority or a CRAF activation of an Airframe, Engine (whether or not installed on an Airframe), or engine installed on such Airframe while such Airframe is subject to the Lien of this Mortgage, the Grantor shall promptly notify the Administrative Agent of such requisition or activation and all of the Grantor’s obligations under this Mortgage shall continue to the same extent as if such requisition or activation had not occurred except to the extent that the performance or observance of any obligation by the Grantor shall have been prevented or delayed by such requisition or activation; provided that the Grantor’s obligations under Section 3.06 (except while an assumption of liability by the U.S. Government of the scope referred to in Section 3.06(c) is in effect) shall not be reduced or delayed by such requisition or activation. Any payments received by the Administrative Agent or the Grantor or Permitted Lessee from such Governmental Authority with respect to such requisition of use or activation shall be paid over to, or retained by, the Grantor.
(f)    Substitution of Engines. The Grantor shall have the right at its option at any time, on at least 5 Business Days’ prior notice to the Administrative Agent, to substitute an Additional Engine for any Engine. Such Additional Engine shall be an engine manufactured by the Manufacturer of the Engine to be replaced thereby that is the same model as the Engine to be replaced thereby, or an improved model, and that has a value and utility (without regard to hours and cycles remaining until overhaul) at least equal to the Engine to be replaced thereby (assuming that such Engine had been maintained in accordance with this Mortgage), which value and utility shall be established by an Appraisal or officer’s certificate delivered pursuant to Section 3.05(c)(vi). The Grantor’s right to make a substitution hereunder shall be subject to the fulfillment (which may be simultaneous with such substitution) of the conditions set forth in Section 3.05(c) at the Grantor’s sole cost and expense. Immediately upon the satisfaction of such conditions and without further act, (i) the replaced Engine shall thereupon be released from and be free and clear of all rights of the Administrative Agent and the Lien of this Mortgage and shall no longer be deemed an Engine hereunder and (ii) such Additional Engine shall become subject to this Mortgage.
SECTION 3.06.     Insurance.
(a)    Obligation to Insure. The Grantor shall comply with, or cause to be complied with, each of the provisions of Annex B, which provisions are hereby incorporated by this reference as if set forth in full herein.
(b)    Insurance for Own Account. Nothing in Section 3.06 shall limit or prohibit (a) the Grantor from maintaining the policies of insurance required under Annex B with higher coverage than those specified in Annex B, or (b) the Administrative Agent or any other Additional Insured from obtaining insurance for its own account (and any proceeds payable under such separate insurance shall be payable as provided in the policy relating thereto); provided, however, that no insurance may be obtained or maintained that would limit or

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otherwise adversely affect the coverage of any insurance required to be obtained or maintained by the Grantor pursuant to this Section 3.06 and Annex B.
(c)    Indemnification by Government in Lieu of Insurance. The Administrative Agent agrees to accept, in lieu of insurance against any risk with respect to an Airframe or Engine described in Annex B, indemnification from, or insurance provided by, the U.S. Government, or upon the written consent of the Administrative Agent, other Governmental Authority, against such risk in an amount that, when added to the amount of insurance (including permitted self-insurance), if any, against such risk that the Grantor (or any Permitted Lessee) may continue to maintain, in accordance with this Section 3.06, shall be at least equal to the amount of insurance against such risk otherwise required by this Section 3.06. In respect of any such insurance maintained in accordance with this Section 3.06(c), the endorsement required by clause (4) of Section E of Annex B shall be deemed satisfied if the United States government is obligated to publish notice of any cancellation, reduction, change or lapse described therein in the Federal Register; provided that in such case, the Grantor agrees to furnish notice to each Additional Insured of any such cancellation, reduction, change or lapse immediately following receipt by the Grantor of notice thereof.
(d)    Application of Insurance Proceeds. As between the Grantor and the Administrative Agent, all insurance proceeds received as a result of the occurrence of an Event of Loss with respect to any Airframe or Engine under policies required to be maintained by the Grantor pursuant to this Section 3.06 will be paid over to the Administrative Agent for prompt deposit into the Collateral Proceeds Account, and shall be held in such account, released to the Grantor and/or applied by the Administrative Agent pursuant to Section 2.12(a) and the other provisions of the Credit Agreement, as applicable. All proceeds of insurance required to be maintained by the Grantor, in accordance with Section 3.06 and Section B of Annex B, in respect of any property damage or loss not constituting an Event of Loss with respect to any Airframe or Engine shall be, to the extent not required to be deposited and held into the Collateral Proceeds Account pursuant to Section 2.12(a) of the Credit Agreement, held by or paid over to the Grantor, as provided in Section B of Annex B, and may be applied in payment (or to reimburse the Grantor) for repairs or for replacement property.
SECTION 3.07.     Filings; Change of Office.
(a)    The Grantor, at its sole cost and expense, will cause the FAA Filed Documents with respect to each Airframe and Engine and Financing Statements with respect to each Airframe and Engine, and all continuation statements (and any amendments necessitated by any combination, consolidation or merger of the Grantor, or any change in its corporate name or its location (as such term is used in Section 9-307 of the UCC) in respect of such Financing Statements), to be prepared and duly and timely filed and recorded, or filed for recordation, to the extent permitted under the Act (with respect to the FAA Filed Documents) or the UCC or similar law of any other applicable jurisdiction (with respect to such other documents).
(b)    The Grantor will give the Administrative Agent timely written notice (but in any event within 30 days prior to the expiration of the period of time specified

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under applicable law to prevent lapse of perfection) of (i) any change of its location (as such term is used in Section 9-307 of the UCC) from its then present location and (ii) any change in its corporate name, and will promptly take any action required by Section 3.07(a) as a result of such change of its location or corporate name.
Article IV

REMEDIES SECTION
SECTION 4.01.     Remedies.
If an Event of Default shall have occurred and be continuing and so long as the same shall continue unremedied, then and in every such case the Administrative Agent may exercise any or all of the rights and powers and pursue any and all of the remedies pursuant to this Article IV and shall have and may exercise all of the rights and remedies of a secured party under the UCC and the Cape Town Treaty and may take possession of all or any part of the properties covered or intended to be covered by the Lien created hereby or pursuant hereto and may exclude the Grantor and all persons claiming under it wholly or partly therefrom; provided, that the Administrative Agent shall give the Grantor at least ten days’ prior written notice of any sale of any Airframe or Engine, foreclosure of the Lien of this Mortgage, or of the taking of any other action to cause the Grantor to lose its title to any Airframe or Engine. Without limiting any of the foregoing, it is understood and agreed that the Administrative Agent may exercise any right of sale of any Airframe or Engine available to it, even though it shall not have taken possession of such Airframe or Engine and shall not have possession thereof at the time of such sale, and may pursue all or part of the Collateral wherever it may be found and may enter any of the premises of the Grantor wherever the Collateral may be or is supposed to be and search for the Collateral and take possession of and remove the Collateral. In addition, each of the Secured Parties shall have a right after the occurrence and during the continuance of an Event of Default to inspect the Aircraft and Aircraft Documents in accordance with Section 3.03, and the Borrower shall bear the reasonable costs thereof, notwithstanding Section 3.03(d), except during the Section 1110 Period.
SECTION 4.02.     Return of Collateral, Etc.
(a)    If an Event of Default shall have occurred and be continuing and the unpaid principal amount of the Loans then outstanding, together with interest accrued thereon and all Fees and other liabilities of the Borrower accrued under the Loan Documents, if any, have become due and payable in accordance with Section 7.01 of the Credit Agreement, at the request of the Administrative Agent, the Grantor shall promptly execute and deliver to the Administrative Agent such instruments of title and other documents as the Administrative Agent may deem necessary or advisable to enable the Administrative Agent or an agent or representative designated by the Administrative Agent, at such time or times and place or places as the Administrative Agent may specify, to obtain possession of all or any part of the Collateral to

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which the Administrative Agent shall at the time be entitled hereunder. If the Grantor shall for any reason fail to execute and deliver such instruments and documents after such request by the Administrative Agent, the Administrative Agent may obtain a judgment conferring on the Administrative Agent the right to immediate possession and requiring the Grantor to execute and deliver such instruments and documents to the Administrative Agent, to the entry of which judgment the Grantor hereby specifically consents to the fullest extent permitted by law. All expenses of obtaining such judgment or of pursuing, searching for and taking such property shall, until paid, be secured by the Lien of this Mortgage.
(b)    Upon every such taking of possession, the Administrative Agent may, from time to time, at the expense of the Collateral, make all such expenditures for maintenance, use, operation, storage, insurance, leasing, control, management, disposition, modifications or alterations to and of the Collateral, as it may deem proper. In each such case, the Administrative Agent shall have the right to maintain, use, operate, store, insure, lease, control, manage, dispose of, modify or alter the Collateral and to exercise all rights and powers of the Grantor relating to the Collateral, as the Administrative Agent shall deem best, including the right to enter into any and all such agreements with respect to the maintenance, use, operation, storage, insurance, leasing, control, management, disposition, modification or alteration of the Collateral or any part thereof as the Administrative Agent may determine, and the Administrative Agent shall be entitled to collect and receive directly all rents, revenues and other proceeds of the Collateral and every part thereof, without prejudice, however, to the right of the Administrative Agent under any provision of this Mortgage to collect and receive all cash held by, or required to be deposited with, the Administrative Agent hereunder. Such rents, revenues and other proceeds shall be applied to pay the expenses of the maintenance, use, operation, storage, insurance, leasing, control, management, disposition, improvement, modification or alteration of the Collateral and of conducting the business thereof, and to make all payments which the Administrative Agent may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the Collateral or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of the Grantor), and all other payments which the Administrative Agent may be required or authorized to make under any provision of this Mortgage, as well as just and reasonable compensation for the services of the Administrative Agent, and of all persons properly engaged and employed by the Administrative Agent with respect hereto.
(c)    To the extent permitted by applicable law, the Administrative Agent and each Lender may be a purchaser of the Collateral or any part thereof or any interest therein at any such sale thereof, whether pursuant to foreclosure or power of sale or otherwise, and the Lenders shall be entitled to credit against the purchase price bid at such sale all or any part of the due and unpaid amounts of the Secured Obligations secured by the Lien of this Mortgage. The Administrative Agent or any such Lender, upon any such purchase, shall acquire good title to the property so purchased, to the extent permitted by applicable law, free of the Grantor’s rights of redemption.

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(d)    Upon any sale of the Collateral or any part thereof or interest therein pursuant hereto, whether pursuant to foreclosure or power of sale or otherwise, the receipt of the official making the sale by judicial proceeding or of the Administrative Agent shall be sufficient discharge to the purchaser for the purchase money and neither such official nor such purchaser shall be obligated to see to the application thereof.
(e)    Any sale or other conveyance of any Airframe or Engine or other Collateral or any interest therein by the Administrative Agent made pursuant to the terms of this Mortgage shall bind the Grantor and the Lenders and shall be effective to transfer or convey all right, title and interest of the Administrative Agent, the Grantor and the Lenders in and to the Airframe and Engine. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Administrative Agent.
SECTION 4.03.     Remedies Cumulative.
Each and every right, power and remedy given to the Administrative Agent specifically or otherwise in this Mortgage shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Administrative Agent, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Administrative Agent in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Grantor or to be an acquiescence therein.
SECTION 4.04.     Discontinuance of Proceedings.
In case the Administrative Agent shall have instituted any proceeding to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Administrative Agent, then and in every such case the Grantor and the Administrative Agent shall, subject to any determination in such proceedings, be restored to their former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of the Grantor or the Administrative Agent shall continue as if no such proceedings had been instituted.
SECTION 4.05.     Waiver of Past Defaults.
Upon written instruction from the Required Lenders, the Administrative Agent shall waive any past Default hereunder and its consequences and upon any such waiver such

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Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Mortgage, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
SECTION 4.06.     Appointment of Receiver.
If any Event of Default shall occur and be continuing, to the extent permitted by law, the Administrative Agent shall, as a matter of right, be entitled to the appointment of a receiver (who may be the Administrative Agent or any successor or nominee thereof) for all or any part of the Collateral, whether such receivership be incidental to a proposed sale of the Collateral or the taking of possession thereof or otherwise, and the Grantor hereby consents to the appointment of such a receiver and will not oppose any such appointment. Any receiver appointed for all or any part of the Collateral shall be entitled to exercise all the rights and powers of the Administrative Agent with respect to the Collateral.
SECTION 4.07.     The Administrative Agent Authorized to Execute Bills of Sale, Etc.
The Grantor hereby irrevocably appoints the Administrative Agent the true and lawful attorney-in-fact of the Grantor (which appointment is coupled with an interest) in its name and stead and on its behalf, for the purpose of effectuating any sale, assignment, transfer or delivery for the enforcement of the Lien of this Mortgage, whether pursuant to foreclosure or power of sale, assignments and other instruments as may be necessary or appropriate, with full power of substitution, the Grantor hereby ratifying and confirming all that such attorney or any substitute shall do by virtue hereof in accordance with applicable law; provided that the Administrative Agent shall not exercise any right as such attorney-in-fact except during the continuance of an Event of Default. Nevertheless, if so requested by the Administrative Agent or any purchaser, the Grantor shall ratify and confirm any such sale, assignment, transfer or delivery, by executing and delivering to the Administrative Agent or such purchaser all bills of sale, assignments, releases and other proper instruments to effect such ratification and confirmation as may be designated in any such request.
SECTION 4.08.     Limitations Under CRAF.
Notwithstanding the provisions of this Article IV, during any period that an Airframe or Engine is subject to CRAF in accordance with the provisions of Section 3.02(b)(vi) and in the possession of the U.S. Government, the Administrative Agent shall not, as a result of any Event of Default, exercise its remedies hereunder in such manner as to limit the Grantor’s control under this Mortgage (or any Permitted Lessee’s control under any Permitted Lease) of such Airframe or Engine, unless at least 60 days’ (or such other period as may then be applicable under CRAF) written notice of default hereunder shall have been given by the Administrative Agent or any Secured Party by registered or certified mail to the Grantor (and any Permitted Lessee) with a copy to the Contracting Officer Representative or Representatives for the Military

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Airlift Command of the United States Air Force to whom notices must be given under the contract governing the Grantor’s (or any Permitted Lessee’s) participation in CRAF with respect to such Airframe or Engine.
SECTION 4.09.     Allocation of Payments.
All cash proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral pursuant to the exercise by the Administrative Agent of its remedies as a secured creditor as provided in Article IV of this Mortgage shall be held by the Administrative Agent as Collateral for, and then at any time thereafter shall, in the discretion of the Administrative Agent, be applied, in whole or in part, against all or any part of the Secured Obligations in such order as provided for in Section 2.17(b) of the Credit Agreement. Any surplus of such cash proceeds held by the Administrative Agent and remaining after payment in full of all the Secured Obligations shall be promptly paid over to the Grantor or to whomever may be at such time lawfully entitled to receive such surplus.
Article V

MISCELLANEOUS
SECTION 5.01.     Termination of Mortgage.
(a)    Upon the Mortgage Termination Date, this Mortgage shall automatically terminate (provided that all indemnities set forth in the Credit Agreement shall survive) and the Administrative Agent, at the request and expense of the Grantor, will promptly execute and deliver to the Grantor a proper instrument or instruments acknowledging the satisfaction and termination of this Mortgage, and, subject to the terms of the Credit Agreement, will duly assign, transfer and deliver to the Grantor (without recourse and without any representation or warranty) such of its Collateral as may be in the possession of the Administrative Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Mortgage.
(b)    Upon (i) any Disposition of any Collateral that is permitted under Section 6.04(ii) of the Credit Agreement, (ii) the release of any Collateral from the Lien granted hereby pursuant to Section 6.09 of the Credit Agreement, (iii) the release of any Airframe or Engine pursuant to Section 3.05(a) of this Mortgage or the release of any Engine pursuant to Section 3.05(f) of this Mortgage, or (iv) the effectiveness of any written consent by the Administrative Agent or the requisite Lenders as provided under the Credit Agreement to the release of any Collateral from the Lien granted hereby, such Collateral (and, subject in the case of clause (i) above to compliance with Sections 2.12(a) and 6.09 of the Credit Agreement, the proceeds thereof) shall be automatically released from the Lien granted under this Mortgage.
(c)    In connection with any release of any Collateral pursuant to this Section 5.01, the Administrative Agent will promptly execute and deliver to the Grantor, at the

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Grantor’s sole expense, all appropriate UCC termination statements and other documents that the Grantor shall reasonably request to evidence such release and shall take necessary action to permit the Grantor to register with the International Registry the discharge of the International Interest created by this Mortgage in such released Collateral. The Administrative Agent shall have no liability whatsoever to any Secured Party as a result of any release of Collateral by it as permitted by this Section 5.01. The release of an Airframe or Engine from the Lien of this Mortgage shall have the effect without further action of releasing all other Collateral, including the related Airframe Documents and Engine Documents, respectively, relating to such Airframe or Engine.
SECTION 5.02.     No Legal Title to Collateral in Secured Parties.
No Secured Party shall have legal title to any part of the Collateral. No transfer, by operation of law or otherwise, of any right, title and interest of any Secured Party in and to the Collateral or hereunder shall operate to terminate this Mortgage or entitle such holder or any successor or transferee of such holder to an accounting or to the transfer to it of any legal title to any part of the Collateral.
SECTION 5.03.     Sale of Collateral by Administrative Agent Is Binding.
Any sale or other conveyance of the Collateral, or any part thereof (including any part thereof or interest therein), by the Administrative Agent made pursuant to the terms of this Mortgage shall bind the Secured Parties and shall be effective to transfer or convey all right, title and interest of the Administrative Agent, the Grantor and such Secured Parties in and to such Collateral or part thereof. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Administrative Agent.
SECTION 5.04.     Mortgage for Benefit of the Grantor, Administrative Agent and Secured Parties.
Nothing in this Mortgage, whether express or implied, shall be construed to give any person other than the Grantor and the Administrative Agent, any legal or equitable right, remedy or claim under or in respect of this Mortgage, except that the persons referred to in the last paragraph of Section 3.02(b) shall be third party beneficiaries of such paragraph.
SECTION 5.05.     Notices.
Any notice or communication by the Grantor or the Administrative Agent to the other is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the other’s address:

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(a)
if to the Grantor:
JetBlue Airways Corporation
27-01 Queens Plaza North
Long Island City, New York 11101
Telephone: (718) 286-7900
Fax: (718) 425-9260
Attention: Senior Vice President and Treasurer
Email: Treasury@jetblue.com

with a copy to:
JetBlue Airways Corporation
27-01 Queens Plaza North
Long Island City, New York 11101
Telephone: (718) 286-7900
Fax: (718) 425-9260
Attention: General Counsel

(b)	if to the Administrative Agent, to its office at: Morgan Stanley Senior Funding, Inc.
c/o Morgan Stanley Loan Servicing
1300 Thames Street Wharf, 4th Floor
Baltimore, Maryland 21231
Fax: (443) 627-4355
The Grantor or the Administrative Agent, by notice to the other, may designate additional or different addresses for subsequent notices or communications.
All notices and communications will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.
If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
SECTION 5.06.     Severability.
Any provision of this Mortgage which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, to the fullest extent permitted by law. Any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction, to the fullest extent permitted by law.

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SECTION 5.07.     Waivers; Amendments.
This Mortgage may not be amended, modified or waived except with the written consent of the Grantor and the Administrative Agent (acting pursuant to and in accordance with the terms of the Credit Agreement), provided that a Mortgage Supplement adding Collateral shall not require the consent of the Administrative Agent. Any amendment, modification or supplement of or to any provision of this Mortgage, any termination or waiver of any provision of this Mortgage and any consent to any departure by the Grantor from the terms of any provision of this Mortgage shall be effective only in the specific instance and for the specific purpose for which made or given.
SECTION 5.08.     Successors and Assigns.
All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the parties hereto and the successors and permitted assigns of each, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by any Secured Party shall bind the successors and assigns of such Secured Party.
SECTION 5.09.     Headings.
The headings of the various Articles and sections herein and in the table of contents hereto are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.
SECTION 5.10.     Counterpart Form.
This Mortgage may be executed by the parties hereto in separate counterparts (or upon separate signature pages bound together into one or more counterparts), each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.
SECTION 5.11.     Bankruptcy.
It is the intention of the parties that the Administrative Agent shall be entitled to the benefits of Section 1110 with respect to the right to take possession of the Airframes and Engines as provided herein in the event of a case under Chapter 11 of the Bankruptcy Code in which the Grantor is a debtor, and in any instance where more than one construction is possible of the terms and conditions hereof or any other pertinent Loan Document, each such party agrees that a construction which would preserve such benefits shall control over any construction which would not preserve such benefits.

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SECTION 5.12.     Governing Law.
This Mortgage shall be construed in accordance with and governed by the law of the State of New York.
SECTION 5.13.     Consent to Jurisdiction and Service of Process.
Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Mortgage, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall, to the extent permitted by law, be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Mortgage in any court referred to in this Section 5.13. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
Each party to this Mortgage irrevocably consents to service of process in the manner provided for notices in Section 10.01 of the Credit Agreement. Nothing in this Mortgage will affect the right of any party to this Mortgage to serve process in any other manner permitted by law.
SECTION 5.14.     General Indemnity.
(a)    Indemnity. The Grantor shall indemnify, protect, defend and hold harmless each Indemnitee from, against and in respect of, and shall pay on an After-tax Basis, any and all Expenses of any kind or nature whatsoever that may be imposed on, incurred by or asserted against any Indemnitee, relating to, resulting from, or arising out of or in connection with each Airframe or Engine or any Part, including, without limitation, with respect thereto, (x) the manufacture, design, purchase, acceptance, non-acceptance or rejection, ownership, registration, re-registration, deregistration, delivery, non-delivery, lease, sublease, assignment, possession, use or non-use, operation, maintenance, testing, repair, overhaul, condition, alteration, modification, addition, improvement, storage, airworthiness, replacement, repair, sale, substitution, return, abandonment, redelivery or other disposition of each Airframe or Engine or any Part, (y) death or property damage of passengers, shippers or others and (z) environmental control, noise or pollution.

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(b)    Exceptions. Notwithstanding anything contained in the foregoing clause (a), the Grantor shall not be required to indemnify, protect, defend and hold harmless any Indemnitee pursuant to this Section 5.14 in respect of any Expense of such Indemnitee:
(i)    For any Taxes or a loss of Tax benefit, whether or not the Grantor is required to indemnify therefor pursuant to the Loan Documents provided, however, this Section 5.14(b)(i) shall not apply to any Taxes taken into account in making any payment on a net After-tax Basis;
(ii)    Except to the extent attributable to acts or events occurring prior thereto, acts or events (other than acts or events related to the performance or failure to perform by the Grantor of its obligations pursuant to the terms of the Loan Documents) that occur after the Mortgage Termination Date or, with respect to any Collateral, after the Administrative Agent is otherwise required to release the applicable Collateral from the Lien of the Mortgage pursuant to Section 5.01 of this Mortgage;
(iii)    To the extent attributable to the offer, sale, assignment, transfer, participation or other disposition (whether voluntary or involuntary) by or on behalf of such Indemnitee (other than out of pocket expenses as a result of or in lieu of exercising remedies during the occurrence and continuance of, an Event of Default) of any Loan, all or any part of such Indemnitee’s interest in the Loan Documents or any interest in the Collateral or any similar security;
(iv)    To the extent attributable to the gross negligence or willful misconduct of any Indemnitee or attributable to negligence by such Indemnitee in exercising its right of inspection;
(v)    To the extent attributable to the incorrectness or breach of any representation or warranty of any Indemnitee contained in or made pursuant to any Loan Document or any agreement relating hereto or thereto;
(vi)    To the extent attributable to the failure by any Indemnitee to perform or observe any agreement, covenant or condition on its part to be performed or observed in any Loan Document or any agreement relating hereto or thereto;
(vii)    To the extent attributable to the offer or sale by any Indemnitee of any interest in any Collateral or any Loan in violation of applicable federal, state or foreign securities laws (other than any violation thereof caused by the acts or omissions of the Grantor);
(viii)    To the extent attributable to the failure of the Administrative Agent to distribute funds received and distributable by it in accordance with the Mortgage;
(ix)    To the extent attributable to the authorization or giving or withholding of any future amendments, supplements, waivers or consents with respect to any

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Loan Document other than such as have been requested by the Grantor or as are expressly required to be made pursuant to the terms of the Loan Documents;
(x)    To the extent attributable to any amount which any Indemnitee expressly agrees in writing to pay or such Indemnitee expressly agrees in writing shall not be paid by or be reimbursed by the Grantor, or is otherwise payable or required to be borne by a Person other than the Grantor pursuant to any provision of any Loan Document;
(xi)    If another provision of a Loan Document specifies the extent of the Grantor’s responsibility or obligation with respect to such Expense, to the extent arising from other than failure of the Grantor to comply with such specified responsibility or obligation; and
(xii)    To the extent attributable to a Lender Lien or an Administrative Agent Lien.
(c)    Separate Agreement. This Mortgage constitutes a separate agreement with respect to each Indemnitee and is enforceable directly by each such Indemnitee. Nothing in this Section 5.14 shall limit any Indemnitee’s rights under any other provision of any Loan Document.
(d)    Notice. If a claim for any Expense that an Indemnitee shall be indemnified against under this Section 5.14 is made, such Indemnitee shall give prompt written notice thereof to the Grantor. Notwithstanding the foregoing, the failure of any Indemnitee to notify the Grantor as provided in this Section 5.14 shall not release the Grantor from any of its obligations to indemnify such Indemnitee hereunder, except to the extent that such failure results in an additional Expense to the Grantor (in which event the Grantor shall not be responsible for such additional Expense) or materially impairs the Grantor’s ability to contest such claim.
(e)    Notice of Proceedings; Defense of Claims; Limitations.
(i)    In case any action, suit or proceeding shall be brought against any Indemnitee for which the Grantor is responsible under this Section 5.14, such Indemnitee shall notify the Grantor of the commencement thereof and the Grantor may, at its expense, participate in and to the extent that it shall wish (subject to the provisions of the following paragraph), assume and, subject to clause (ii) below, control the defense thereof and settle or compromise the same.
(ii)    The Grantor or its insurer(s) shall have the right, at its or their expense, to investigate or, if the Grantor or its insurer(s) shall agree in writing not to dispute liability to the Indemnitee giving notice of such action, suit or proceeding under this Section 5.14 for indemnification hereunder or under any insurance policies pursuant to which coverage is sought, control the defense of, any action, suit or proceeding, relating to any Expense for which indemnification is sought pursuant to this Section 5.14, and each Indemnitee shall cooperate with the Grantor or its insurer(s) with respect thereto; provided, that the Grantor shall not be entitled to control the defense of any such action, suit, proceeding or compromise any such Expense (i)

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during the continuance of any Event of Default (except during the Section 1110 Period), (ii) if such proceedings would entail a material risk of the sale, forfeiture or loss of the Airframe or Engine or (iii) if such proceedings would likely, in the reasonable opinion of the Indemnitee, involve the imposition of material risk of criminal liability or any material civil liability on such Indemnitee. In connection with any such action, suit or proceeding being controlled by the Grantor or its insurers, such Indemnitee shall have the right to participate therein, at its sole cost and expense, with counsel reasonably satisfactory to the Grantor; provided, that such Indemnitee’s participation does not, in the reasonable opinion of the independent counsel appointed by the Grantor or its insurers to conduct such proceedings, interfere with the defense of such case.
(iii)    In no event shall any Indemnitee enter into a settlement or other compromise with respect to any Expense without the prior written consent of the Grantor, unless such Indemnitee waives its right to be indemnified with respect to such Expense under this Section 5.14.
(iv)    In the case of any Expense indemnified by the Grantor hereunder which is covered by a policy of insurance maintained by the Grantor pursuant to this Mortgage, at the Grantor’s expense, each Indemnitee agrees to cooperate with the insurers in the exercise of their rights to investigate, defend or compromise such Expense as may be required to retain the benefits of such insurance with respect to such Expense.
(v)    If an Indemnitee is not a party to this Mortgage, the Grantor may require such Indemnitee to agree in writing to the terms of this Section 5.14 prior to making any payment to such Indemnitee under this Section 5.14.
(vi)    Nothing contained in this Section 5.14 shall be deemed to require an Indemnitee to contest any Expense or to assume responsibility for or control of any judicial proceeding with respect thereto.
(vii)    Notwithstanding anything to the contrary contained herein, the Grantor shall not under any circumstances be liable for the fees and expenses of more than one counsel for all Indemnitees with respect to any one claim unless a conflict of interest shall exist among such Indemnitees.
(f)    Information. The Grantor will provide the relevant Indemnitee with such information not within the control of such Indemnitee, as is in the Grantor’s control or is reasonably available to the Grantor, which such Indemnitee may reasonably request and will otherwise cooperate with such Indemnitee so as to enable such Indemnitee to fulfill its obligations under Section 5.14. The Indemnitee shall supply the Grantor with such information not within the control of the Grantor, as is in such Indemnitee’s control or is reasonably available to such Indemnitee, which the Grantor may reasonably request to control or participate in any proceeding to the extent permitted by Section 5.14.
(g)    Effect of Other Indemnities; Subrogation; Further Assurances. Upon the payment in full by the Grantor of any indemnity provided for under this Mortgage, the

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Grantor, without any further action and to the full extent permitted by law, will be subrogated to all rights and remedies of the person indemnified (other than with respect to any of such Indemnitee’s insurance policies) in respect of the matter as to which such indemnity was paid. Each Indemnitee will give such further assurances or agreements and cooperate with the Grantor to permit the Grantor to pursue such claims, if any, to the extent reasonably requested by the Grantor and at the Grantor’s expense.
(h)    No Guaranty. Nothing set forth in this Section 5.14 constitutes a guarantee by the Grantor that any Airframe or Engine at any time will have any particular value, useful life or residual value.
(i)    Refunds. If an Indemnitee receives any refund, in whole or in part, with respect to any Expense paid by the Grantor hereunder, such Indemnitee will promptly pay the amount refunded (but not an amount in excess of the amount the Grantor or any of its insurers has paid in respect of such Expense) over to the Grantor unless an Event of Default or Special Default under Section 7.01(b) or, except during the Section 1110 Period, 7.01(f) or 7.01(g) of the Credit Agreement shall have occurred and be continuing, in which case such amounts shall be paid over to the Administrative Agent to hold as security for the Secured Obligations or, if requested by the Grantor, applied to satisfy such obligations.
SECTION 5.15.     Intercreditor Agreement.
Notwithstanding anything to the contrary contained in this Mortgage, if at any time the Administrative Agent shall enter into any Intercreditor Agreement and such Intercreditor Agreement shall remain outstanding, the rights granted to the Secured Parties hereunder, the lien and security interest granted to the Administrative Agent pursuant to this Mortgage and the exercise of any right or remedy by the Administrative Agent hereunder shall be subject to the terms and conditions of such Intercreditor Agreement. In the event of any conflict between the terms of this Mortgage and such Intercreditor Agreement, the terms of such Intercreditor Agreement shall govern and control with respect to any right or remedy, and no right, power or remedy granted to the Administrative Agent hereunder shall be exercised by the Administrative Agent, and no direction shall be given by the Administrative Agent, in contravention of such Intercreditor Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Mortgage to be duly executed by their respective officers thereof duly authorized as of the day and year first above written.
JETBLUE AIRWAYS CORPORATION,
as Grantor
By:
    Name:
    Title:
MORGAN STANLEY SENIOR FUNDING, INC.,
as Administrative Agent
By:
    Name:
    Title:

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SCHEDULE I
TO
MORTGAGE AND SECURITY AGREEMENT

DEFINITIONS
Unless otherwise specified herein, all capitalized terms used in this Schedule I shall have the meanings set forth in the Credit Agreement.
“Act” means part A of subtitle VII of title 49, United States Code.
“Actual Knowledge” means, with respect to any Person, actual knowledge of a Responsible Officer of such Person.
“Additional Airframe” means each airframe added to the Collateral pursuant to a Mortgage Supplement subsequent to the initial Mortgage Supplement.
“Additional Engine” means each engine added to the Collateral pursuant to a Mortgage Supplement subsequent to the initial Mortgage Supplement.
“Additional Insureds” is defined in Section D of Annex B to the Mortgage.
“Administrative Agent Liens” means any Lien attributable to the Administrative Agent with respect to an Airframe or Engine or any interest therein, or any other portion of the Collateral, arising as a result of (a) claims against the Administrative Agent in its individual capacity not related to its interest in an Airframe or Engine or the administration of the Collateral pursuant to the Loan Documents, (b) acts of the Administrative Agent not permitted by, or failure of the Administrative Agent to take any action required by, the Loan Documents, (c) Taxes against the Administrative Agent or any of its Affiliates not required to be indemnified by Section 5.14 of the Mortgage or the Credit Agreement, and (d) claims against the Administrative Agent arising out of the transfer by the Administrative Agent of all or any portion of its interest in the Collateral and the Loan Documents, other than a transfer permitted by the terms of the Loan Documents or pursuant to the exercise of remedies set forth in Article IV of the Mortgage.
“After-tax Basis” means, with respect to any payment to be received or accrued by any Person, the amount of such payment adjusted, if necessary, so that such payment, after taking into account all Taxes payable to any Taxing Authority as a result of the receipt or accrual of such payments and any savings in Taxes with respect to the indemnified Taxes or other liability in respect of which such payment is due, shall be equal to the payment to be received or accrued.
“Agreed Value” is defined in Section B.1. of Annex B to the Mortgage.
“Aircraft” shall mean, in the case of any Engine, the Airframe or airframe on which such Engine is then installed (if any).
“Airframe” means (a) each airframe that is identified by aircraft model, United States registration number and Manufacturer’s serial number in the initial Mortgage Supplement or any subsequent Mortgage Supplement executed and delivered

Schedule I – 1
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by the Grantor and (b) any and all Parts incorporated or installed in or attached or appurtenant to such airframe, and any and all Parts removed from such airframe, unless the Lien of the Mortgage shall not be applicable to such Parts in accordance with Section 3.04 of the Mortgage, but excluding any such airframe that has subsequently been released from the Lien of this Mortgage pursuant to Section 5.01.
“Airframe Documents” means, with respect to any Airframe, all technical data, manuals and log books, and all inspection, modification and overhaul records and other service, repair, maintenance and technical records that are required by the FAA (or the relevant Aviation Authority), to be maintained with respect to such Aircraft, and such term shall include all additions, renewals, revisions and replacements of any such materials from time to time made, or required to be made, by the FAA (or other Aviation Authority) regulations, and in each case in whatever form and by whatever means or medium (including, without limitation, microfiche, microfilm, paper or computer disk) such materials may be maintained or retained by or on behalf of the Grantor; provided that such term shall not include manuals and data relating to aircraft generally of the same fleet type as the Airframe as opposed to the Airframe specifically.
“Applicable Date” means, in the case of any Airframe or Engine, the date on which such Airframe or Engine is subjected to the Lien of the Mortgage by the execution and delivery of a Mortgage Supplement.
“Aviation Authority” means, in the case of any Aircraft or Airframe, the FAA or, if such Aircraft or Airframe is permitted to be, and is, registered with any other Governmental Authority under and in accordance with Section 3.02(e) and Annex C of the Mortgage, such other Governmental Authority.
“Bankruptcy Event” means, with respect to any Person, the occurrence of an Event of Default under Section 7.01(f) or (g) of the Credit Agreement.
“Certificated Air Carrier” means a Person holding or co-holding an air carrier operating certificate issued pursuant to Chapter 447 of Title 49, United States Code, for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo.
“Collateral” is defined in Section 2.01 of the Mortgage.
“CRAF” means the Civil Reserve Air Fleet Program established pursuant to 10 U.S.C. Section 9511-13 or any similar substitute program.
“Credit Agreement” is defined in the first “Whereas” clause of the Mortgage.
“EASA” means the European Aviation Safety Agency.

Schedule I – 2
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“Engine” means (a) each of the engines identified by Manufacturer, model and Manufacturer’s serial number in the initial Mortgage Supplement or any subsequent Mortgage Supplement, in any case whether or not from time to time installed on an Airframe or installed on any other airframe, and (b) any and all Parts incorporated or installed in or attached or appurtenant to such engine, and any and all Parts removed from such engine, unless the Lien of the Mortgage shall not apply to such Parts in accordance with Section 3.04 of the Mortgage, but excluding any such engine that has subsequently been released from the Lien of this Mortgage pursuant to Section 5.01.
“Engine Documents” means, with respect to any Engine, all technical data, manuals and log books, and all inspection, modification and overhaul records and other service, repair, maintenance and technical records that are required by the FAA (or the relevant Aviation Authority), to be maintained with respect to such Engine, and such term shall include all additions, renewals, revisions and replacements of any such materials from time to time made, or required to be made, by the FAA (or other Aviation Authority) regulations, and in each case in whatever form and by whatever means or medium (including, without limitation, microfiche, microfilm, paper or computer disk) such materials may be maintained or retained by or on behalf of the Grantor; provided that such term shall not include manuals and data relating to engines generally of the same type as the Engine as opposed to the Engine specifically.
“Event of Loss” means, with respect to any Airframe or Engine, any of the following circumstances, conditions or events with respect to such property, for any reason whatsoever:
(a)    the destruction of such property, damage to such property beyond economic repair or rendition of such property permanently unfit for normal use by the Grantor;
(b)    the actual or constructive total loss of such property or any damage to such property, or requisition of title or use of such property, which results in an insurance settlement with respect to such property on the basis of a total loss or constructive or compromised total loss;
(c)    any theft, hijacking or disappearance of such property for a period of 180 consecutive days or more; or
(d)    any seizure, condemnation, confiscation, taking or requisition (including loss of title) of such property by any Governmental Authority or purported Governmental Authority (other than a requisition of use by a Permitted Governmental Authority) for a period exceeding 180 consecutive days.
“Excluded Lien” means Permitted Liens referred to in clauses (5) and (11) of the definition of “Permitted Lien” and, until the time the relevant assets actually become subject to the Lien of the Mortgage, clause (2) of the definition of “Permitted Lien”.

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“Expenses” means, solely with respect to Section 5.14 of the Mortgage, any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs or expenses (including reasonable fees and disbursements of legal counsel) that may be imposed on or asserted against an Indemnitee.
“FAA Bill of Sale” means, with respect to any Aircraft, a bill of sale for such Aircraft on AC Form 8050-2 (or such other form as may be approved by the FAA).
“FAA Filed Documents” means, with respect to any Airframe or Engine, the Mortgage and the Mortgage Supplement executed by the Grantor with respect to such Airframe or Engine.
“Financing Statements” means, with respect to any Airframe or Engine, collectively, UCC-1 financing statements covering such Airframe or Engine and the related Collateral by the Grantor, as debtor, showing the Administrative Agent as secured party, for filing in Delaware and each other jurisdiction that, in the opinion of the Administrative Agent, is necessary to perfect its Lien on such Airframe or Engine and the related Collateral.
“Indemnitee” shall mean, solely with respect to Section 5.14 of the Mortgage, any “Indemnitee” (as defined in the Credit Agreement) party to the Mortgage, or in the case of an Indemnitee not party to the Mortgage, any such Indemnitee which has expressly agreed in writing to be bound by the terms of Section 5.14 of the Mortgage prior to the making of a claim in accordance therewith.
“Inspecting Parties” is defined in Section 3.03 of the Mortgage.
“Lender Liens” means, solely with respect to Section 5.14 of the Mortgage, any Lien attributable to any Lender with respect to any Airframe or Engine, any interest therein, or any other portion of the Collateral, arising as a result of (i) claims against such Lender not related to its interest in such Collateral or the Loan Documents (including the administration of the Loans), (ii) acts of such Lender not permitted by, or failure of such Lender to take any action required by, the Loan Documents, (iii) Taxes against such Person or any of its Affiliates not required to be indemnified under the Section 5.14 of the Mortgage or the Credit Agreement, or (iv) claims against such Person arising out of any transfer by such Person of its interest in the any Collateral, any Loan and its interests in the Loan Documents.
“Mandatory Modification” is defined in Section 3.04(d) of the Mortgage.
“Manufacturer” shall mean, with respect to any Airframe, Engine or Part, the manufacturer thereof.
“Manufacturer Lessee” means The Boeing Company, Airbus Industrie, Embraer S.A., the General Electric Company, United Technologies Corporation, Rolls

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Royce plc and any Affiliate of any of the foregoing if such Affiliate’s obligations are guaranteed by such Person unconditionally.
“Mortgage” means the Mortgage and Security Agreement, dated as of [_____], between the Grantor and the Administrative Agent.
“Mortgage Supplement” means a Mortgage Supplement, substantially in the form of Exhibit A to the Mortgage, with appropriate modifications to reflect the purpose for which it is being used.
“Mortgage Termination Date” shall mean the earlier of (i) the date on which (a) the principal of and interest on all Loans shall have been paid in full and all other amounts then due under the Loan Documents shall have been paid in full, (b) all Commitments have been terminated, and (c) there are no outstanding Letters of Credit (other than such as have been Cash Collateralized or covered by a “back-to-back” letter of credit in accordance with the terms of the Loan Documents) and (ii) the date on which all of the Collateral shall have been released pursuant to Section 5.01(c) of the Mortgage.
“Obsolete Part” is defined in Section 3.04(d) of the Mortgage.
“Optional Modification” is defined in section 3.04(d) of the Mortgage.
“Parts” means all appliances, parts, components, instruments, appurtenances, accessories, furnishings, seats and other equipment of whatever nature (other than (a) Engines or engines, (b) any in-flight passenger entertainment system, including components and parts thereof, (c) any appliance, part, component, instrument, appurtenance, accessory, furnishing, seat or other equipment that would qualify as a Removable Part and is leased by the Grantor or any Permitted Lessee from a third party or is subject to a security interest granted to a third party, and (d) PCE), that may from time to time be installed or incorporated in or attached or appurtenant to any Airframe or any Engine or removed therefrom unless the Lien of the Mortgage shall not be applicable to such Parts in accordance with Section 3.04 of the Mortgage.
“PCE” is defined in Section 3.04(d) of the Mortgage.
“Permitted Air Carrier” means (i) any Manufacturer Lessee, (ii) any Permitted Foreign Air Carrier or (iii) any U.S. Air Carrier.
“Permitted Country” means any country listed on Annex A to the Mortgage.
“Permitted Foreign Air Carrier” means any air carrier with its principal executive offices in any Permitted Country and which is authorized to conduct commercial airline operations and to operate jet aircraft and engines similar to the Airframes or Engines subject to a Permitted Lease with such air carrier, as applicable, under the applicable laws of such Permitted Country.

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“Permitted Governmental Authority” means (i) the U.S. Government or (ii) any Governmental Authority if the applicable Airframe or the Aircraft with respect to the applicable Engine is then registered under the laws of the country of such Governmental Authority.
“Permitted Lease” means a lease (including a sublease) permitted under Section 3.02(b)(viii) of the Mortgage.
“Permitted Lessee” means the lessee under a Permitted Lease.
“Pledged Agreement” means any contract, agreement or instrument included in the Collateral.
“Removable Part” is defined in Section 3.04(d) of the Mortgage.
“Section 1110 Agreement” means a written agreement of the debtor to perform referred to in Section 1110(a)(2)(A) of the Bankruptcy Code that, without further review or modification, qualifies under Section 1110 to keep the automatic stay provided by Section 362 of the Bankruptcy Code in effect with respect to the Airframes and Engines.
“Section 1110 Period” means the continuous period of (i) 60 days specified in Section 1110(a)(2)(A) of the Bankruptcy Code (or such longer period, if any, agreed to under Section 1110(b) of the Bankruptcy Code), plus (ii) an additional period, if any, commencing with the trustee or debtor-in-possession in such proceeding entering into with court approval a Section 1110 Agreement within such 60 days (or longer period as agreed) and continuing until such time as the period during which the Administrative Agent is prohibited from repossessing the Airframes and Engines under the Mortgage comes to an end.
“Secured Obligations” means the “Obligations” as defined in the Credit Agreement.
“Special Default” means the occurrence of (i) a Default under clause (i) or (ii) of Section 7.01(b) of the Credit Agreement or (ii) a Bankruptcy Event.
“Taxing Authority” means any federal, state or local government or other taxing authority in the United States, any foreign government or any political subdivision or taxing authority thereof, any international taxing authority or any territory or possession of the United States or any taxing authority thereof.
“United States” or “U.S.” means the United States of America; provided that for geographic purposes, “United States” means, in aggregate, the 50 states and the District of Columbia of the United States of America.
“U.S. Air Carrier” means a Certificated Air Carrier that is a United States Citizen, and as to which there is in force an air carrier operating certificate issued

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pursuant to Part 121 of the FAA Regulations, or which may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor or in the absence thereof.
“U.S. Government” means the federal government of the United States, or any instrumentality or agency thereof the obligations of which are guaranteed by the full faith and credit of the federal government of the United States.
“Wet Lease” means any arrangement whereby the Grantor or a Permitted Lessee agrees to furnish any Airframe or Engine to a third party pursuant to which such Airframe or Engine shall at all times be in the operational control of the Grantor or a Permitted Lessee, provided that the Grantor’s obligations under the Mortgage shall continue in full force and effect notwithstanding any such arrangement.

Schedule I – 7
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ANNEX A
TO
MORTGAGE AND SECURITY AGREEMENT

ANNEX A
PERMITTED COUNTRIES

Australia	Japan
Austria	Luxembourg
Bahamas	Mexico
Belgium	Netherlands
Canada	New Zealand
Chile	Norway
Denmark	Panama
Finland	Portugal
France	Singapore
Germany	South Africa
Greece	Spain
Hungary	Sweden
Iceland	Switzerland
Ireland	United Kingdom
Italy

Annex A – 1
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ANNEX B
TO
MORTGAGE AND SECURITY AGREEMENT

ANNEX B
INSURANCE
Capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference in Schedule I to the Mortgage or, if not defined in such Schedule I, in the Credit Agreement.
A.    Bodily Injury Liability and Property Damage Liability Insurance.
1.    Except as provided in paragraph 2 of this Section A or Section 3.06(c) of the Mortgage, and subject to the self insurance to the extent permitted by Section D hereof, the Grantor will at all times carry and maintain or cause to be carried and maintained, at no expense to any Additional Insured, on a non-discriminatory basis, airline liability insurance, including passenger legal liability, bodily injury liability, property damage liability and contractual liability with respect to each Airframe and Engine (exclusive of manufacturer’s product liability insurance and including, without limitation, aircraft liability war risk and allied perils insurance with respect to each Airframe and Engine, if and to the extent the same is maintained by the Grantor (or Permitted Lessee) with respect to other similar types of airframes or engines, as applicable, owned or leased, and operated by Grantor (or Permitted Lessee) on the same routes) with respect to each Airframe and Engine (a) in an amount per occurrence not less than the amount of comprehensive airline legal liability insurance from time to time applicable to airframes or engines, as the case may be, owned or leased and operated by Grantor of the same type and operating on similar routes as the applicable Airframe or Engine, (b) of the type and covering the same risks as from time to time applicable to airframes or engines operated by the Grantor (or any Permitted Lessee) of the same type which comprise the Grantor’s (or such Permitted Lessee’s) fleet and (c) which is maintained in effect with insurers or reinsurers of recognized responsibility. The Grantor need not maintain cargo liability insurance with respect to any Airframe, as long as cargo liability insurance is not maintained by the Grantor for other similar types of airframes owned or leased, and operated, by the Grantor, operating on the same or similar routes.
2.    During any period that an Airframe or an Engine is on the ground and not in operation, the Grantor may carry or cause to be carried as to such non-operating property, in lieu of the insurance required by paragraph 1 above, and subject to the self-insurance to the extent permitted by Section D hereof, insurance otherwise conforming to the provisions of said paragraph 1 except that (a) the amounts of coverage shall not be required to exceed the amounts of bodily injury liability and property damage liability insurance from time to time applicable to airframes or engines, as the case may be, owned or leased by the Grantor (or any Permitted Lessee) of the same or similar type as the Airframe or Engine, as the case may be, and which are on the ground and not in operation and (b) the scope of the risks covered and the type of insurance shall be the same as from time to time shall be applicable to aircraft or engines, as the case may be, owned or leased by the Grantor (or any Permitted Lessee) of the same or similar type and which are on the ground and not in operation.

Annex B – 1
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B.    Insurance Against Loss or Damage to Airframes and Engines.
1.    Except as provided in paragraph 2 of this Section B or Section 3.06( c) of the Mortgage, and subject to the provisions of Section D hereof permitting self-insurance, Grantor shall at all times carry and maintain or cause to be carried and maintained, at no expense to any Additional Insured, in effect with insurers or reinsurers of recognized responsibility all-risk aircraft hull insurance covering the Airframes and Engines and fire, transit and extended coverage of Engines and Parts while temporarily removed from the Airframes and not replaced by similar components (including, without limitation, aircraft hull war risk and allied perils insurance with respect to each Airframe and Engine, if and to the extent the same is maintained by Grantor (or any Permitted Lessee) with respect to other airframes or engines, as the case may be, owned or leased, and operated by Grantor (or such Permitted Lessee) on the same routes); provided, that the foregoing insurance shall at all times while the Airframe or Engine is subject to the Mortgage be for an amount (taking into account self-insurance to the extent permitted by Section D) not less than 110% of the Agreed Value thereof as set forth in the most recent Appraisal delivered pursuant to the Credit Agreement before the date (or renewal date) of the applicable insurance policies (the “Agreed Value”); provided, further, that such all-risk property damage insurance covering Parts while temporarily removed from an Airframe or any Engine need be obtained only to the extent available at a reasonable cost (as reasonably determined by the Grantor).
All losses will be adjusted by Grantor with the insurers; provided, however, that during a period when an Event of Default shall have occurred and be continuing, Grantor shall not agree to any such adjustment without the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed).
Any policies of insurance carried in accordance with this Section B.1 covering an Airframe or Engine and any policies taken out in substitution or replacement for any such policies shall provide that insurance proceeds under such policies shall be payable directly to the Administrative Agent for prompt deposit into the Collateral Proceeds Account if (A) such insurance proceeds are in respect of an Event of Loss or (B) the insurer has received a notice from the Administrative Agent directing that such insurance proceeds are required to be so paid to the Administrative Agent under the Credit Agreement (which notice has not been rescinded), except in the case of a loss with respect to an Engine installed on an airframe other than an Airframe, in which case the Grantor (or any Permitted Lessee) shall endeavor to arrange for any payment of insurance proceeds in respect of such loss to be held for the account of the Administrative Agent whether such payment is made to the Grantor (or any Permitted Lessee) or any third party. The Administrative Agent shall be entitled to notify an insurer that such insurance proceeds shall be paid directly to the Administrative Agent as provided in the immediately preceding sentence in the following circumstances: (1) an Event of Default has occurred and is continuing, or (2) such insurance proceeds if paid to the Grantor would be required to be deposited in the Collateral Proceeds Account in accordance with Section 2.12(a) of the Credit Agreement, provided that if such a notice has been given to the insurer, the Administrative Agent shall rescind such notice if such circumstances are no longer applicable. It is hereby understood and agreed that in the case of any payment to the Administrative Agent

Annex B – 2
Mortgage and Security Agreement
1005973744v2

pursuant to the foregoing (other than in respect of an Event of Loss), upon such payment no longer being required to be held in the Collateral Proceeds Account pursuant to Section 2.12(a) of the Credit Agreement, the Administrative Agent shall cause the amount of such payment to be released to Grantor or its order. In the case of a loss with respect to an engine (other than an Engine) installed on an Airframe, the Administrative Agent shall promptly remit any payment made to it of any insurance proceeds in respect of such loss to Grantor or any third party that is entitled to receive such proceeds.
2.    During any period that an Airframe or Engine is on the ground and not in operation, the Grantor may carry or cause to be carried, in lieu of the insurance required by paragraph 1 above, and subject to the self-insurance to the extent permitted by Section D hereof, insurance otherwise conforming with the provisions of said paragraph 1 except that the scope of the risks and the type of insurance shall be the same as from time to time applicable to airframes or engines, as the case may be, owned or leased and operated by the Grantor (or any Permitted Lessee) of the same type similarly on the ground and not in operation, provided that, subject to the self-insurance to the extent permitted by Section D hereof, the Grantor shall maintain or cause to be maintained insurance against risk of loss or damage to such Airframe or Engine, as the case may be, in an amount at least equal to the Agreed Value thereof during such period that such Airframe or Engine is on the ground and not in operation.
C.    Reports, Etc. The Grantor will furnish, or cause to be furnished, to the Administrative Agent on or before the Applicable Date with respect to each Airframe and Engine and annually on or before the renewal dates of the Grantor’s (or the Permitted Lessee’s) relevant insurance policies, a report, signed by a recognized independent firm of insurance brokers selected by the Grantor, which brokers may be regularly retained by the Grantor or any Permitted Lessee (the “Insurance Broker”), describing in reasonable detail the commercial hull and liability insurance then carried and maintained with respect to the applicable Airframes and Engines and stating the opinion of such firm that, to its knowledge, such commercial insurance complies with the terms of this Annex B; provided, that in respect of insurance maintained by the Grantor (or the Permitted Lessee) in accordance with Section 3.06(c) of the Mortgage, the Grantor (or Permitted Lessee) may in lieu of the Insurance Broker directly furnish such information (which shall include copies of the FAA certificate of coverage), but without any need to express any such opinion. Such information shall remain confidential as provided in Section 10.03 of the Credit Agreement. To the extent such agreement is reasonably obtainable, the Grantor will cause such Insurance Broker to agree to advise the Administrative Agent in writing of any default in the payment of premium and of any other act or omission on the part of the Grantor (or any Permitted Lessee) of which it has actual knowledge and which will invalidate or render unenforceable, in whole or in part, any commercial insurance as required by the terms hereof and to advise Administrative Agent at least thirty (30) days (seven (7) days in the case of war risk and allied perils insurance) prior to the cancellation, lapse or material adverse change of any insurance maintained pursuant to this Annex B, provided that, if the notice period set forth above is not reasonably obtainable, the Insurance Broker shall provide for such shorter or longer period as may be obtainable. In the event that the Grantor shall fail to maintain or cause to be maintained insurance as herein provided, Administrative Agent may, at its sole option, provide

Annex B – 3
Mortgage and Security Agreement
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such insurance and, in such event, the Grantor shall, upon demand, reimburse Administrative Agent for the cost thereof.
D.    Self-Insurance. Grantor may self-insure, by way of deductible, premium adjustment provisions in insurance policies, or otherwise (including, by insurance for a maximum amount that is less than the amounts specified above), under a program applicable to all airframes or engines, as the case may be, in the Grantor’s fleet, the risks required to be insured against pursuant to Sections A and B hereof but in no case shall the self-insurance with respect to all of the airframes or engines, as the case may be, in the Grantor’s fleet exceed the greater of (x) 100% of the largest replacement value of any single airframe or engine, as the case may be, in Grantor’s fleet or (y) 1.5% of the average aggregate insurable value (during the preceding calendar year) of all airframes or engines, as the case may be, on which Grantor carries insurance, unless the Insurance Broker shall certify that the standard among major U.S. airlines is a higher level of self-insurance, in which case Grantor may self-insure the Airframes and Engines to such higher level; provided, however, that nothing contained in this Section D limiting Grantor’s right to self-insure shall be deemed to apply to any mandatory minimum per airframe or engine (or, if applicable, per policy period or per annum), hull or liability insurance deductible imposed by hull or liability insurers that do not exceed industry standards for major U.S. airlines. The Grantor may carry for its own account at its sole cost and expense additional insurance with respect to its interest in any Airframe or Engine, provided that such insurance does not prevent the Grantor from carrying the insurance required or permitted by this Annex B or adversely affect such insurance provided hereunder or the cost thereof.
E.    Terms of Insurance Policies. Any policies carried in accordance with Sections A and B hereof covering the Airframes and Engines, and any policies taken out in substitution or replacement for any such policies, as applicable, (1) in the case of Section A, shall name the Administrative Agent and each other Secured Party (collectively, the “Additional Insureds”) as additional insureds, as their interests may appear, (2) shall name the Administrative Agent as loss payee to the extent provided in Section B.1, (3) may provide for self-insurance to the extent permitted in Section D, (4) shall provide that if the insurers cancel such insurance for any reason whatsoever, or the same is allowed to lapse for nonpayment of premium or if any material change is made in the insurance which adversely affects the interest of any Additional Insured, such cancellation, lapse or change shall not be effective as to the Additional Insureds for thirty (30) days (or ten (10) days in the case of nonpayment of premium) after sending to (but, in the case of war risk and allied perils coverage, seven (7) days after sending to) the Additional Insureds of written notice by such insurers of such cancellation or change (or, in the case of war risk and allied perils insurance underwritten by the FAA, seven days after publication in the Federal Register), provided, however, that if, in respect of the war risk and allied perils coverage, such policies shall provide for as long a period of prior notice as may be available, (5) shall provide that in respect of the Additional Insureds’ respective interests in such policies the insurance shall not be invalidated by any action or inaction of the Grantor (or any Permitted Lessee) and shall insure the respective interests of the Additional Insureds regardless of any breach or violation of any warranty, declaration or condition contained in such policies by the Grantor (or any Permitted Lessee), (6) shall be primary without any right of contribution from any other insurance which is carried by any Additional Insured, (7) shall expressly provide that

Annex B – 4
Mortgage and Security Agreement
1005973744v2

all of the provisions thereof, except the limits of liability, shall operate in the same manner as if a separate policy covered each insured, (8) shall waive any right of subrogation of the insurers against the Additional Insureds and shall waive any right of the insurers to setoff or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of any Additional Insured, but in each case only to the same extent Grantor has agreed in the Loan Documents to indemnify the Additional Insureds (9) shall provide that losses (other than for total loss of an Airframe or Engine) shall be adjusted with the Grantor (or, if an Event of Default shall have occurred which is continuing, with the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed)), (10) shall provide that the Additional Insureds are not liable for any insurance premiums, (11) shall be effective with respect to both domestic and international operations, (12) shall provide that for any loss not constituting an Event of Loss (i) except as specified in clause (ii) below, all proceeds of any loss shall be paid to the Grantor or its order and (ii) notwithstanding anything to the contrary contained in the preceding clause (i), if the Administrative Agent is entitled to notify the insurer that such proceeds of loss are to be paid to the Administrative Agent for prompt deposit into the Collateral Proceeds Account pursuant to Section B.1, and the insurers have been so notified thereof by the Administrative Agent, all proceeds of loss shall be paid to the Administrative Agent for prompt deposit into the Collateral Proceeds Account and (13) if war risk coverage is maintained, shall contain a 50/50 clause in accordance with Provisional Claims Settlement Clause AVS 103 (or its equivalent).
F.    Insurers of Recognized Responsibility. For the purposes of this Annex B, “insurers of recognized responsibility” shall include independent recognized commercial insurance companies and any captive and/or industry-managed insurance company, in each case of recognized responsibility; provided that if the primary insurers are not insurers of recognized responsibility but the relevant insurance policies are reinsured with insurers of recognized responsibility, the obligation of Grantor hereunder to maintain such insurance with insurers of recognized responsibility shall be deemed satisfied if such insurance shall contain a customary “cut-through” endorsement and shall provide that any payment by the reinsurers shall be made notwithstanding any bankruptcy, insolvency or liquidation of the original insurer and/or that the original insurer has made no payment under the original policies.
G.    Salvage Rights; Other. All salvage rights to each Airframe and Engine shall remain with the Grantor’s insurers at all times, and any insurance policies of the Administrative Agent insuring any Airframe or Engine shall provide for a release to the Grantor of any and all salvage rights in and to any Airframe and Engine. Neither the Administrative Agent nor any Secured Party may, directly or indirectly, obtain insurance for its own account with respect to any Airframe or Engine if such insurance would limit or otherwise adversely affect the coverage or amounts payable under, or increase the premiums for, any insurance required to be maintained pursuant to the Mortgage or any other insurance maintained with respect to any Airframe or Engine or any other airframe or engine owned or operated by the Grantor.

Annex B – 5
Mortgage and Security Agreement
1005973744v2

ANNEX C
TO
MORTGAGE AND SECURITY AGREEMENT

ANNEX C
Capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference in Schedule I to the Mortgage or, if not defined in such Schedule I, in the Credit Agreement.
FOREIGN REGISTRATION
The Administrative Agent and the Grantor hereby agree, subject to the provisions of Section 3.02(e) of the Mortgage, that the Grantor shall be entitled to register an Aircraft or cause such Aircraft to be registered in a country other than the United States, subject to compliance with the following:
(a)    Such country is a Permitted Country with which the United States then maintains normal diplomatic relations; and
(b)    The Administrative Agent shall have received an opinion of counsel (subject to customary bankruptcy and equitable remedies exceptions and to other qualifications and exceptions customary in foreign opinions generally) reasonably satisfactory to the Administrative Agent to the effect that:
(A)    the obligations of the Grantor, and the rights and remedies of the Administrative Agent, under the Mortgage shall remain valid, binding and enforceable under the laws of such jurisdiction (or the law of the jurisdiction to which the laws of such jurisdiction would refer as the applicable governing law);
(B)    after giving effect to such change in registration, the Lien of the Mortgage on the Grantor’s right, title and interest in and to such Airframe and Engine shall continue as a valid and duly perfected first priority security interest and all filing, recording or other action necessary to protect the same shall have been accomplished (or, if such opinion cannot be given at the time of such proposed change in registration because such change in registration is not yet effective, (1) the opinion shall detail what filing, recording or other action is necessary and (2) the Administrative Agent shall have received a certificate from the Grantor that all possible preparations to accomplish such filing, recording and other action shall have been done, and such filing, recording and other action shall be accomplished and a supplemental opinion to that effect shall be delivered to the Administrative Agent promptly after the effective date of such change in registration);
(C)    unless the Grantor or the Permitted Air Carrier shall have agreed to provide insurance covering the risk of requisition of title of such Aircraft by the government of such country (so long as such Aircraft are registered under the laws of such country), the laws of such country require fair compensation by the government of such country payable in currency freely convertible into Dollars for the taking or requisition by such government of such title; and

Annex C – 1
Mortgage and Security Agreement
1005973744v2

(D)    other than in the case of a reregistration in Canada, Japan, France, Germany, the Netherlands, the United Kingdom or the United States, regarding such other matters as the Administrative Agent shall reasonably request.
(c)    The Grantor shall have given to the Administrative Agent assurances reasonably satisfactory to the Administrative Agent:
(i)    to the effect that the provisions of Section 3.06 of and Annex B to the Mortgage have been complied with after giving effect to such change of registration;
(ii)    of the payment by the Grantor of all reasonable out-of-pocket expenses of the Administrative Agent in connection with such change of registry, including, without limitation (1) the reasonable fees and disbursements of counsel to the Administrative Agent, (2) any filing or recording fees, Taxes or similar payments incurred in connection with the change of registration of such Aircraft and the creation and perfection of the security interest therein in favor of the Administrative Agent for the benefit of Secured Parties, and (3) all costs and expenses incurred in connection with any filings necessary to continue in the United States the perfection of the security interest in such Aircraft in favor of the Administrative Agent for the benefit of Secured Parties;
(iii)    to the effect that the tax and other indemnities in favor of each person named as an indemnitee under any Loan Document afford each such person substantially the same protection as provided prior to such change of registration (or the Grantor shall have agreed upon additional indemnities that, together with such original indemnities, in the reasonable judgment of the Administrative Agent, afford such protection); and
(iv)    to the effect that such country would provide substantially equivalent protection (both as a matter of law and practice) for the rights and remedies of mortgagees in similar situations in the case of the occurrence and during the continuance of a Event of Default as provided under the laws of the United States.
(d)    Such change in registration is made in connection with a Permitted Lease to a Permitted Lessee.
(e)    No Event of Default shall have occurred and be continuing at the effective date of the change in registration or occurs as a result of such change in registration.
(f)    The Grantor shall have procured necessary import or export permits required to take such Aircraft into or out of such country of registration.

Annex C – 2
Mortgage and Security Agreement
1005973744v2

EXHIBIT A
TO
MORTGAGE AND SECURITY AGREEMENT

MORTGAGE SUPPLEMENT NO. __
THIS MORTGAGE SUPPLEMENT NO. __ dated _________ (this “Mortgage Supplement”) made by JETBLUE AIRWAYS CORPORATION, a Delaware corporation (together with its permitted successors and assigns, the “Grantor”), in favor of MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent (together with its successors and permitted assigns, the “Administrative Agent”).
W I T N E S S E T H:
WHEREAS, the Mortgage and Security Agreement, dated as of [_____] (herein called the “Mortgage”; capitalized terms used herein but not defined shall have the meaning ascribed to them in the Mortgage), between the Grantor and the Administrative Agent, provides for the execution and delivery of supplements thereto substantially in the form hereof, which shall particularly describe certain collateral, and shall specifically mortgage the same to the Administrative Agent;
WHEREAS, the Mortgage was entered into between the Grantor and the Administrative Agent in order to secure the Secured Obligations of the Borrower and each of the Guarantors under that certain Delayed Draw Term Loan Credit Agreement, dated as of March 13, 2020 (as such agreement may be amended, restated, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, herein called the “Credit Agreement”), by and among the Grantor, as borrower, the subsidiaries of the Grantor party thereto, as guarantors, the Lenders party thereto and the Administrative Agent; and
WHEREAS, the Grantor wishes to subject the [Airframes and Engines]1 described in Exhibit 1 hereto to the security interest created by the Mortgage by execution and delivery of this Mortgage Supplement, and a counterpart of the Mortgage [is attached hereto and made a part hereof and this Mortgage Supplement, together with such counterpart of the Mortgage, is being filed for recordation on the date hereof with the FAA, as one document] [has been recorded pursuant to the Act by the FAA at Oklahoma City, Oklahoma, on [__] and assigned Conveyance No. [__]];
NOW, THEREFORE, this Mortgage Supplement Witnesseth, that to secure the payment and performance of the Secured Obligations from time to time outstanding and to secure the performance and observance by the Borrower and each of the Guarantors of all the agreements, covenants and provisions contained in the Loan Documents for the benefit of the Secured Parties, the Grantor has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Administrative Agent, its successors and assigns, for the security and benefit of the Secured Parties, a security interest in all right, title and interest of the Grantor in, to and under the following described property:
1    Revise as appropriate to reflect what is listed on Exhibit 1.

Exhibit A – 1
Mortgage and Security Agreement
1005973744v2

[(1) The Airframes as further described on Exhibit 1 hereto, in each case together with any and all Parts of whatever nature, which are from time to time included within the definitions of “Airframe”, including all substitutions, renewals and replacements of and additions, improvements, accessions and accumulations to each such Airframe (other than additions, improvements, accessions and accumulations which constitute appliances, parts, instruments, appurtenances, accessories, furnishings or other equipment excluded from the definition of Parts) and all Airframe Documents relating to each such Airframe;
(2)    The Engines as further described on Exhibit 1 hereto, in each case together with any and all Parts of whatever nature, which are from time to time included within the definition of “Engines”, including all substitutions, renewals and replacements of and additions, improvements, accessions and accumulations to each such Engine (other than additions, improvements, accessions and accumulations which constitute appliances, parts, instruments, appurtenances, accessories, furnishings or other equipment excluded from the definition of Parts) and all Engine Documents relating to each such Engine.]2
TO HAVE AND TO HOLD all and singular the aforesaid property unto the Administrative Agent, its successors and assigns, for the uses and purposes and subject to the terms and provisions set forth in the Mortgage.
This Mortgage Supplement shall be construed as a supplemental Mortgage and shall form a part thereof, and the Mortgage is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.
[remainder of page intentionally left blank]

2    Revise as appropriate to reflect what is listed on Exhibit 1.

Exhibit A – 2
Mortgage and Security Agreement
1005973744v2

IN WITNESS WHEREOF, the Grantor has caused this Mortgage Supplement to be duly executed by one of its officers, thereunto duly authorized, on the day and year first above written.
JETBLUE AIRWAYS CORPORATION
By:
    Name:
    Title:

Exhibit A – 3
Mortgage and Security Agreement
1005973744v2

EXHIBIT 1
TO
MORTGAGE SUPPLEMENT NO. [ ]
THE AIRFRAMES:1

Manufacturer	Model	FAA Registration Number	Manufacturer’s Serial Number

THE ENGINES:2

Manufacturer	Manufacturer’s Model	Serial Number

1     Eliminate if no Airframes are listed
2    Eliminate if no Engines are listed

Exhibit A – 4
Mortgage and Security Agreement
1005973744v2

EXHIBIT F
to Delayed Draw Term Loan Credit Agreement
[Reserved]

1005968021v14

SCHEDULE 3.06
to Delayed Draw Term Loan Credit Agreement
SUBSIDIARIES
OF
JETBLUE AIRWAYS CORPORATION

	Jurisdiction of Incorporation	Ownership (directly or indirectly)

BlueBermuda Insurance, LTD	Bermuda	100%

JetBlue Technology Ventures, LLC	Delaware	100%

JBTP, LLC	Delaware	100%

1005968021v14